This Prospectus describes a type of annuity (the "Annuity") being offered by American Skandia Life Assurance Corporation ("we", "our" or "us"), One Corporate Drive, Shelton, Connecticut, 06484. This flexible premium Annuity may be offered as individual annuity contracts or as interests in a group annuity. The Table of Contents is on Page 4. Definitions applicable to this Prospectus are on Page 6. The highlights of this offering are described beginning on Page 8. This Prospectus contains a detailed discussion of matters you should consider before purchasing this Annuity. A Statement of Additional Information has been filed with the Securities and Exchange Commission and is available from us without charge upon request. The contents of the Statement of Additional Information are described on Page 47. The Annuity or certain of its investment options may not be available in all jurisdictions. Various rights and benefits may differ between jurisdictions to meet applicable laws and/or regulations.

A Purchase Payment for this Annuity is assessed any applicable tax charge (see "Tax Charges"). It is then allocated to the investment options you select, except in certain jurisdictions, where allocations of Purchase Payments we receive during the "free-look" period that you direct to any Sub-accounts are temporarily allocated to a money-market type Sub-account (see "Allocation of Net Purchase Payments"). You may transfer Account Value between investment options (see "Investment Options" and "Transfers"). Account Value may be distributed as periodic annuity payments in a "payout phase". Such annuity payments can be guaranteed for life (see "Annuity Payments"). During the "accumulation phase" (the period before any payout phase), you may surrender the Annuity for its Surrender Value or make withdrawals (see "Distributions"). Such distributions may be subject to tax, including a tax penalty, and any applicable contingent deferred sales charges (see "Contingent Deferred Sales Charge"). A death benefit may be payable during the accumulation phase (see "Death Benefit").

Account Value in the variable investment options increases or decreases daily to reflect investment performance and the deduction of charges, which may be assessed against your Annuity, the assets or the underlying mutual fund. No minimum amount is guaranteed (see "Account Value in the Sub-accounts"). The variable investment options are Class 3 Sub-accounts of American Skandia Life Assurance Corporation Variable Account B ("Separate Account B") (see "Separate Accounts", "Separate Account B"). Each Sub-account invests exclusively in one portfolio of an underlying mutual fund or in an underlying mutual fund. As of the date of this Prospectus, the underlying mutual funds (and the portfolios of such underlying mutual funds in which Sub-accounts offered pursuant to this Prospectus invest) are: (a) Galaxy VIP Fund (portfolios - Money Market, Equity, High Quality Bond, Asset Allocation); and (b) American Skandia Trust (portfolios
- Founders Capital Appreciation, INVESCO Equity Income, T. Rowe Price International Equity, T. Rowe Price International Bond).

In most jurisdictions, Account Value may be allocated to a fixed investment option during the accumulation phase. Account Value so allocated earns a fixed rate of interest for a specified period of time referred to as a Guarantee Period. Guarantee Periods of different durations may be offered (see "Fixed Investment Options"). Such an allocation and the interest earned is guaranteed by us only if held to its Maturity Date, and, where required by law, the 30 days prior to the Maturity Date. You are cautioned that with respect to the Fixed Investment Options during the accumulation phase, we do not guarantee any minimum amount, because the value may be increased or decreased by a market value adjustment (see "Account Value of the Fixed Allocations"). Assets supporting such allocations in the accumulation phase are held in American Skandia Life Assurance Corporation Separate Account D ("Separate Account D") (see "Separate Accounts" and "Separate Account D").

We guarantee fixed annuity payments. We also guarantee any adjustable annuity payments we may make available (see "Annuity Payments").

                              (continued on Page 2)

================================================================================
Annuities:

Are NOT FDIC  insured,  or insured  by the  Federal  Reserve  Board or any other agency
Are NOT Obligations of Fleet Bank or its Affiliates
Are NOT guaranteed or endorsed by Fleet Bank or its Affiliates
DO involve risks, including possible loss of principal amount invested
================================================================================

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PLEASE READ THIS PROSPECTUS AND KEEP IT FOR FUTURE REFERENCE.
--------------------------------------------------------------------------------
                  FOR FURTHER INFORMATION CALL 1-800-444-3970.
                         Prospectus Dated: May 1, 1997
             Statement of Additional Information Dated: May 1, 1997
GA3-PROS (05/97)

Taxes on gains during the accumulation phase may be deferred until you begin to take distributions from your Annuity. Distributions before age 59 1/2 may be subject to a tax penalty. In the payout phase, a portion of each annuity payment may be treated as a return of your "investment in the contract" until it is completely recovered. Transfers between investment options are not subject to taxation. The Annuity may also qualify for special tax treatment under certain sections of the Code, including, but not limited to, Sections 401, 403 or 408 (see "Certain Tax Considerations").

Broker-dealers or entities which may offer variable annuities without registration as broker-dealers may offer Annuities to persons or entities who have established an account with such broker-dealer or entity. Such eligible persons or eligible entities also will be customers of one or more subsidiaries of Fleet Financial Group, Inc. Fleet Investment Advisors Inc., one of the investment advisers of one of the underlying mutual funds, is a subsidiary of Fleet Financial Group, Inc. In certain cases, the broker-dealer may also be an affiliate of one of the investment advisers of one of the underlying mutual funds.

                 (This page has been intentionally left blank.)

                                                         TABLE OF CONTENTS
DEFINITIONS........................................................................................................................6
HIGHLIGHTS.........................................................................................................................8
AVAILABLE INFORMATION.............................................................................................................10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................................................................................10
CONTRACT EXPENSE SUMMARY..........................................................................................................10
EXPENSE EXAMPLES..................................................................................................................11
CONDENSED FINANCIAL INFORMATION...................................................................................................12
   Unit Prices And Numbers Of Units...............................................................................................12
   Yields On Money Market Sub-account.............................................................................................13
INVESTMENT OPTIONS................................................................................................................13
   Variable Investment Options....................................................................................................13
   Fixed Investment Options.......................................................................................................14
OPERATIONS OF THE SEPARATE ACCOUNTS...............................................................................................15
   Separate Accounts..............................................................................................................16
   Separate Account B.............................................................................................................16
   Separate Account D.............................................................................................................16
INSURANCE ASPECTS OF THE ANNUITY..................................................................................................17
CHARGES ASSESSED OR ASSESSABLE AGAINST THE ANNUITY................................................................................17
   Contingent Deferred Sales Charge...............................................................................................17
   Tax Charges....................................................................................................................18
   Transfer Fee...................................................................................................................18
   Allocation Of Annuity Charges..................................................................................................18
CHARGES ASSESSED AGAINST THE ASSETS...............................................................................................19
   Administration Charge..........................................................................................................19
   Mortality and Expense Risk Charges.............................................................................................19
CHARGES OF THE UNDERLYING MUTUAL FUNDS............................................................................................19
PURCHASING ANNUITIES..............................................................................................................19
   Uses Of The Annuity............................................................................................................19
   Application And Initial Payment................................................................................................20
   Exchange Contracts.............................................................................................................20
   Bank Drafting..................................................................................................................21
   Periodic Purchase Payments.....................................................................................................21
   Right to Return the Annuity....................................................................................................22
   Allocation of Net Purchase Payments............................................................................................22
   Balanced Investment Program....................................................................................................22
   Participant, Annuitant and Beneficiary Designations............................................................................22
ACCOUNT VALUE AND SURRENDER VALUE.................................................................................................23
   Account Value in the Sub-accounts..............................................................................................23
   Account Value of the Fixed Allocations.........................................................................................23
RIGHTS, BENEFITS AND SERVICES.....................................................................................................24
   Additional Purchase Payments...................................................................................................24
   Changing Revocable Designations................................................................................................24
   Allocation Rules...............................................................................................................25
   Transfers......................................................................................................................25
     Renewals.....................................................................................................................26
     Dollar Cost Averaging........................................................................................................26
   Distributions..................................................................................................................27
     Surrender....................................................................................................................27
     Medically-Related Surrender..................................................................................................27
     Free Withdrawals.............................................................................................................27
     Partial Withdrawals..........................................................................................................28
     Systematic Withdrawals.......................................................................................................28
     Minimum Distributions........................................................................................................28
     Death Benefit................................................................................................................29
     Annuity Payments.............................................................................................................30
     Qualified Plan Withdrawal Limitations........................................................................................31
   Pricing of Transfers and Distributions.........................................................................................31
   Voting Rights..................................................................................................................32
   Transfers, Assignments or Pledges..............................................................................................32
   Reports to You.................................................................................................................33
SALE OF THE ANNUITIES.............................................................................................................33
   Distribution...................................................................................................................33
   Advertising....................................................................................................................33
CERTAIN TAX CONSIDERATIONS........................................................................................................34
   Our Tax Considerations.........................................................................................................34
   Tax Considerations Relating to Your Annuity....................................................................................34
     Non-natural Persons..........................................................................................................34
     Natural Persons..............................................................................................................34
     Distributions................................................................................................................34
     Loans, Assignments and Pledges...............................................................................................35
     Gifts........................................................................................................................35
     Penalty on Distributions.....................................................................................................35
     Annuity Payments.............................................................................................................35
     Tax Free Exchanges...........................................................................................................36
     Transfers Between Investment Options.........................................................................................36
     Estate and Gift Tax Considerations...........................................................................................36
     Generation-Skipping Transfers................................................................................................36
     Diversification..............................................................................................................36
     Federal Income Tax Withholding...............................................................................................36
   Tax Considerations When Using Annuities in Conjunction with Qualified Plans....................................................36
     Individual Retirement Programs...............................................................................................37
     Tax Sheltered Annuities......................................................................................................37
     Corporate Pension and Profit-sharing Plans...................................................................................37
     H.R. 10 Plans................................................................................................................37
     Tax Treatment of Distributions from Qualified Annuities......................................................................37
     Section 457 Plans............................................................................................................37
OTHER MATTERS.....................................................................................................................37
   Deferral of Transactions.......................................................................................................37
   Resolving Material Conflicts...................................................................................................38
   Modification...................................................................................................................38
   Misstatement of Age or Sex.....................................................................................................38
   Ending the Offer...............................................................................................................38
   Indemnification................................................................................................................39
   Legal Proceedings..............................................................................................................39
THE COMPANY.......................................................................................................................39
   Lines of Business..............................................................................................................39
   Selected Financial Data........................................................................................................39
   Management's Discussion and Analysis of Financial Condition and Results of Operations..........................................40
   Results of Operation...........................................................................................................40
   Liquidity and Capital Resources................................................................................................42
     Segment Information..........................................................................................................42
   Reinsurance....................................................................................................................42
   Future Fees Payable to Parent..................................................................................................43
   Surplus Notes..................................................................................................................43
   Reserves.......................................................................................................................44
   Competition....................................................................................................................44
   Employees......................................................................................................................44
   Regulation.....................................................................................................................44
   Executive Officers and Directors...............................................................................................44
CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION...............................................................................47
FINANCIAL STATEMENTS..............................................................................................................47
APPENDIX A  FINANCIAL STATEMENTS FOR AMERICAN SKANDIA LIFE ASSURANCE CORPORATION..................................................48
APPENDIX B  SHORT DESCRIPTIONS OF THE UNDERLYING MUTUAL FUNDS' PORTFOLIO INVESTMENT
   OBJECTIVES AND POLICIES........................................................................................................48

DEFINITIONS: The following are key terms used in this Prospectus. Other terms are defined in this Prospectus as they appear.

ACCOUNT VALUE is the value of each allocation to a Sub-account or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges thereon, before assessment of any applicable contingent deferred sales charge and/or any applicable maintenance fee. Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine Account Value for your entire Annuity. Account Value of each Fixed Allocation on other than such Fixed Allocation's Maturity Date may be calculated using a market value adjustment.

ANNUITANT is the person upon whose life your Annuity is written.

ANNUITY is the type of annuity being offered pursuant to this Prospectus. It is also, if issued, your individual Annuity, or with respect to a group Annuity, the certificate evidencing your participation in a group Annuity. It also represents an account we set up and maintain to track our obligations to you.

ANNUITY DATE is the date annuity payments are to commence.

ANNUITY YEARS are continuous 12-month periods commencing on the Issue Date and each anniversary of the Issue Date.

APPLICATION is the enrollment form or application form we may require you to submit for an Annuity.

BENEFICIARY is a person designated as the recipient of the death benefit.

CODE is the Internal Revenue Code of 1986, as amended from time to time.

CONTINGENT ANNUITANT is the person named to become the Annuitant on the Annuitant's death prior to the Annuity Date.

CURRENT RATES are the interest rates we offer to credit to Fixed Allocations for the duration of newly beginning Guarantee Periods under this Annuity. Current Rates are contained in a schedule of rates established by us from time to time for the Guarantee Periods then being offered. We may establish different schedules for different classes and for different annuities.

FIXED ALLOCATION is an allocation of Account Value that is to be credited a fixed rate of interest for a specified Guarantee Period during the accumulation phase and is to be supported by assets in Separate Account D.

GUARANTEE PERIOD is a period of time during the accumulation phase during which we credit a fixed rate of interest on a Fixed Allocation.

IN WRITING is in a written form satisfactory to us and filed at the Office.

INTERIM VALUE is, as of any particular date, the initial value of a Fixed Allocation plus all interest credited thereon, less the sum of all previous transfers and withdrawals of any type from such Fixed Allocation of such Interim Value and interest thereon from the date of each withdrawal or transfer.

ISSUE DATE is the effective date of your Annuity.

MVA is a market value adjustment used in the determination of Account Value of each Fixed Allocation as of a date other than such Fixed Allocation's Maturity Date, and, where required by law, the 30 days prior to the Maturity Date.

MATURITY DATE is the last day in a Guarantee Period.

MINIMUM DISTRIBUTIONS are a specific type of Systematic Withdrawal such that the amounts payable are not less than the minimum amounts that must be distributed each year from an Annuity if used in relation to certain qualified plans under the Code.

NET PURCHASE PAYMENT is a Purchase Payment less any applicable charge for taxes.

OFFICE is our business office, American Skandia Life Assurance Corporation, One Corporate Drive, P.O. Box 883, Shelton, Connecticut 06484.

PARTICIPANT is either an eligible entity or person named as having ownership rights in relation to an Annuity issued as a certificate evidencing interest in a group annuity contract. An Annuity may be issued as an individual contract. If so, the rights, benefits and requirements of and the events relating to a Participant, as described in this Prospectus, will be the rights, benefits and requirements of and events relating to the person or entity designated as the owner in such contract.

PURCHASE PAYMENT is a cash consideration you give to us for certain rights, privileges and benefits provided under an Annuity according to its terms.

SUB-ACCOUNT is a division of Separate Account B. We use Sub-accounts to calculate variable benefits under this Annuity.

SURRENDER VALUE is the value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender less any applicable contingent deferred sales charge and any applicable maintenance fee.

SYSTEMATIC WITHDRAWAL is one of a plan of periodic withdrawals of Surrender Value during the accumulation phase. Such a plan is subject to our rules.

UNIT is a measure used to calculate your Account Value in a Sub-account prior to the Annuity Date.

UNIT PRICE is used for calculating: (a) the number of Units allocated to a Sub-account; and (b) the value of transactions into or out of a Sub-account or benefits based on Account Value in a Sub-account prior to the Annuity Date. Each Sub-account has its own Unit Price which will vary each Valuation Period to reflect the investment experience of that Sub-account.

VALUATION DAY is every day the New York Stock Exchange is open for trading or any other day that the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

VALUATION PERIOD is the period of time between the close of business of the New York Stock Exchange on successive Valuation Days.

"We", "us", "our" or "the Company" means American Skandia Life Assurance Corporation.

"You" or "your" means the Participant.

HIGHLIGHTS:  The following are only the  highlights of the Annuity being offered
pursuant  to  this  Prospectus.   A  more  detailed  description  follows  these
highlights.

         (1) Investment Options: We currently offer multiple variable and, in most jurisdictions, fixed investment options.

During the accumulation phase, we currently offer a number of variable investment options. Each of these investment options is a Class 3 Sub-account of Separate Account B. Each Sub-account invests exclusively in one underlying mutual fund, or a portfolio of an underlying mutual fund. The underlying mutual fund portfolios are managed by various investment advisers, and in certain cases, various sub-advisers. A short description of the investment objectives and policies is found in Appendix B. Certain variable investment options may not be available in all jurisdictions.

As of the date of this Prospectus, the underlying mutual funds (and the portfolios of such underlying mutual funds in which Sub-accounts offered pursuant to this Prospectus invest) are: (a) Galaxy VIP Fund (portfolios - Money Market, Equity, High Quality Bond, Asset Allocation); (b) American Skandia Trust (portfolios - Founders Capital Appreciation, INVESCO Equity Income, T.
Rowe Price International Equity, T. Rowe Price International Bond).

In most jurisdictions, we also offer the option during the accumulation phase of earning one or more fixed rates of interest on all or a portion of your Account Value. As of the date of this Prospectus, we offered the option to make allocations at interest rates that could be guaranteed for 1, 2, 3, 5, 7 and 10 years. Each such Fixed Allocation earns the fixed interest rate applicable as of the date of such allocation. The interest rate credited to a Fixed Allocation does not change during its Guarantee Period. You may maintain multiple Fixed Allocations. From time-to-time we declare Current Rates for Fixed Allocations beginning a new Guarantee Period. The rates we declare are subject to a minimum, but we may declare higher rates. The minimum is determined in relation to an index that we do not control.

The end of a Guarantee Period for a specific Fixed Allocation is called its Maturity Date. At that time, the Guarantee Period normally "renews" and we begin crediting interest for a new Guarantee Period lasting the same amount of time as the one just ended. That Fixed Allocation then earns interest during the new Guarantee Period at a rate that is not less than the one then being earned by Fixed Allocations for that Guarantee Period by new Annuity purchasers in the same class. You may choose a Guarantee Period from among those we are currently making available or you may transfer that Account Value to a variable Sub-account.

In the payout phase, you may elect fixed annuity payments based on our then current annuity rates. We also may make available adjustable annuity rates.

For more information, see the section entitled Investment Options, including the following subsections: (a) Variable Investment Options; and (b) Fixed Investment Options.

         (2) Operations of the Separate Accounts: In the accumulation phase, the assets supporting guarantees we make in relation to Fixed Allocations are held in our Separate Account D. This is a "non-unitized" separate account. However, values and benefits calculated on the basis of Fixed Allocations are guaranteed by our general account. In the payout phase, fixed annuity payments and any adjustable annuity payments we may make available are also guaranteed by our general account, but the assets supporting such payments are not held in Separate Account D.

In the accumulation phase, the assets supporting the Account Values maintained in the Sub-accounts are held in our Separate Account B. These are Class 3 Sub-accounts of Separate Account B. Values and benefits based on these Sub-accounts are not guaranteed and will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable.

For more information, see the section entitled Operations of the Separate Accounts, including the following subsections: (a) Separate Accounts; (b) Separate Account B and (c) Separate Account D.

         (3) Insurance Aspects of the Annuity: There are insurance risks which we bear in relation to the Annuity. For more information, see the section entitled Insurance Aspects of the Annuity.

         (4) Charges Assessed or Assessable Against the Annuity: The Annuity charges which are assessed or may be assessable under certain circumstances are the contingent deferred sales charge, the maintenance fee, a charge for taxes and a transfer fee. These charges are allocated according to our rules. We may also charge for certain special services. For more information, see the section entitled Charges Assessed or Assessable Against the Annuity, including the following subsections: (a) Contingent Deferred Sales Charge; (b) Maintenance Fee; (c) Tax Charges; (d) Transfer Fee; and (e) Allocation of Annuity Charges.

         (5) Charges Assessed Against the Assets: The charges assessed against assets in the Sub-accounts are the administration charge and the mortality and expense risk charges. Such charges are not deducted from the assets supporting Fixed Allocations. For more information, see the section entitled Charges Assessed Against the Assets, including the following subsections: (a) Administration Charge; and (b) Mortality and Expense Risk Charges.

         (6) Charges Of The Underlying Mutual Funds: Each underlying mutual fund assesses various charges, including charges for investment management and investment advisory fees. These charges generally differ between portfolios within the same underlying mutual fund. You will find additional details in each fund prospectus and its statement of additional information.

         (7) Purchasing Annuities: Annuities are available for multiple uses, including as a funding vehicle for various retirement programs which qualify for special treatment under the Code. We may require a properly completed Application, an acceptable Purchase Payment, and any other materials under our underwriting rules before we agree to issue an Annuity. We may offer special programs in relation to Annuities obtained as an exchange of a contract issued by an insurer not affiliated with us. You have the right to return an Annuity within a "free-look" period if you are not satisfied with it. In most jurisdictions, the initial Purchase Payment and any Purchase Payments received during the "free-look" period are allocated according to your instructions. In jurisdictions that require a "free-look" provision such that, if the Annuity is returned under that provision, we must return at least your Purchase Payments less any withdrawals, we temporarily allocate such Purchase Payments to the GAL Money Market 3 Sub-account. Where permitted by law in such jurisdictions, we will allocate such Purchase Payments according to your instructions, without any temporary allocation to the GAL Money Market 3 Sub-account, if you execute a return waiver. We offer a balanced investment program in relation to your initial Purchase Payment. Certain designations must be made, including a Participant and an Annuitant. You may also make certain other designations that apply to the Annuity if issued. These designations include, a contingent Participant, a Contingent Annuitant (Contingents Annuitants may be required in conjunction with certain uses of the Annuity), a Beneficiary, and a contingent Beneficiary. See the section entitled Purchasing Annuities, including the following subsections: (a) Uses of the Annuity; (b) Application and Initial Payment; (c) Exchange Contracts; (d) Bank Drafting; (e) Periodic Purchase Payments; (f) Right to Return the Annuity; (g) Allocation of Net Purchase Payments; (h) Balanced Investment Program; and (i) Participant, Annuitant and Beneficiary Designations.

         (8) Account Value and Surrender Value: In the accumulation phase your Annuity has an Account Value. Your total Account Value as of a particular date is the sum of your Account Value in each Sub-account and in each Fixed Allocation. Surrender Value is the Account Value less any applicable contingent deferred sales charge and any applicable maintenance fee. To determine your Account Value in each Sub-account we multiply the Unit Price as of the Valuation Period for which the calculation is being made times the number of Units attributable to you in that Sub-account as of that Valuation Period. We also determine your Account Value separately for each Fixed Allocation. A Fixed Allocation's Account Value as of a particular date is determined by multiplying its then current Interim Value times the MVA. No MVA applies to a Fixed Allocation as of its Maturity Date and, where required by law, the 30 days prior to the Maturity Date. For more information, see the section entitled Account Value and Surrender Value, including the following subsections: (a) Account Value in the Sub-accounts; and (b) Account Value of Fixed Allocations.

         (9) Rights, Benefits and Services: You have a number of rights and benefits under an Annuity once issued. We also currently provide a number of services to Participants. These rights, benefits and services are subject to a number of rules and conditions. These rights, benefits and services include, but are not limited to, those described in this Prospectus. We accept additional Purchase Payments during the accumulation phase. You may use bank drafting to make Purchase Payments. We support certain Periodic Purchase Payment programs subject to our rules. You may change revocable designations. You may transfer Account Values between investment options. Transfers in excess of 12 per Annuity Year are subject to a fee. We offer dollar cost averaging during the accumulation phase. During the accumulation phase, surrender, free withdrawals and partial withdrawals are available, as are medically-related surrenders under which the contingent deferred sales charge is waived under specified circumstances. In the accumulation phase we offer Systematic Withdrawals and, for Annuities used in qualified plans, Minimum Distributions. We offer fixed annuity options, and may offer adjustable annuity options, that can guarantee payments for life. In the accumulation phase, a death benefit may be payable. You may transfer or assign your Annuity unless such rights are limited in conjunction with certain uses of the Annuity. You may exercise certain voting rights in relation to the underlying mutual fund portfolios in which the Sub-accounts invest. You have the right to receive certain reports periodically.

For additional information, see the section entitled Rights, Benefits and Services including the following subsections: (a) Additional Purchase Payments;
(b) Changing Revocable  Designations;  (c) Allocation Rules; (d) Transfers;  (e)
Renewals; (f) Dollar Cost Averaging; (g) Distributions (including: (i) Surrender; (ii) Medically-Related Surrender; (iii) Free Withdrawals; (iv) Partial Withdrawals; (v) Systematic Withdrawals; (vi) Minimum Distributions;
(vii) Death Benefit; (viii) Annuity Payments; and (ix) Qualified Plan Withdrawal Limitations); (h) Pricing of Transfers and Distributions (i) Voting Rights; (j) Transfers, Assignments and Pledges; and (k) Reports to You.

         (10) The Company: American Skandia Life Assurance Corporation is a wholly owned subsidiary of American Skandia Investment Holding Corporation, whose indirect parent is Skandia Insurance Company Ltd. Skandia Insurance Company Ltd. is a Swedish company that holds a number of insurance companies in many countries. The predecessor to Skandia Insurance Company Ltd. commenced operations in 1855. For more information, see the section entitled The Company and the following subsections: (a) Lines of Business; (b) Selected Financial Data; (c) Management's Discussion and Analysis of Financial Condition and Results of Operations (including: (i) Results of Operations; (ii) Liquidity and Capital Resources; and (iii) Segment Information); (d) Reinsurance; (e) Reserves; (f) Competition; (g) Employees; (h) Regulation; and (i) Executive Officers and Directors.

AVAILABLE INFORMATION: A Statement of Additional Information is available from us without charge upon request by filling in the coupon at the end of this Prospectus and sending it (or a written request) to American Skandia Life Assurance Corporation, Galaxy Annuity Customer Service, P.O. Box 883, Shelton, CT 06484. You also may forward such a request electronically to our Customer Service Department or call us at 1-(800)-752-6342. Our electronic mail address is customerservice@Skandia.com. It includes further information, as described in the section of this Prospectus entitled "Contents of the Statement of Additional Information". This Prospectus is part of the registration statements we filed with the Securities and Exchange Commission ("SEC") regarding this offering.
Additional information on us and this offering is available in those registration statements and the exhibits thereto. You may obtain copies of these materials at the prescribed rates from the SEC's Public Reference Section, 450 Fifth Street N.W., Washington, D.C., 20549. You may inspect and copy those registration statements and the exhibits thereto at the SEC's public reference facilities at the above address, Rm. 1024, and at the SEC's Regional Offices, 7 World Trade Center, New York, NY, and the Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, IL. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE: The Annual Report on Form 10-K for the year ended December 31, 1996 previously filed by the Company with the SEC under the Securities Exchange Act of 1934 is incorporated by reference in this Prospectus.

To the extent and only to the extent that any statement in a document incorporated by reference into this Prospectus is modified or superseded by a statement in this Prospectus or in a later-filed document, such statement is hereby deemed so modified or superseded and not part of this Prospectus.

We furnish you without charge a copy of any or all of the documents incorporated by reference in this Prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We do so upon receipt of your written or oral request. Please address your request to American Skandia Life Assurance Corporation, Attention: Galaxy Annuity Customer Service, P.O. Box 883, Shelton, Connecticut, 06484. Our phone number is 1-(800) 444-3970. Our electronic mail address is customerservice@Skandia.com.

CONTRACT EXPENSE SUMMARY: The summary provided below includes information regarding the expenses for your Annuity, for the Sub-accounts and for the underlying mutual fund portfolios. The only expense applicable if you allocate all your Account Value to Fixed Allocations would be the contingent deferred sales charge. More detail regarding the expenses of the underlying mutual fund and their portfolios may be found either in the prospectuses for such mutual funds or in the annual reports of such mutual funds. The expenses of our Sub-accounts (not those of the underlying mutual fund portfolios in which our Sub-accounts invest) are the same no matter which Sub-account you choose. Therefore, these expenses are only shown once below. In certain states, premium taxes may be applicable.

                            Your Transaction Expenses

Contingent Deferred Sales Charge, as a                                      Year 1 - 4.0%; year 2 -3.0%; year 3- 2.0%; year 4 - 1.0%
percentage of Purchase Payments liquidated                                           and year 5 and thereafter - 0% of each Purchase
                                                                                                Payment as measured from the date it
                                                                                                      was allocated to Account Value

Annual Maintenance Fee                                                            Smaller of $35 or 2% of Account Value,  applicable
                                                                                only if at the Valuation Period such fee is payable,
                                                                               the Account Value of the Annuity is less then $50,000

Tax Charges                                                            Dependent on the requirements of the applicable jurisdiction.

Transfer Fee                                                             $10 for each transfer after the twelfth in any Annuity Year

                              Annual Expenses of the Sub-accounts (as a percentage of average daily net assets)

Mortality and Expense Risk Charges                                                                                             0.85%
Administration Charge                                                                                                          0.15%
                                                                                                                               -----
Total Annual Expenses of the Sub-accounts                                                                                      1.00%

Underlying Mutual Fund Portfolio Annual Expenses (as a percentage of average net assets)

Unless otherwise indicated, the expenses shown below are for the year ending December 31, 1996. "N/A" indicates that no entity has agreed to reimburse the particular expense indicated. The expenses of the portfolios either are currently being partially reimbursed or may be partially reimbursed in the future. Management Fees, Other Expenses and Total Annual Expenses are provided on both a reimbursed and not reimbursed basis, if applicable. See the prospectuses or statements of additional information of the underlying mutual funds for details.

                                                                                                 Total          Total
                                                                                                Annual         Annual
                                  Management    Management          Other         Other        Expenses       Expenses
                                      Fee           Fee           Expenses      Expenses       after any     without any
                                   after any    without any       after any    without any    applicable     applicable
Portfolio:                         voluntary     voluntary     any applicable  applicable      waiver or      waiver or
                                    waiver        waiver        reimbursement reimbursement  reimbursement  reimbursement
------------------------------------------------------------------------------------------------------------------------------------
The Galaxy VIP Fund
  Money Market                      0.15%         0.40%            0.45%          0.68%           0.60%        1.08%
  Equity                            0.75%         0.75%            0.35%          0.35%           1.10%        1.10%
  High Quality Bond                 0.15%         0.55%            0.57%          0.83%           0.72%        1.38%
  Asset Allocation                  0.75%         0.75%            0.58%          0.58%           1.33%        1.33%

American Skandia Trust
  T. Rowe Price Int'l Equity          N/A         1.00%              N/A          0.30%             N/A        1.30%
  T. Rowe Price Int'l Bond(1)         N/A         0.80%              N/A          0.36%             N/A        1.16%
  Founders Capital Appreciation       N/A         0.90%              N/A          0.26%             N/A        1.16%
  INVESCO Equity Income               N/A         0.75%              N/A          0.23%             N/A        0.98%

(1) Prior to May 1, 1996, the Investment Manager had engaged Scudder, Stevens & Clark, Inc. as Sub-advisor for the Portfolio, for a total Investment Management fee payable at the annual rate of 1.00% of the average daily net assets of the Portfolio. As of May 1, 1996, the Investment Manager engaged Rowe Price-Fleming International, Inc. as Sub-advisor for the Portfolio, for a total Investment Management fee payable at the annual rate of .80% of the average daily net assets of the Portfolio. The Management Fee in the above chart reflects the current Investment Management fee payable to the Investment Manager.

The underlying mutual fund portfolio information was provided by the underlying mutual funds. The Company has not independently verified such information.

The purpose of the above table is to assist you in understanding the various costs and expenses that you would bear directly or indirectly as an investor in the Portfolio(s).

EXPENSE EXAMPLES: The examples which follow are designed to assist you in understanding the various costs and expenses you will bear directly or indirectly if you maintain Account Value in the Sub-accounts. The examples reflect expenses of our Sub-accounts, as well as those of the underlying mutual fund portfolios.

The examples shown assume that: (a) all your Account Value is maintained only in Sub-accounts; (b) fees and expenses remain constant; (c) there are no withdrawals of Account Value during the period shown; (d) there are no transfers subject to a fee during the period shown; (e) no tax charge applies; and (f) the expenses throughout the period for the underlying mutual fund portfolios will be the lower of the expenses without any applicable reimbursement or expenses after any applicable reimbursement, as shown above in the section entitled Contract Expense Summary.

THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUND PORTFOLIOS - ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The Sub-accounts are referred to below by their specific names.

           Examples (amounts shown are rounded to the nearest dollar)



         If you surrender your Annuity at the end of the applicable time period, and your Account Value is $50,000 or higher, so that the maintenance fee does not apply, you would pay the following expenses on a $1,000 investment, assuming 5% annual return on assets:

                                                                                If you do not surrender your Annuity at the end of
                                                                                the applicable  time period or begin taking annuity
                                                                                payments at such time, and your Account Value is
                                                                                $50,000 or higher, so that the maintenance fee does
                                                                                not apply, you would pay the following expenses on
                                                                                a $1,000  investment,  assuming 5% annual return on
                                                                                assets:


Sub-accounts                                           After:                                                After:
                                        1 yr.    3 yrs.   5 yrs.  10 yrs.                 1 yr.    3 yrs.   5 yrs.   10 yrs.

GAL Money Market 3                      56       70       87       190                    16       50       87       190
GAL Equity 3                            62       87      114       245                    22       67      114       245
GAL High Quality Bond 3                 58       75       94       204                    18       55       94       204
GAL Asset Allocation 3                  64       93      125       268                    24       73      125       268
Founders Capital Appreciation 3         62       88      117       250                    22       68      117       250
INVESCO Equity Income 3                 60       82      107       231                    20       62      107       231
T. Rowe Price International Equity 3    64       93      124       265                    24       73      124       265
T. Rowe Price International Bond 3      62       88      117       250                    22       68      117       250

         If you surrender your Annuity at the end of the applicable time period, and your Account Value is lower than $50,000,  so that the  maintenance fee  applies,  you  would  pay  the  following  expenses  on  a  $1,000 investment, assuming 5% annual return on assets:

                                                                                If you do not surrender your Annuity at the end of
                                                                                the applicable  time period or begin taking annuity
                                                                                payments at such time, and your Account Value is
                                                                                lower than  $50,000,  so that the  maintenance  fee
                                                                                applies,  you would pay the following expenses on a
                                                                                $1,000 investment, assuming 5% annual return on
                                                                                assets:

Sub-accounts                                            After:                                              After:
                                          1 yr.      3 yrs.     5 yrs.     10 yrs.          1 yr.     3 yrs.     5 yrs.    10 yrs.

GAL Money Market 3                         58          76        97          209              18        56         97         209
GAL Equity 3                               64          93        124         262              24        73         124        262
GAL High Quality Bond 3                    60          81        104         222              20        61         104        222
GAL Asset Allocation 3                     66          99        135         285              26        79         135        285
Founders Capital Appreciation 3            64          94        126         268              24        74         126        268
INVESCO Equity Income 3                    62          88        117         250              22        68         117        250
T. Rowe Price International Equity 3       66          99        134         283              26        79         134        283
T. Rowe Price International Bond 3         64          94        126         268              24        74         126        268

CONDENSED FINANCIAL INFORMATION: The Unit Prices and number of Units in the Sub-accounts that commenced operations prior to January 1, 1997 are shown below, as is yield information on the GAL Money Market Sub-account. Some of these Sub-accounts were available during the periods shown as investment options for other variable annuities we offer pursuant to different prospectuses. The charges assessed against the Sub-accounts under the terms of those other variable annuities are the same as the charges assessed against such Sub-accounts under the Annuity offered pursuant to this Prospectus.

         Unit Prices And Numbers Of Units: The following table shows: (a) the Unit Price as of the dates shown for Units in each of the Class 3 Sub-accounts of Separate Account B that commenced operations prior to January 1, 1997 and are being offered pursuant to this Prospectus or which we offer pursuant to certain other prospectuses; and (b) the number of Units outstanding in each such Sub-account as of the dates shown. The year in which operations commenced in each such Sub-account is noted in parentheses. The portfolios in which a particular Sub-account invests may or may not have commenced operations prior to the date such Sub-account commenced operations. The initial offering price for each Sub-account was $10.00.

            Sub-account and the Year Sub-account Operations Commenced


                                              GAL                                    GAL                 GAL
                                             Money               GAL            High Quality            Asset
                                           Market 3           Equity 3             Bond 3           Allocation 3
                                            (1995)             (1995)              (1995)              (1995)
                                            ------             ------              ------              ------

No. of Units
  as of 12/31/96                          438,416             844,454            241,376              595,541
  as of 12/31/95                          290,495             205,306             94,895              199,741


Unit Price
  as of 12/31/96                           $10.68              $13.69             $11.43               $13.22
  as of 12/31/95                            10.29               11.38              11.32                11.62


            Sub-account and the Year Sub-account Operations Commenced

                                            T. Rowe            T. Rowe
                                             Price              Price             Founders             INVESCO
                                         International      International          Capital             Equity
                                            Bond 3            Equity 3         Appreciation 3         Income 3
                                            (1995)             (1995)              (1995)              (1995)
                                            ------             ------              ------              ------

No. of Units
  as of 12/31/96                           56,657             783,865            861,999              645,296
  as of 12/31/95                           24,422             265,448            203,315              155,507


Unit Price
  as of 12/31/96                           $11.18              $12.08             $14.48               $13.58
  as of 12/31/95                            10.66               10.69              12.18                11.71

The financial statements of the Sub-accounts being offered to you are found in the Statement of Additional Information.

         Yields On Money Market Sub-account: Shown below are the current and effective yields for a hypothetical contract. The yield is calculated based on the performance of the GAL Money Market 3 Sub-account during the last seven days of the calendar year ending prior to the date of this Prospectus. At the beginning of the seven day period, the hypothetical contract had a balance of one Unit. The current and effective yields reflect the recurring charges against the Sub-account. Please note that current and effective yield information will fluctuate. This information may not provide a basis for comparisons with deposits in banks or other institutions which pay a fixed yield over a stated period of time, or with investment companies which do not serve as underlying funds for variable annuities.

   Sub-account                Current Yield                     Effective Yield
   GAL Money Market                3.74%                              3.81%

INVESTMENT OPTIONS: We offer a range of variable and fixed options as ways to invest your Account Value.

         Variable Investment Options: During the accumulation phase, we offer a number of Sub-accounts as variable investment options. These are all Class 3 Sub-accounts of Separate Account B. Each of these Sub-accounts invests exclusively in one underlying mutual fund, or a portfolio of an underlying mutual fund. As of the date of this Prospectus, our Sub-accounts and the underlying mutual funds or portfolios in which they invest are as follows:


                  Underlying Mutual Fund:                                       The Galaxy VIP Fund

                  Sub-account                                                   Underlying Mutual Fund Portfolio

                  GAL Money Market 3                                            Money Market Portfolio
                  GAL Equity 3                                                  Equity Portfolio
                  GAL High Quality Bond 3                                       High Quality Bond Portfolio
                  GAL Asset Allocation 3                                        Asset Allocation Portfolio


                  Underlying Mutual Fund:                                           American Skandia Trust

                  Sub-account                                                   Underlying Mutual Fund Portfolio

                  Founders Capital Appreciation 3                               Founders Capital Appreciation
                  INVESCO Equity Income 3                                       INVESCO Equity Income
                  T. Rowe Price International Equity 3                          T. Rowe Price International Equity
                  T. Rowe Price International Bond 3                            T. Rowe Price International Bond

Certain Sub-accounts may not be available in all jurisdictions. If and when we obtain approval of the applicable authorities to make such variable investment options available, we will notify Participants of the availability of such Sub-accounts.

We may make other underlying mutual funds available by creating new Sub-accounts. Additionally, new portfolios may be made available by the creation of new Sub-accounts from time to time. Such a new portfolio of an underlying mutual fund may be disclosed in its prospectus. However, addition of a portfolio does not require us to create a new Sub-account to invest in that portfolio. We may take other actions in relation to the Sub-accounts and/or Separate Account B (see "Modifications").

Each underlying mutual fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company. Each underlying mutual fund or portfolio thereof may or may not be diversified as defined in the 1940 Act. As of the date of this Prospectus, the portfolios in which Sub-accounts offered pursuant to this Prospectus invest are those shown above. A summary of the investment objectives and policies of such underlying mutual fund portfolios is set out in Appendix B. The trustees or directors, as applicable, of an underlying mutual fund may add, eliminate or substitute portfolios from time to time. Generally, each portfolio issues a separate class of shares. Shares of the underlying mutual fund portfolios are available to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be made available, subject to obtaining all required regulatory approvals, for direct purchase by various pension and retirement savings plans that qualify for preferential tax treatment under the Code.

The investment objectives, policies, charges, operations, the attendant risks and other details pertaining to each underlying mutual fund portfolio are described in the prospectus of each underlying mutual fund and the statements of additional information for such underlying mutual fund. Also included in such information is the investment policy of each mutual fund or portfolio regarding the acceptable ratings by recognized rating services for bonds and other debt obligations. There can be no guarantee that any underlying mutual fund or portfolio will meet its investment goals.

Shares of the underlying mutual funds may be available to variable life insurance and variable annuity separate accounts of other insurance companies. Possible consequences of this multiple availability are discussed in the subsection entitled "Resolving Material Conflicts".

The prospectus for any underlying mutual fund or funds being considered by you should be read in conjunction herewith. A copy of each prospectus may be obtained without charge from us by calling Galaxy Annuity Customer Service, 1-800-444-3970 or writing to us at either P.O. Box 883, Attention: Galaxy Annuity Customer Service, Shelton, Connecticut, 06484-0883, or to our electronic mail address which is customerservice@Skandia.com.

         Fixed Investment Options: For the payout phase you may elect fixed annuity payments based on our then current annuity rates. The discussion below describes the fixed investment options in the accumulation phase.

As of the date of this Prospectus we offer in most jurisdictions in which the Annuity is available Fixed Allocations with Guarantee Periods of 1, 2, 3, 5, 7 and 10 years. Each such Fixed Allocation is accounted for separately. Each Fixed Allocation earns a fixed rate of interest throughout a set period of time called a Guarantee Period. Multiple Fixed Allocations are permitted, subject to our allocation rules. The duration of a Guarantee Period may be the same or different from the duration of the Guarantee Periods of any of your prior Fixed Allocations.

We may or may not be able to obtain approval in the future in certain jurisdictions of endorsements to individual or group Annuities that include the type of Fixed Allocations offered pursuant to this Prospectus. If such approval is obtained, we may take those steps needed to make such Fixed Allocations available to purchasers to whom Annuities were issued prior to the date of such approval.

To the extent permitted by law, we reserve the right at any time to offer Guarantee Periods with durations that differ from those which were available when your Annuity was issued. We also reserve the right at any time to stop accepting new allocations, transfers or renewals for a particular Guarantee Period. Such an action may have an impact on the MVA (see "Account Value of the Fixed Allocations").

A Guarantee Period for a Fixed Allocation begins: (a) when all or part of a Net Purchase Payment is allocated for that particular Guarantee Period; (b) upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or (c) when a Guarantee Period attributable to a Fixed Allocation "renews" after its Maturity Date.

We declare the rates of interest applicable during the various Guarantee Periods offered. Declared rates are effective annual rates of interest. The rate of interest applicable to a Fixed Allocation is the one in effect when its Guarantee Period begins. The rate is guaranteed throughout the Guarantee Period. We inform you of the interest rate applicable to a Fixed Allocation, as well as its Maturity Date, when we confirm the allocation. We declare interest rates applicable to new Fixed Allocations from time-to-time. Any new Fixed Allocation in an existing Annuity is credited interest at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class.

The interest rates we credit are subject to a minimum. We may declare a higher rate. The minimum is based on both an index and a reduction to the interest rate determined according to the index.

The index is based on the published rate for certificates of indebtedness (bills, notes or bonds, depending on the term of indebtedness) of the United States Treasury at the most recent Treasury auction held at least 30 days prior to the beginning of the applicable Fixed Allocation's Guarantee Period. The term (length of time from issuance to maturity) of the certificates of indebtedness upon which the index is based is the same as the duration of the Guarantee Period. If no certificates of indebtedness are available for such term, the next shortest term is used. If the United States Treasury's auction program is discontinued, we will substitute indexes which in our opinion are comparable. If required, implementation of such substitute indexes will be subject to approval by the Securities and Exchange Commission and the Insurance Department of the jurisdiction in which your Annuity was delivered. (For Annuities issued as certificates of participation in a group contract, it is our expectation that approval of only the jurisdiction in which such group contract was delivered applies.)

The reduction used in determining the minimum interest rate is one and nine-tenths percent of interest (1.90%).

Where required by the laws of a particular jurisdiction, a specific minimum interest rate, compounded yearly, will apply should the index less the reduction be less than the specific minimum interest rate applicable to that jurisdiction.

WE MAY CHANGE THE INTEREST RATES WE CREDIT NEW FIXED ALLOCATIONS AT ANY TIME. Any such change does not have an impact on the rates applicable to Fixed Allocations with Guarantee Periods that began prior to such change. However, such a change will affect the MVA (see "Account Value of the Fixed Allocations").

We have no specific formula for determining the interest rates we declare. Rates may differ between classes and between types of annuities we offer, even for guarantees of the same duration starting at the same time. We expect our interest rate declarations for Fixed Allocations to reflect the returns available on the type of investments we make to support the various classes of annuities supported by the assets in Separate Account D. However, we may also take into consideration in determining rates such factors including, but not limited to, the durations offered by the annuities supported by the assets in Separate Account D, regulatory and tax requirements, the liquidity of the secondary markets for the type of investments we make, commissions, administrative expenses, investment expenses, our mortality and expense risks in relation to Fixed Allocations, general economic trends and competition. OUR MANAGEMENT MAKES THE FINAL DETERMINATION AS TO INTEREST RATES TO BE CREDITED. WE CANNOT PREDICT THE RATES WE WILL DECLARE IN THE FUTURE.

OPERATIONS OF THE SEPARATE ACCOUNTS: The assets supporting our obligations under the Annuities may be held in various accounts, depending on the obligation being supported. In the accumulation phase, assets supporting Account Values are held in separate accounts established under the laws of the State of Connecticut. In the payout phase, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account.

         Separate Accounts: We are the legal owner of assets in the separate accounts. Income, gains and losses, whether or not realized, from assets allocated to these separate accounts, are credited to or charged against each such separate account in accordance with the terms of the annuities supported by such assets without regard to our other income, gains or losses or to the income, gain or losses in any other of our separate accounts. We will maintain assets in each separate account with a total market value at least equal to the reserve and other liabilities we must maintain in relation to the annuity obligations supported by such assets. These assets may only be charged with liabilities which arise from such annuities. This may include Annuities offered pursuant to this Prospectus or certain other annuities we may offer. The investments made by separate accounts are subject to the requirements of applicable state laws. These investment requirements may differ between those for separate accounts supporting variable obligations and those for separate accounts supporting fixed obligations.

         Separate Account B: In the accumulation phase, the assets supporting obligations based on allocations to the variable investment options are held in our Separate Account B. Separate Account B consists of multiple Sub-accounts. Separate Account B was established by us pursuant to Connecticut law. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

The Sub-accounts offered pursuant to this Prospectus are all Class 3 Sub-accounts of Separate Account B. Each class of Sub-accounts in Separate
Account B have a different level of asset based charges assessed against such Sub-accounts.

The amount of our obligations in relation to allocations to the  Sub-accounts is
based  on  the  investment  performance  of  such  Sub-accounts.   However,  the
obligations themselves are our general corporate obligations.

Separate Account B is registered with the SEC under the 1940 Act as a unit investment trust, which is a type of investment company. This does not involve any supervision by the SEC of the investment policies, management or practices of Separate Account B. Each Sub-account invests only in a single mutual fund or mutual fund portfolio.

The only Sub-accounts available for allocation of your Account Value are those offered pursuant to this Prospectus. Persons interested in our other annuities may be offered the same or different Sub-accounts of Separate Account B or any of our other separate accounts. Such sub-accounts may invest in some or all of the same underlying mutual fund portfolios as the Sub-accounts offered pursuant to this Prospectus. We may offer additional annuities that maintain assets in Class 3 Sub-accounts. In addition, some of the Class 3 Sub-accounts may invest in underlying mutual funds or underlying mutual fund portfolios in which Sub-accounts in other classes of Separate Account B invest.

You will find additional information about these underlying mutual funds and portfolios in the prospectuses for such funds. Portfolios added to the underlying mutual fund may or may not be offered through added Sub-accounts.

Sub-accounts are permitted to invest in underlying mutual funds or portfolios that we consider suitable. We also reserve the right to add Sub-accounts, eliminate Sub-accounts, to combine Sub-accounts, or to substitute underlying mutual funds or portfolios of underlying mutual funds.

Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account, nor is there any assurance that the Account Value allocated to the Sub-accounts will equal the amounts allocated to the Sub-accounts as of any time other than the Valuation Period of such allocation. You bear the entire investment risk.

         Separate Account D: In the accumulation phase, assets supporting our obligations based on Fixed Allocations are held in Separate Account D, which is a "non-unitized" separate account. Such obligations are based on the interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

There are no discrete units in Separate Account D. No party with rights under any annuity nor any group contract owner participates in the investment gain or loss from assets belonging to Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

If you surrender, withdraw or transfer Account Value from a Fixed Allocation before the end of its Guarantee Period, you bear the risk inherent in the MVA (see "Account Value of the Fixed Allocations"). The Account Value of a Fixed Allocation is on its Maturity Date, and, where required by law, the 30 days prior to the Maturity Date, guaranteed to be its then current Interim Value.

We operate Separate Account D in a fashion designed to meet the obligations created by Fixed Allocations. Factors affecting these operations include the following:

         (1) The State of New York, which is one of the jurisdictions in which we are licensed to do business, requires that we meet certain "matching" requirements. These requirements address the matching of the durations of the assets with the durations of obligations supported by such assets. We believe these matching requirements are designed to control an insurer's ability to risk investing in long-term assets to support short term interest rate guarantees. We also believe this limitation controls an insurer's ability to offer unrealistic rate guarantees.

         (2) We employ an investment strategy designed to limit the risk of default. Some of the guidelines of our current investment strategy for Separate Account D include, but are not limited to, the following:

                  (a) Investments may include cash; debt securities issued by the United States Government or its agencies and instrumentalities; money market instruments; short, intermediate and long-term corporate obligations; private placements; asset-backed obligations; and municipal bonds.

                  (b) At the time of purchase, fixed income securities will be in one of the top four generic lettered rating classifications as established by a nationally recognized statistical rating organization ("NRSRO") such as Standard & Poor's or Moody's Investor Services, Inc.

We are not obligated to invest according to the aforementioned guidelines or any other strategy except as may be required by Connecticut and other state insurance laws.

         (3) We have the sole discretion to employ investment managers that we believe are qualified, experienced and reputable to manage Separate Account D. We currently employ investment managers for Separate Account D including, but not limited to, Fleet Investment Advisors, Inc. Each manager is responsible for investment management of different portions of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s).

         (4) The assets in Separate Account D are accounted for at their market value, rather than at book value.

         (5) We are obligated by law to maintain our capital and surplus, as well as our reserves, at the levels required by applicable state insurance law and regulation.

INSURANCE ASPECTS OF THE ANNUITY: As an insurance company we bear the insurance risk inherent in the Annuity. This includes the risks that mortality and expenses exceed our expectations, and the investment and re-investment risks in relation to the assets supporting obligations not based on the investment performance of a separate account. We are subject to regulation that requires reserving and other practices in a manner that minimizes the insurance risk (see "Regulation").

CHARGES ASSESSED OR ASSESSABLE AGAINST THE ANNUITY: The Annuity charges which are assessed or may be assessable under certain circumstances are the contingent deferred sales charge, the maintenance fee, a charge for taxes and a transfer fee. These charges are allocated according to our rules. The maintenance fee and transfer charge are not assessed if no Account Value is maintained in the Sub-accounts at the time such fee or charge is payable. However, we make certain assumptions regarding maintenance and transfer expenses as part of the overall expense assumptions used in determining the interest rates we credit to Fixed Allocations. Charges are also assessed against the Sub-accounts and the underlying mutual funds. We also may charge you for special services, such as Minimum Distributions, and additional reports. As of the date of this Prospectus, we do not charge you for any special services.

Contingent Deferred Sales Charge: Although we incur sales expenses in connection with the sale of contracts (for example, preparation of sales literature, expenses of selling and distributing the contracts, including commissions, and other promotional costs), we do not deduct any charge from your Purchase Payments for such expenses. However, a contingent deferred sales charge may be assessed. We assess a contingent deferred sales charge against the portion of any withdrawal or surrender that is deemed to be a liquidation of your Purchase Payments paid within the preceding four years. The contingent deferred sales charge applies to each Purchase Payment that is liquidated. It is a decreasing percentage of each Purchase Payment being liquidated. The charge decreases as the Purchase Payment ages. The aging of a Purchase Payment is measured from the date it is applied to your Account Value. The charge is: year 1 - 4.0%; year 2 - 3.0%; year 3 - 2.0%; year 4 - 1.0% and year 5 and thereafter - 0%.

Each Annuity Year in the accumulation phase you may withdraw a limited amount of Account Value without application of any contingent deferred sales charge (see "Free Withdrawal"). However, for purposes of the contingent deferred sales charge, amounts withdrawn as a free withdrawal are not considered a liquidation of Purchase Payments. Account Value is deemed withdrawn according to specific rules in determining how much, if any, contingent deferred sales charge applies to a partial withdrawal (see "Partial Withdrawal"). There is no contingent deferred sales charge if all Purchase Payments were received at least 4 years prior to the date of either a full surrender or partial withdrawal. Where permitted by law, any contingent deferred sales charge applicable to a full surrender is waived if such full surrender qualifies under our rules as a medically-related withdrawal (see "Medically-Related Surrenders").

From time to time we may reduce the amount of the contingent deferred sales charge, the period during which it applies, or both, when Annuities are sold to individuals or a group of individuals in a manner that reduces sales expenses. We would consider such factors as: (a) the size and type of group; (b) the amount of Purchase Payments; (c) present Participants making additional Purchase Payments; and/or (d) other transactions where sales expenses are likely to be reduced.

No contingent deferred sales charge is imposed when any group annuity contract or any Annuity issued pursuant to this Prospectus is owned on its Issue Date by:
(a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager or sub-adviser providing investment management and/or advisory services to an underlying mutual fund or any affiliate of such investment manager or sub-adviser; (e) a director, officer, employee or registered representative of a broker-dealer that has a then current selling agreement with American Skandia Marketing, Incorporated; (f) the then current spouse of any such person noted in (b) through (e), above; (g) the parents of any such person noted in (b) through (f), above; and (h) such person's child or other legal dependent under the age of 21. No such group annuity contract or Annuity may qualify under any Exchange Program (see "Exchange Contracts").

No contingent deferred sales charge is assessed on Minimum Distributions, to the extent such Minimum Distributions are required from your Annuity at the time it is taken. However, the charge may be assessed for any partial withdrawal taken in excess of the Minimum Distribution, even if such amount is taken to meet minimum distribution requirements in relation to other savings or investments held pursuant to various retirement plans designed to qualify for preferred tax treatment under various sections of the Code (see "Minimum Distributions").

Any elimination of the contingent deferred sales charge or any reduction to the amount or duration of such charges will not discriminate unfairly between Annuity purchasers. We will not make any such changes to this charge where prohibited by law.

         Maintenance Fee: A maintenance fee equaling the smaller of $35 or 2% of your then current Account Value is deducted from the Account Values in the Sub-accounts annually and upon surrender only if your Account Value is below $50,000 at the Valuation Period such fee is payable. The fee is taken only if funds are allocated to the Sub-accounts as of the Valuation Period such fee is payable.

         Tax Charges: In several states a tax is payable. We will deduct the amount of tax payable, if any, from your Purchase Payments if the tax is then incurred or from your Account Value when applied under an annuity option if the tax is incurred at that time. The amount of the tax varies from jurisdiction to jurisdiction. It may also vary depending on whether the Annuity qualifies for certain treatment under the Code. In each jurisdiction, the state legislature may change the amount of any current tax, may decide to impose the tax, eliminate it, or change the time it becomes payable. In those jurisdictions imposing such a tax, the tax rates currently in effect range up to 3 1/2% and are subject to change. In addition to state taxes, local taxes may also apply. The amounts of these taxes may exceed those for state taxes.

         Transfer Fee: We charge $10.00 for each transfer after the twelfth in each Annuity Year. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer or charge and are not counted in determining whether other transfers may be subject to the transfer charge (see "Renewals"). The fee is only charged if there is Account Value in at least one Sub-account immediately subsequent to such transfer.

         Allocation Of Annuity Charges: Charges applicable to a surrender are used in calculating Surrender Value. Charges applicable to any type of withdrawal are taken from the investment options in the same ratio as such a withdrawal is taken from the investment options (see "Allocation Rules").

The transfer fee is assessed against the Sub-accounts in which you maintain Account Value immediately subsequent to such transfer. The transfer fee is allocated on a pro-rata basis in relation to the Account Values in such Sub-accounts as of the Valuation Period for which we price the applicable transfer. No fee is assessed if there is no Account Value in any Sub-account at such time.

Tax charges are assessed against the entire Purchase Payment or Account Value as applicable.

The maintenance fee, if applicable, is assessed against the Sub-accounts on a pro-rata basis in relation to the Account Values in each Sub-account as of the Valuation Period for which we price the fee.

CHARGES ASSESSED AGAINST THE ASSETS: There are charges assessed against assets in the Sub-accounts. These charges are described below. There are no charges deducted from the Fixed Allocations. The factors we use in determining the interest rates we credit Fixed Allocations are described above in the subsection entitled "Fixed Investment Options". No charges are deducted from assets supporting fixed or adjustable annuity payments. The factors we use in determining fixed or adjustable annuity payments include, but are not limited to, our expected investment returns, costs, risks and profit targets. We reserve the right to assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

         Administration Charge: We assess each Class 3 Sub-account, on a daily basis, an administration charge. The charge is 0.15% per year of the average daily total value of such Sub-account.

The administration charge and maintenance fee can be increased only for Annuities issued subsequent to the effective date of any such change. From time to time we may reduce the amount of the maintenance fee and/or the administration charge. We may do so when Annuities are sold to individuals or a group of individuals in a manner that reduces maintenance and/or administrative expenses. We would consider such factors as: (a) the size and type of group; (b) the number of Annuities purchased by a Participant; (c) the amount of Purchase Payments; and/or (d) other transactions where maintenance and/or administration expenses are likely to be reduced.

Any elimination of the maintenance fee and/or the administration charge or any reduction of such charges will not discriminate unfairly between Annuity purchasers. We will not make any changes to these charges where prohibited by law.

         Mortality and Expense Risk Charges: For Class 3 Sub-accounts, the mortality risk charge is 0.55% per year and the expense risk charge is 0.30% per year. These charges are assessed in combination each day against each Sub-account at the rate of 0.85% per year of the average daily total value of each Sub-account.

With respect to the mortality risk charge, we assume the risk that the mortality experience under the Annuities may be less favorable than our assumptions. This could arise for a number of reasons, such as when persons upon whose lives annuity payments are based live longer than we anticipated, or when the Sub-accounts decline in value resulting in losses in paying death benefits. If our mortality assumptions prove to be inadequate, we will absorb any resulting loss. Conversely, if the actual experience is more favorable than our assumptions, then we will benefit from the gain. We also assume the risk that the administration charge may be insufficient to cover our administration costs.

CHARGES OF THE UNDERLYING MUTUAL FUNDS: Each underlying mutual fund assesses various charges for investment management and investment advisory fees. These charges generally differ between portfolios within the same underlying mutual fund. You will find additional details in the fund prospectuses and the statements of additional information.

PURCHASING ANNUITIES: You may purchase an Annuity for various purposes. You must meet our requirements before we issue an Annuity and it takes effect. Certain benefits are available to certain classes of purchasers, including, but not limited to, those who are exchanging a contract issued by another insurer for an Annuity. You have a "free-look" period during which you may return your Annuity for a refund amount which may be less or more than your Purchase Payment, except in specific circumstances.

         Uses Of The Annuity: The Annuity may be issued in connection with or purchased as a funding vehicle for certain retirement plans designed to meet the requirements of various sections of the Code. These include, but are not limited to: (a) Sections 401 (corporate, association, or self-employed individuals' retirement plans); (b) Section 403(b) (tax-sheltered annuities available to employees of certain qualifying employers); and (c) Section 408 (individual retirement accounts and individual retirement annuities - "IRAs"; Simplified Employee Pensions). We may require additional information regarding such plans before we issue an Annuity to be used in connection with such retirement plans. We may also restrict or change certain rights and benefits if, in our opinion, such restrictions or changes are necessary for your Annuity to be used in connection with such retirement plans. We may elect to no longer offer Annuities in connection with various retirement plans. The Annuity may also be used in connection with plans that do not qualify under the sections of the Code noted above. Some of the potential tax consequences resulting from various uses of the Annuities are discussed in the section entitled "Certain Tax Considerations".

         Application And Initial Payment: Where allowed by law, you must meet our underwriting requirements and forward a Purchase Payment if you seek to purchase an Annuity. One requirement is that, at the time of issue of your Annuity, you must be a customer of one or more subsidiaries of Fleet Financial Group, Inc. These requirements may also include a properly completed Application. Where permitted by law, we may issue an Annuity without completion of an Application for certain classes of Annuities.

The minimum initial Purchase Payment we accept is $5,000 unless you authorize the use of bank drafting to make Purchase Payments (See "Bank Drafting"). If you choose bank drafting, we will accept a lower initial Purchase Payment provided that the Purchase Payments received in the first year total at least $5,000. The initial Purchase Payment must be paid in cash. It cannot be made through bank drafting. Our Office must give you prior approval before we accept a Purchase Payment that would result in the Account Value of all annuities you maintain with us exceeding $500,000. We confirm each Purchase Payment in writing.
Multiple annuities purchased from us within the same calendar year may be treated for tax purposes as if they were a single annuity (see "Certain Tax Considerations").

We reserve the right to allocate your initial Net Purchase Payment to the investment options up to two business days after we receive, at our Office, all of our requirements for issuing the Annuity as applied for. We may retain the Purchase Payment and not allocate the initial Net Purchase Payment to the investment options for up to five business days while we attempt to obtain all such requirements. We will try to reach you or any other party from whom we need any information or materials. If the requirements cannot be fulfilled within that time, we will: (a) attempt to inform you of the delay; and (b) return the amount of the Purchase Payment, unless you specifically consent to our retaining it until all our requirements are met. Once our requirements are met, the initial Net Purchase Payment is applied to the investment options within two business days. Once we accept your Purchase Payment and our requirements are met, we issue an Annuity.

        Exchange Contracts: We reserve the right to offer an exchange program (the "Exchange Program") available only to purchasers who exchange an existing contract issued by another insurance company not affiliated with us (an "Exchange Contract") for an Annuity or who add, under certain qualified plans, to an existing Annuity by exchanging an Exchange Contract. As of the date of this Prospectus, such a program is available where allowed by law. However, we reserve the right to modify, suspend, or terminate it at any time or from time to time without notice. If such an Exchange Program is in effect, it will apply to all such exchanges for an Annuity.

Such a program would be available only where permitted by law to owners of insurance or annuity contracts deemed not to constitute "securities" issued by an investment company. Therefore, while a currently owned variable annuity or variable life insurance policy may be exchanged for an Annuity pursuant to
Section 1035 of the Code, or where applicable, may qualify for a "rollover" or transfer to an Annuity pursuant to certain other sections of the Code, such an exchange, "rollover" or transfer of such a currently owned variable annuity or variable life insurance policy subject to the 1940 Act will not qualify for any Exchange Program being offered in relation to Annuities offered pursuant to this Prospectus. You should carefully evaluate whether any particular Exchange Program we offer benefits you more than if you continue to hold your Exchange Contract. Factors to consider include, but are not limited to: (a) the amount, if any, of the surrender charges under your Exchange Contract, which you should ascertain from your insurance company; (b) the time remaining under your Exchange Contract during which surrender charges apply; (c) the ongoing charges, if any, under your Exchange Contract versus the on-going charges under an
Annuity; (d) the contingent deferred sales charge under an Annuity; (e) the amount and timing of any benefits under such an Exchange Program; and (f) the potentially greater cost to you if the contingent deferred sales charge on an Annuity or the surrender charge on your Exchange Contract exceeds the benefits under such an Exchange Program. There could be adverse federal income tax consequences. You should consult with your tax advisor as to the tax consequences of such an exchange (see "Tax Free Exchanges").

Under the Exchange Program available as of the date of this Prospectus we add certain amounts to your Account Value as exchange credits ("Exchange Credits"). Such Exchange Credits are credited by us on behalf of the Owners of Exchange Contracts with funds from our general account. Subject to a specified limit (the "Exchange Credit Limit") discussed below, the Exchange Credits equal the surrender  charge  paid,  if  any,  to the  other  insurance  company  plus  the difference, if any, between the "annuity value" and the "Surrender Value" attributable to a difference in interest rates that have or would be credited to such values in amounts typically referred to as "two tier" annuities. (A "two-tier" annuity is generally credited higher interest rates if there are no or limited withdrawals before annuitization, and a lower interest rate would apply upon surrender and most withdrawals.) Both such amounts hereafter are referred to as a "surrender charge". Exchange Credits are not included in any amounts returned to you during the "free-look" period described below. Determination of whether an Exchange Contract is a "two tier" annuity qualifying for Exchange Credits is in our sole discretion. This Exchange Program is subject to the following rules:

         (1) We do not add Exchange Credits unless we receive In Writing evidence satisfactory to us:

                  (a) of the surrender charge, if any, you paid to surrender the Exchange Contract and the amount of any such charge (you may have particular difficulty in obtaining satisfactory evidence of any surrender charge paid to surrender an Exchange Contract typically referred to as a "two tier" annuity); and

                  (b) that you acknowledge that you are aware that the contingent deferred sales charge under this Annuity will be assessed in full against any subsequent surrender or partial withdrawal to the extent then applicable.

         (2) The ratio of the Exchange Credits to be added to any Fixed Allocation is the ratio between such Fixed Allocation and the Purchase Payment that qualifies for this Exchange Credit on the date we allocate the Purchase Payment. Exchange Credits not added to Fixed Allocations, if any, are allocated pro-rata among the Sub-accounts based on your Account Values in such Sub-accounts at the time we allocate the Exchange Credits.

         (3) The  Exchange  Credit is  allocated  as of the later of (a), (b) or
(c); where

                  (a) is the date the applicable Purchase Payment is allocated to the investment options;

                  (b) the Issue Date; and

                  (c) is the date we receive, In Writing, evidence satisfactory to us of the amount of the surrender charge you paid to surrender the Exchange Contract.

For the fixed investment options, interest on the Exchange Credits is credited as of the later of (a) or (b), where:

                  (a) is the date the applicable Purchase Payment was allocated; and

                  (b) is the date we receive, In Writing, evidence satisfactory to us of the amount of the surrender charge you paid to surrender the Exchange Contract, if more than 30 days after the Issue Date.

         (4) The value of the Exchange Credits as of the date of the allocation to the investment options equals the lesser of the Exchange Credit Limit or the surrender charge you paid to surrender the Exchange Contract. The Exchange Credit Limit depends on the age of the oldest of any Participant, if the Participant is a person, or the Annuitant, if the Participant is an entity, on the date we receive the applicable Purchase Payment at our Office. The current limits are as follows:

Age of the oldest of any Participant or the Annuitant when       Exchange Credit
we receive the applicable Purchase Payment at our Office              Limit

                  Less than 75                                          2%
                  At least 75 but less than 85                          1%
                  At least 85                                        0.50%

The Exchange Credit Limit is not based on any other Purchase Payment. We reserve the right at any time and from time to time to increase or decrease the Exchange Credit Limit. However, the Exchange Credit Limit in effect at any time will apply to all purchases qualifying for the Exchange Program.

         (5) The value of any Exchange Credits is not considered "growth" for purposes of determining amounts available as a free withdrawal (see "Free Withdrawal").

         (6) We do not consider additional amounts credited to Account Value under the Exchange Program to be an increase in your "investment in the contract" (see "Certain Tax Considerations").

         Bank Drafting: You may make Purchase Payments to your Annuity using bank drafting, but only for allocations to variable investment options. However, you must pay at least one prior Purchase Payment by check. We will accept an initial Purchase Payment in an amount as low as $100, if you furnish bank drafting instructions that provide amounts that will meet a $5,000 minimum Purchase Payment requirement to be paid within 12 months.

         Periodic Purchase Payments: We may, from time-to-time, offer opportunities to make Purchase Payments automatically on a periodic basis, subject to our rules. These opportunities may include, but are not limited to, certain salary reduction programs agreed to by an employer. As of the date of this Prospectus, we only agree to accept Purchase Payments on such a basis if:
(a) we receive your request In Writing for a salary reduction program and we agree to accept Purchase Payments on this basis; (b) the allocations are only to variable investment options or the frequency and number of allocations to fixed investment options is limited in accordance with our rules; and (c) the total amount of Purchase Payments in the first Annuity Year is scheduled to equal at least our then current minimum requirements. We may also require an initial
Purchase Payment to be submitted by check or wire before agreeing to such a program. Our minimum requirements may differ based on the usage of the Annuity, such as whether it is being used in conjunction with certain retirement plans.

         Right to Return the Annuity: You have the right to return the Annuity within a specified period known as a "free-look" period. Depending on the applicable legal and regulatory requirements, this period may be within ten days of receipt, twenty-one days of receipt or longer. To exercise your right to return the Annuity during the "free-look" period, you must return the Annuity. The amount to be refunded is the then current Account Value plus any tax charge deducted. This is the "standard refund". If necessary to meet Federal requirements for IRAs or certain state law requirements, we return the greater of the "standard refund" or the Purchase Payments received less any withdrawals (see "Allocation of Net Purchase Payments"). We tell you how we determine the amount payable under any such right at the time we issue your Annuity. Upon the termination of the "free-look" period, if you surrender your Annuity, you may be assessed certain charges (see "Charges Assessed or Assessable Against the Annuity").

For annuities subject to New York law, notice given by mail and return of the Annuity by mail are effective on being postmarked, properly addressed and postage prepaid. If the Annuity is returned to the agent, other than by mail, the effective date of surrender of the Annuity will be the date the Annuity is received by the agent. The amount payable as to any amounts allocated to the variable investment options equals the Account Values as of the date postmarked or returned to the agent. If you choose to allocate any portion of your Purchase Payment to the variable investment options, you bear the investment risk during this period. The amount payable as to any amounts allocated to the fixed investment options equals the greater of (i) the Purchase Payment, less any withdrawals, or (ii) the current Account Value of the Annuity on the date the cancellation request is either postmarked or returned to the agent.

         Allocation of Net Purchase Payments: All allocations of Net Purchase Payments are subject to our allocation rules (see "Allocation Rules"). Allocation of the portion of the initial Net Purchase Payment and any Net Purchase Payments received during the free-look period that you wish to allocate to any Sub-accounts are subject to an additional allocation rule if state law requires return of at least your Purchase Payments should you return the Annuity under such free-look provision. If such state law applies to your Annuity: (a) we allocate any portion of any such Net Purchase Payments that you indicate you wish to go into the Sub-accounts to the GAL Money Market 3 Sub-account; and (b) at the end of such free-look period we reallocate Account Value according to your then most recent allocation instructions to us, subject to our allocation rules. However, where permitted by law in such jurisdictions, we will allocate such Net Purchase Payments according to your instructions, without any temporary allocation to the GAL Money Market 3 Sub-account, if you execute a return waiver ("Return Waiver"). Under the Return Waiver, you waive your right to the return of the greater of the "standard refund" or the Purchase Payments received less any withdrawals. Instead, you only are entitled to the return of the "standard refund" (see "Right to Return the Annuity").

Your initial Purchase Payment, as well as other Purchase Payments will be allocated in accordance with the then current requirements of any asset allocation or market timing program which you have authorized an independent third party to use in connection with your Annuity (see "Allocation Rules"). You must provide us with allocation instructions In Writing if you wish to change your current allocations when making subsequent Purchase Payments.

         Balanced Investment Program: We offer a balanced investment program in relation to your initial Purchase Payment, if Fixed Allocations are available under your Annuity. If you choose this program, we commit a portion of your initial Net Purchase Payment as a Fixed Allocation for the Guarantee Period you select. This Fixed Allocation will have grown pre-tax to equal the exact amount of your entire initial Purchase Payment at the end of its initial Guarantee Period if no amounts are transferred or withdrawn from such Fixed Allocation. The rest of your initial Net Purchase Payment is invested in the other investment options you select.

         Participant, Annuitant and Beneficiary Designations: You make certain designations that apply to the Annuity if issued. These designations are subject to our rules and to various regulatory or statutory requirements depending on the use of the Annuity. These designations include a Participant, a contingent Participant, an Annuitant, a Contingent Annuitant, a Beneficiary, and a contingent Beneficiary. Certain designations are required, as indicated below. Such designations will be revocable unless you indicate otherwise or we endorse your Annuity to indicate that such designation is irrevocable to meet certain regulatory or statutory requirements. Changing the Participant or Annuitant designations may affect the minimum death benefit (see " Death Benefits").

Some of the tax implications of various designations are discussed in the section entitled "Certain Tax Considerations". However, there are other tax issues than those addressed in that section, including, but not limited to, estate and inheritance tax issues. You should consult with a competent tax counselor regarding the tax implications of various designations. You should also consult with a competent legal advisor as to the implications of certain designations in relation to an estate, bankruptcy, community property where applicable and other matters.

A Participant must be named. You may name more than one Participant. If you do, all rights reserved to Participants are then held jointly. We require the consent In Writing of all joint Participants for any transaction for which we require the written consent of Participants. Where required by law, we require the consent In Writing of the spouse of any person with a vested interest in an Annuity. Naming someone other than the payor of any Purchase Payment as Participant may have gift, estate or other tax implications.

Where allowed by law, you may name a contingent Participant. However, this designation takes effect only on or after the Annuity Date.

You must name a Participant. We do not accept a designation of joint Annuitants. Where allowed by law, you may name one or more Contingent Annuitants.

There may be adverse tax consequences if a Contingent Annuitant succeeds an Annuitant and the Annuity is owned by a trust that is neither tax exempt nor qualifies for preferred treatment under certain sections of the Code, such as
Section 401 (a "non-qualified" trust). In general, the Code is designed to prevent the benefit of tax deferral from continuing for long periods of time on an indefinite basis. Continuing the benefit of tax deferral by naming one or more Contingent Annuitants when the Annuity is owned by a non-qualified trust might be deemed an attempt to extent the tax deferral for an indefinite period. Therefore, adverse tax treatment may depend on the terms of the trust, who is named as Contingent Annuitant, as well as the particular facts and circumstances. You should consult your tax adviser before naming a Contingent Annuitant if you expect to use an Annuity in such a fashion.

Where allowed by law, you must name Contingent Annuitants according to our rules when an Annuity is used as a funding vehicle for certain retirement plans designed to meet the requirements of Section 401 of the Code.

You may name more than one primary and more than one contingent Beneficiary, and if you do, the proceeds will be paid in equal shares to the survivors in the appropriate beneficiary class, unless you have requested otherwise In Writing. If the primary Beneficiary dies before death proceeds become payable, the proceeds will become payable to the contingent Beneficiary. If no Beneficiary is alive at the time of the death upon which death proceeds become payable or in the absence of any Beneficiary designation, the proceeds will vest in you or your estate.

ACCOUNT VALUE AND SURRENDER VALUE: In the accumulation phase your Annuity has an Account Value. Your total Account Value is the sum of your Account Value in each investment option. Surrender Value is the Account Value less any applicable contingent deferred sales charge and any applicable maintenance fee.

         Account Value in the Sub-accounts: We determine your Account Value separately for each Sub-account. To determine the Account Value in each Sub-account we multiply the Unit Price as of the Valuation Period for which the calculation is being made times the number of Units attributable to you in that Sub-account as of that Valuation Period. The method we use to determine Unit Prices is shown in the Statement of Additional Information.

The number of Units attributable to you in a Sub-account is the number of Units you purchased less the number transferred or withdrawn. We determine the number of Units involved in any transaction specified in dollars by dividing the dollar value of the transaction by the Unit Price of the effected Sub-account as of the Valuation Period applicable to such transaction.

         Account  Value  of the  Fixed  AllocationsAccount  Value  of the  Fixed
Allocations: We determine the Account Value of each Fixed Allocation separately. A Fixed Allocation's Account Value as of a particular date is determined by multiplying its then current Interim Value times the MVA.

A formula is used to determine the MVA. The formula is applied separately to each Fixed Allocation. Values and time durations used in the formula are as of the date for which the Account Value is being determined. The formula is:

                           [(1+I) / (1+J+0.0010)]N/12

                                     where:

                  I is the interest rate being credited to the Fixed Allocation;

                  J is the interest rate for your class of annuities for new Fixed Allocations with Guarantee Periods of durations equal to the number of years (rounded to the next higher integer when occurring on other than an anniversary of the beginning of the Fixed Allocation's Guarantee Period) remaining in such Guarantee Period;

                  N is the number of months (rounded to the next higher integer when occurring on other than a monthly anniversary of the beginning of the Guarantee Period) remaining in such Guarantee Period.

The formula that applies if amounts are surrendered pursuant to the right to return the Annuity is [(1 + I)/(1 + J)]N/12.

No MVA applies in determining a Fixed Allocation's Account Value on its Maturity Date and, where required by law, the 30 days prior to the Maturity Date. If we are not offering a Guarantee Period with a duration equal to the number of years remaining in a Fixed Allocation's Guarantee Period, we calculate a rate for "J" above using a specific formula. This formula is described in the Statement of Additional Information.

Our Current Rates are expected to be sensitive to interest rate fluctuations, thereby making each MVA equally sensitive to such changes. There would be a downward adjustment when the applicable Current Rate plus 0.10 percent of interest exceeds the rate credited to the Fixed Allocation and an upward adjustment when the applicable Current Rate is more than 0.10 percent of interest lower than the rate being credited to the Fixed Allocation. See the Statement of Additional Information for an illustration of how the MVA works.

RIGHTS, BENEFITS AND SERVICES: The Annuity provides various rights, benefits and services subsequent to its issuance and your decision to keep it beyond the free-look period. A number of these rights, benefits and services, as well as some of the rules and conditions to which they are subject, are described below. These rights, benefits and services include, but are not limited to: (a) making additional Purchase Payments; (b) changing revocable designations; (c) transferring Account Values between investment options; (d) receiving lump sum payments, Systematic Withdrawals or Minimum Distributions, annuity payments and death benefits; (e) transferring or assigning your Annuity; (f) exercising certain voting rights in relation to the underlying mutual funds in which the Sub-accounts invest; and (g) receiving reports. These rights, benefits and services may be limited, eliminated or altered when an Annuity is purchased in conjunction with a qualified plan. We may require presentation of proper identification, including a personal identification number ("PIN") issued by us, prior to accepting any instruction by telephone or other electronic means. We forward your PIN to you shortly after your Annuity is issued. To the extent permitted by law or regulation, neither we or any person authorized by us will be responsible for any claim, loss, liability or expense in connection with a telephonic or electronic transfer if we or such other person acted on such transfer instructions in good faith in reliance on your authorization of telephone and/or electronic transfers and on reasonable procedures to identify persons so authorized through verification methods which may include a request for your Social Security number or a personal identification number (PIN) as issued by us. We may be liable for losses due to unauthorized or fraudulent instructions should we not follow such reasonable procedures.

         Additional Purchase Payments: The minimum for any additional Purchase Payment is $100, except as part of a bank drafting program (see "Bank Drafting"), or unless we authorize lower payments to a Periodic Purchase Payment program (see "Periodic Purchase Payments") or less where required by law. If payments are made by bank drafting, the minimum payment is $50. Additional
Purchase Payments may be paid at any time before the Annuity Date. Subject to our allocation rules, we allocate additional Net Purchase Payments according to your written allocation instructions. Should no written instructions be received with an additional Purchase Payment, we shall return your additional Purchase Payment.

         Changing Revocable Designations: Unless you indicated that a prior choice was irrevocable or your Annuity has been endorsed to limit certain changes, you may request to change Participant, Annuitant and Beneficiary designations by sending a request In Writing. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to: (a) a new Participant subsequent to the death of the Participant or the first of any joint Participants to die, except where a spouse-Beneficiary has become the Participant as a result of a Participant's death; (b) a new Annuitant subsequent to the Annuity Date if the annuity option selected includes a life contingency; and (c) a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity.

         Allocation Rules: As of the date of this Prospectus, during the accumulation phase, you may maintain Account Value in multiple Sub-accounts and an unlimited number of Fixed Allocations. We reserve the right, to the extent permitted by law, to limit the number of Sub-accounts or the amount you may allocate to any Fixed Allocation. As of the date of this Prospectus, we limited the number of Sub-accounts available at any one time to ten. Should you request a transaction that would leave less than any minimum amount we then require in an investment option, we reserve the right, to the extent permitted by law, to add the balance of your Account Value in the applicable Sub-account or Fixed Allocation to the transaction and close out your balance in that investment option.

Should you either: (a) authorize an independent third party to transact transfers on your behalf and such third party arranges for rebalancing of your Account Value in accordance with any asset allocation strategy; or (b) authorize an independent third party to transact transfers in accordance with a market timing strategy; then all Purchase Payments, including the initial Purchase Payment, received while your Annuity is subject to such an arrangement must be allocated to the same investment options and in the same proportions as then required pursuant to the applicable asset allocation or market timing program, but only to the extent we have received instructions to that effect. Such allocation requirements terminate simultaneous to the termination of any authorization to a third party to transact transfers on your behalf. Upon termination of any of the above arrangements, you must provide us with allocation instructions In Writing for all subsequent Purchase Payments.

Withdrawals of any type are taken pro-rata from the investment options based on the then current Account Values in such investment options unless we receive instructions from you prior to such withdrawal. For this purpose only, the Account Value in all your then current Fixed Allocations is deemed to be in one investment option. If you transfer or withdraw Account Value from multiple Fixed Allocations and do not provide instructions indicating the Fixed Allocations from which Account Value should be taken: (a) we transfer Account Value first from the Fixed Allocation with the shortest amount of time remaining to the end of its Guarantee Period, and then from the Fixed Allocation with the next shortest amount of time remaining to the end of its Guarantee Period, etc.; and
(b) if there are multiple Fixed Allocations with the same amount of time left in each Guarantee Period, as between such Fixed Allocations we first take Account Value from the Fixed Allocation that had the shorter Guarantee Period.

         Transfers: In the accumulation phase you may transfer Account Value between investment options, subject to our allocation rules (see "Allocation Rules"). Transfers are not subject to taxation (see "Transfers Between Investment Options"). We charge $10.00 for each transfer after the twelfth in each Annuity Year. Transfers transacted as part of a dollar cost averaging program are not counted in determining the applicability of the transfer fee. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge and are not counted in determining whether other transfers may be subject to the transfer charge (see "Renewals"). Your transfer request must be In Writing or meet our requirements for accepting instructions we receive over the phone or through means such as electronic mail with appropriate authorization.

We reserve the right to limit the number of transfers in any Annuity Year for all existing or new Participants. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for a Participant or certain Participants if we believe that: (a) excessive trading by such Participant or Participants or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the underlying mutual funds; or (b) we are informed by one or more of the underlying mutual funds that the purchase or redemption of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

To the extent permitted by law, we may require up to 2 business days' notice of any transfer into or out of a Fixed Allocation if the market value of such transfer is at least $1,000,000.00.

In order to help you determine whether you wish to transfer Account Values to a Fixed Allocation, you may obtain our Current Rates by writing us or calling us at 1-800-444-3970 or contract our customer service department electronically at customerservice@Skandia.com. When calling us by phone, please have readily available your Annuity number and your PIN number. When contacting us electronically, please provide your PIN number, social security or tax I.D. number and the Annuity contract number.

Where permitted by law, we may accept your authorization of a third party to transfer Account Values on your behalf, subject to our rules. We may suspend or cancel such acceptance at any time. We notify you of any such suspension or cancellation. We may restrict the investment options that will be available for transfers or allocations of Net Purchase Payments during any period in which you authorize such third party to act on your behalf. We give the third party you authorize prior notification of any such restrictions. However, we will not enforce such a restriction if we are provided evidence satisfactory to us that:
(a) such third party has been appointed by a court of competent jurisdiction to act on your behalf; or (b) such third party has been appointed by you to act on your behalf for all your financial affairs.

We or an affiliate of ours may provide administrative or other support services to independent third parties you authorize to conduct transfers on your behalf or who provide recommendations as to how your Account Values should be allocated. This includes, but is not limited to, rebalancing your Account Value among investment options in accordance with various investment allocation strategies such third party may employ, or transferring Account Values between investment options in accordance with market timing strategies employed by such third parties. Such independent third parties may or may not be appointed our agents for the sale of Annuities. However, we do not engage any third parties to offer investment allocation services of any type, so that persons or firms offering such services do so independent from any agency relationship they may have with us for the sale of Annuities. We therefore take no responsibility for the investment allocations and transfers transacted on your behalf by such third parties or any investment allocation recommendations made by such persons. We do not currently charge you extra for providing these support services.

         Renewals: A renewal is a transaction that occurs automatically as of the last day of a Fixed Allocation's Guarantee Period unless we receive alternative instructions. This day as to each Fixed Allocation is called its Maturity Date. As of the end of a Maturity Date, the Fixed Allocation's Guarantee Period "renews" and a new Guarantee Period of the same duration as the one just completed begins. However, the renewal will not occur if the Maturity Date, and where required by law, the 30 days prior to Maturity Date, is on the date we apply your Account Value to determine the annuity payments that begin on the Annuity Date (see "Annuity Payments").

As an alternative to a renewal, you may transfer all or part of that Fixed Allocation's Account Value to a different Fixed Allocation or you may transfer such Account Value to one or more Sub-accounts, subject to our allocation rules. To accomplish this, we must receive instructions from you In Writing at least two business days before the Maturity Date. No MVA applies to transfers of a Fixed Allocation's Account Value occurring as of its Maturity Date. An MVA will apply in determining the Account Value of a Fixed Allocation at the time annuity payments are determined, unless the Maturity Date of such Fixed Allocation is the 15th day before the Annuity Date (see "Annuity Payments").

At least 30 days prior to a Maturity Date, or earlier if required by law or regulation, we inform you of the Guarantee Periods available as of the date of such notice. We do not provide a similar notice if the Fixed Allocation's Guarantee Period is of less than a year's duration. Such notice may include an example of the rates we are then crediting new Fixed Allocations as of the date such notice is prepared. The rates actually credited to a Fixed Allocation as of the date of any renewal or transfer immediately subsequent to the Maturity Date may be more or less than any rates quoted in such notice.

If your Fixed Allocation's then ending Guarantee Period is no longer available for new allocations and renewals or you choose a different Guarantee Period that is no longer available on the date following the Maturity Date, we will try to reach you so you may make another choice. If we cannot reach you, we will assign the next shortest Guarantee Period then currently available for new allocations and renewals to that Fixed Allocation.

         Dollar Cost Averaging: We offer dollar cost averaging in the accumulation phase. Dollar cost averaging is a program designed to provide for regular, approximately level investments over time. You may choose to transfer earnings only, principal plus earnings or a flat dollar amount. We make no guarantee that a dollar cost averaging program will result in a profit or protect against a loss in a declining market. You may select this program by submitting to us a request In Writing. You may cancel your participation in this program In Writing or by phone if you have previously authorized our acceptance of such instructions.

Dollar cost averaging is available from any of the investment options we choose to make available for such a program. Your Annuity must have an Account Value of not less than $20,000 at the time we accept your request for a dollar cost averaging program. Transfers under a dollar cost averaging program are not counted in determining the applicability of the transfer fee (see "Transfers"). We reserve the right to limit the investment options into which Account Value may be transferred as part of a dollar cost averaging program. We currently do not permit dollar cost averaging programs where Account Value is transferred to Fixed Allocations. Should we suspend or cancel the offering of this service, such suspension or cancellation will not affect any dollar cost averaging programs then in effect. Dollar cost averaging is not available while an asset allocation or market timing type of program is used in connection with your Annuity.

Dollar cost averaging from Fixed Allocations are subject to the following rules:
(a) you may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years; (b) such a program may only be selected in conjunction with and simultaneous to a new or renewing Fixed Allocation; (c) only averaging of earnings only or principal plus earnings is permitted; (d) a program averaging principal plus earnings from a Fixed Allocation must be designed to last that Fixed Allocation's entire current Guarantee Period; (e) dollar cost averaging transfers from a Fixed Allocation are not subject to the MVA; (f) dollar cost averaging may be done on a monthly basis only; and (g) you may not simultaneously use Account Value in any Fixed Allocation to participate in dollar cost averaging and receive Systematic Withdrawals or Minimum
Distributions from such Fixed Allocation (see "Systematic Withdrawals" and "Minimum Distributions").

Distributions: available from your Annuity during the accumulation phase include surrender, medically-related surrender, free withdrawals, partial withdrawals, Systematic Withdrawals, (including Minimum Distributions in relation to qualified plans) and a death benefit. In the payout phase we pay annuity payments. Distributions from your Annuity generally are subject to taxation, and may be subject to a tax penalty as well (see "Certain Tax Considerations"). You may wish to consult a professional tax advisor for tax advice prior to exercising any right to an elective distribution. During the accumulation phase, any distribution other than a death benefit: (a) must occur prior to any death that would cause a death benefit to become payable; and (b) will occur subsequent to our receipt of a completed request In Writing. Distributions from your Annuity of any amounts derived from Purchase Payments paid by personal check may be delayed until such time as the check has cleared the applicable financial institution upon which such check was drawn.

         Surrender: Surrender of your Annuity for its Surrender Value is permitted during the accumulation phase. A contingent deferred sales charge may apply to such surrender (see "Contingent Deferred Sales Charge"). Your Annuity must accompany your surrender request.

         Medically-Related Surrender: Where permitted by law, you may apply to surrender your Annuity prior to the Annuity Date without application of any contingent deferred sales charge, upon occurrence of a "Contingency Event". This waiver of any applicable contingent deferred sales charge is subject to our rules, including but not limited to the following: (a) the Annuitant must be alive as of the date we pay the proceeds of such surrender request; (b) if the Participant is one or more natural persons, all such Participants must also be alive at such time; (c) we must receive satisfactory proof of the Annuitant's confinement or Fatal Illness In Writing; and (d) this benefit is not available if the total Purchase Payments received exceed $500,000.00 for all annuities issued by us with this benefit for which the same person is named as Annuitant.

For contracts issued before May 1, 1996, a "Contingency Event" occurs if the Annuitant is:

         (1) First confined in a "Medical Care Facility" while your Annuity is in force and remains confined for at least 90 days in a row; or

         (2) First diagnosed as having a "Fatal Illness" while your Annuity is in force.

For contracts issued on or after May 1, 1996, and where allowed by law, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the "Contingent Event" described above, in order to qualify for a Medically-Related Surrender.

"Medical Care Facility" means any state licensed facility providing medically necessary in-patient care which is prescribed by a licensed "Physician" in writing and based on physical limitations which prohibit daily living in a non-institutional setting. "Fatal Illness" means a condition diagnosed by a licensed "Physician" which is expected to result in death within 2 years for 80% of the diagnosed cases. "Physician" means a person other than you, the Annuitant or a member of either your or the Annuitant's families who is state licensed to give medical care or treatment and is acting within the scope of that license.

Specific details and definitions of terms in relation to this benefit may differ in certain jurisdiction.

         Free Withdrawals: Each Annuity Year in the accumulation phase you may withdraw a limited amount of Account Value without application of any applicable contingent deferred sales charge. Such free withdrawals are available to meet liquidity needs. Free withdrawals are not available at the time of a surrender of an Annuity. Withdrawals of any type made prior to age 59 1/2 may be subject to a 10% tax penalty (see "Penalty on Distributions").

Your free withdrawal request must be at least $100. Amounts received as Systematic Withdrawals or as Minimum Distributions are deemed to come first from the amount available under this Free Withdrawal provision (see "Systematic Withdrawals" and "Minimum Distributions"). You may also request to receive as a lump sum any free withdrawal amount not already received that Annuity Year under a plan of Systematic Withdrawals or as Minimum Distributions.

The maximum amount available as a free withdrawal during an Annuity Year is the greater of your Annuity's "growth" or 10% of "new" Purchase Payments. "Growth" equals the then current Account Value less all "unliquidated" Purchase Payments and less the value at the time credited of any Exchange Credits (see "Exchange Contracts"). "Unliquidated" means not previously surrendered or withdrawn. "New" Purchase Payments are those received in the four (4) years prior to the date as of which a free withdrawal occurs. For purposes of the contingent deferred sales charge, amounts withdrawn as a free withdrawal are not considered a liquidation of Purchase Payments. Therefore, any free withdrawal will not reduce the amount of any applicable contingent deferred sales charge upon any partial withdrawal or subsequent surrender.

         Partial Withdrawals: You may withdraw part of your Surrender Value. The minimum partial withdrawal is $100. The Surrender Value that must remain in the Annuity as of the date of this transaction is $1,000. If the amount of the partial withdrawal request exceeds the maximum amount available, we reserve the right to treat your request as one for a full surrender.

On a partial withdrawal, the contingent deferred sales charge is assessed against any "unliquidated" "new" Purchase Payments withdrawn. "Unliquidated" means not previously surrendered or withdrawn. For these purposes, amounts are deemed to be withdrawn in the following order:

         (1) From any amount then available as a free withdrawal; then from

         (2) "Old" Purchase Payments (Purchase Payments allocated to Account Value more than seven years prior to the partial withdrawal); then from

         (3) "New" Purchase Payments (If there are multiple "new" Purchase Payments, the one received earliest is liquidated first, then the one received next earliest, and so forth); then from

         (4) Other Surrender Value.

         Systematic Withdrawals: We offer Systematic Withdrawals of earnings only, principal plus earnings or a flat dollar amount. Generally, Systematic Withdrawals from Fixed Allocations are limited to earnings accrued after the program of Systematic Withdrawals begins, or payments of fixed dollar amounts that do not exceed such earnings. A program of Systematic Withdrawals begins on the date we accept, at our Office, your request for such a program. Systematic Withdrawals are deemed to be withdrawn from Surrender Value in the same order as partial withdrawals for purposes of determining if the contingent deferred sales charge applies. Penalties may apply (see "Free Withdrawals").

A Systematic Withdrawal from a Fixed Allocation is not subject to the MVA. We calculate the Fixed Allocation's credited interest since the prior withdrawal as A minus B, plus C, where:

         A is the Interim Value of the applicable Fixed Allocation as of the date of the Systematic Withdrawal;

         B is the Interim Value of the applicable Fixed Allocation as of the later of the beginning of its then current Guarantee Period or the beginning of the Systematic Withdrawal program; and

         C is the total of all partial or free withdrawals and any transfers from such Fixed Allocation since the later of the beginning of its then current Guarantee Period or the beginning of the Systematic Withdrawal program.

Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis. You may not simultaneously receive Systematic Withdrawals from a Fixed Allocation and participate in a dollar cost averaging program under which Account Value is transferred from the same Fixed Allocation (see "Dollar Cost Averaging"). Systematic Withdrawals are not available while you are taking any Minimum Distributions (see "Minimum Distributions"). Systematic Withdrawals of earnings or earnings plus principal are not available while any asset allocation program is in effect in relation to your Annuity.

The Surrender Value of your Annuity must be at least $20,000 when we accept your request for a program of Systematic Withdrawals. The minimum for each Systematic Withdrawal is $100. For any scheduled Systematic Withdrawal other than the last that does not meet this minimum, we reserve the right to defer such a withdrawal and add the amount that would have been withdrawn to the amount that is to be withdrawn at the next Systematic Withdrawal.

Should we suspend or cancel offering Systematic Withdrawals, such suspension or cancellation will not affect any Systematic Withdrawal programs then in effect.

         Minimum Distributions: Minimum Distributions are a specific type of Systematic Withdrawal program. Minimum Distributions are subject to all the rules applicable to Systematic Withdrawals unless we specifically indicate that one or more of such rules do not apply. In addition, certain rules apply only to Minimum Distributions.

You may elect to have us calculate Minimum Distributions annually if your Annuity is being used for certain qualified purposes under the Code. Requests to calculate a Minimum Distribution amount must be made three (3) days prior to the date that your Minimum Distribution payment is processed to allow for calculation and processing of the required amount. We calculate such amounts assuming the Minimum Distribution amount is based solely on the value of your Annuity. The required Minimum Distribution amounts applicable to your particular situation may depend on other annuities, savings or investments of which we are unaware, so that the required amount may be greater than the Minimum Distribution amount we calculate based on the value of your Annuity. We reserve the right to charge a fee for each annual calculation. Minimum Distributions are not concurrently available with any other programs of Systematic Withdrawals. You may elect to have Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum for Systematic Withdrawals does not apply to Minimum Distributions.

Each Minimum Distribution will be taken from the investment options you select. However, the portion of any Minimum Distribution that can be taken from any Fixed Allocations may not exceed the then current ratio between your Account Value in all Fixed Allocations you maintain and your total Account Value. No MVA applies to any portion of Minimum Distributions taken from Fixed Allocations. Minimum Distributions are not available from any Fixed Allocations if such Fixed Allocation is being used in a dollar cost averaging program (see "Dollar Cost Averaging"). Minimum Distributions from Fixed Allocations are not subject to the limitation on Systematic Withdrawals that limits a program of Systematic
Withdrawals from Fixed Allocations only to earnings accrued after program inception.

No contingent deferred sales charge is assessed against amounts withdrawn as a Minimum Distribution, but only to the extent of the Minimum Distribution required from your Annuity at the time it is taken. The contingent deferred sales charge may apply to additional amounts withdrawn to meet minimum distribution requirements in relation to other retirement programs you may maintain.

Amounts withdrawn as Minimum Distributions are considered to come first from the amounts available as a free withdrawal (see "Free Withdrawals") as of the date of the yearly calculation of the Minimum Distribution amount. Minimum Distributions over that amount are not deemed to be a liquidation of Purchase Payments (see "Partial Withdrawals").

         Death Benefit: In the accumulation phase, a death benefit is payable. If the Annuity is owned by one or more natural persons, it is payable upon the first death of such Participants. If the Annuity is owned by an entity, the death benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. If a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, the Contingent Annuitant then becomes the Annuitant. There may be adverse tax consequences for certain entity Participants if they name a Contingent Annuitant (see "Participant, Annuitant and Beneficiary Designations").

The person upon whose death the death benefit is payable is referred to below as the "decedent". For purposes of this death benefit provision, "withdrawals" means withdrawals of any type (free withdrawals, partial withdrawals, Systematic Withdrawals, Minimum Distributions) before assessment of any applicable contingent deferred sales charge and after any applicable MVA. For purposes of this provision, persons named Participant or Annuitant within 60 days of the Issue Date are treated as if they were a Participant or Annuitant on the Issue Date.

The death benefit is as follows,  and is subject to the conditions  described in
(1), (2) and (3) below:

         (1) If death occurs prior to the decedent's age 75: the death benefit is the greater of your Account Value in Sub-accounts plus the Interim Value of any Fixed Allocations, or the minimum death benefit ("Minimum Death Benefit"). The Minimum Death Benefit is the sum of all Purchase Payments less the sum of all withdrawals.

         (2) If death occurs when the decedent is age 75 or older: the death benefit is your Account Value.

         (3) If a decedent was not named a Participant or Annuitant as of the Issue Date and did not become such as a result of a prior Participant's or Annuitant's death: the Minimum Death Benefit is suspended as to that person for a two year period from the date he or she first became a Participant or Annuitant. If that person's death occurs during the suspension period and prior to age 75, the death benefit is your Account Value in Sub-accounts plus the Interim Value of any Fixed Allocations. If death occurs during the suspension period when such decedent is age 75 or older, the death benefit is your Account Value. After the suspension period is completed, the death benefit is the same as if such person had been a Participant or Annuitant on the Issue Date.

The amount of the death benefit is determined as of the date we receive In Writing "due proof of death". The following constitutes "due proof of death":
(a)(i) a certified copy of a death certificate, (ii) a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or (iii) any other proof satisfactory to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds; and (c) any applicable election of the mode of payment of the death benefit, if not previously elected by the Participant. The death benefit is reduced by any annuity payments made prior to the date we receive In Writing such due proof of death.

If the death benefit becomes payable prior to the Annuity Date due to the death of the Participant and the Beneficiary is the Participant's spouse, then in lieu of receiving the death benefit, such Participant's spouse may elect to be treated as a Participant and continue the Annuity.

In the event of your death, the benefit must be distributed within: (a) five years of the date of death; or (b) over a period not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Distribution after your death to be paid under (b) above, must commence within one year of the date of death.

If the Annuitant dies before the Annuity Date, the Contingent Annuitant will become the Annuitant. Where allowed by law, if the Annuity is owned by one or more natural persons, the oldest of any such Participants not named as the Annuitant immediately becomes the Contingent Annuitant if: (a) the Contingent Annuitant predeceases the Annuitant; or (b) if you do not designate a Contingent Annuitant.

In the payout phase, we continue to pay any "certain" payments (payments not contingent on the continuance of any life) to the Beneficiary subsequent to the death of the Annuitant.

         Annuity Payments: Annuity payments can be guaranteed for life, for a certain period, or for a certain period and life. We make available fixed payments, and as of the date of this Prospectus, adjustable payments (payments which may or may not be changed on specified adjustment dates based on annuity purchase rates we are then making available to annuities of the same class). We may or may not be making adjustable annuities available on the Annuity Date. To the extent there is any tax basis in the annuity, a portion of each annuity payment is treated for tax purposes as a return of such basis until such tax basis is exhausted. The amount deemed such a return of basis is determined in accordance with the requirements of the Code (see "Certain Tax Considerations").

You may choose an Annuity Date, an annuity option and the frequency of annuity payments when you purchase an Annuity, or at a later date. Your choice of Annuity Date and annuity option may be limited depending on your use of the Annuity and the applicable jurisdiction. Subject to our rules, you may choose an Annuity Date, option and frequency of payments suitable to your needs and circumstances. You should consult with competent tax and financial advisors as to the appropriateness of any such choice. For annuities subject to New York law, the Annuity Date may not exceed the first day of the calendar month following the Annuitant's 85th birthday.

You may change your choices at any time up to 30 days before the earlier of: (a) the date we would have applied your Account Value to an annuity option had you not made the change; or (b) the date we will apply your Account Value to an annuity option in relation to the new Annuity Date you are then selecting. You must request this change In Writing. The Annuity Date must be the first or the fifteenth day of a calendar month.

In the absence of an election In Writing: (a) the Annuity Date is the first day of the calendar month first following the later of the Annuitant's 85th birthday or the fifth anniversary of our receipt at our Office of your request to purchase an Annuity; and (b) where allowed by law, fixed monthly payments will commence under option 2, described below, with 10 years certain. For annuities subject to New York law, in the absence of an election In Writing: (a) the Annuity Date is the first day of the calendar month following the Annuitant's 90th birthday; and (b) fixed monthly payments will commence under Option 2, described below, with 10 years certain. The amount to be applied is your Annuity's Account Value 15 business days prior to the Annuity Date. In determining your annuity payments, we credit interest using our then current crediting rate for this purpose, which is not less than 3% of interest per year, between the date Account Value is applied to an annuity option and the Annuity Date. If there is any remaining contingent deferred sales charge applicable as of the Annuity Date, then the annuity option you select must include a certain period of not less than 5 years' duration. As a result of this rule, making additional Purchase Payments within four years of the Annuity Date will prevent you from choosing an annuity option with a certain period of less than 5 years' duration. Annuity options in addition to those shown are available with our consent. The minimum initial amount payable is the minimum initial annuity amount we allow under our then current rules. Should you wish to receive a lump sum payment, you must request to surrender your Annuity prior to the Annuity Date (see "Surrender").

You may elect to have any amount of the proceeds due to the Beneficiary applied under any of the options described below, but only to the extent selecting such an option does not alter the tax status of the Annuity. Except where a lower amount is required by law, the minimum monthly annuity payment is $100.

If you have not made an election prior to proceeds becoming due, the Beneficiary may elect to receive the death benefit under one of the annuity options. However, if you made an election, the Beneficiary may not alter such election.

For purposes of the annuity options described below, the term "key life" means the person or persons upon whose life any payments dependent upon the continuation of life are based.

         (1) Option 1 - Payments for Life: Under this option, income is payable periodically prior to the death of the key life, terminating with the last payment due prior to such death. Since no minimum number of payments is guaranteed, this option offers the maximum level of periodic payments of the annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

         (2)  Option 2 -  Payments  for Life with 10,  15, or 20 Years  Certain:
Under this option, income is payable periodically for 10, 15, or 20 years, as selected, and thereafter until the death of the key life. Should the death of the key life occur before the end of the period selected, the remaining payments are paid to the Beneficiary to the end of such period.

         (3) Option 3 - Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments nor death benefits would be payable.

         (4) Option 4 - Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. The number of years is subject to our then current rules. Should the payee die before the end of the specified number of years, the remaining payments are paid to the Beneficiary to the end of such period. Note that under this option, payments are not based on how long we expect any key life to live. Therefore, that portion of the mortality risk charge assessed to cover the risk that key lives outlive our expectations provides no benefit to a Participant selecting this option.

The first payment varies according to the annuity options and payment frequency selected. The first periodic payment is determined by multiplying the Account Value (expressed in thousands of dollars) as of the close of business on the fifteenth day preceding the Annuity Date, plus interest at not less than 3% per year from such date to the Annuity Date, by the amount of the first periodic payment per $1,000 of value obtained from our annuity rates for that type of annuity and for the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with ages set back one year for males and two years for females and with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

         Qualified Plan Withdrawal Limitations: The Annuities are endorsed such that there are surrender or withdrawal limitations when used in relation to certain retirement plans for employees which are designed to qualify under various sections of the Code. These limitations do not affect certain roll-overs or exchanges between qualified plans. Distribution of amounts attributable to contributions made pursuant to a salary reduction agreement (as defined in Code section 403(b)), or attributable to transfers to a tax sheltered annuity from a custodial account (as defined in Code section 403(b)(7)), is restricted to the employee's: (a) separation from service; (b) death; (c) disability (as defined in Section 72(m)(7) of the Code); (d) reaching age 59 1/2; or (e) hardship. Hardship withdrawals are restricted to amounts attributable to salary reduction contributions, and do not include investment results. In the case of tax sheltered annuities, these limitations do not apply to certain salary reduction contributions made and investment results earned prior to dates specified in the Code. In addition, the limitation on hardship withdrawals does not apply to salary reduction contributions made and investment results earned prior to dates specified in the Code which have been transferred from custodial accounts. Rollovers from the types of plans noted to another qualified plan or to an individual retirement account or individual retirement annuity are not subject to the limitations noted. Certain distributions, including rollovers, that are not transferred directly to the trustee of another qualified plan, the custodian of an individual retirement account or the issuer of an individual retirement annuity may be subject to automatic 20% withholding for Federal income tax. This may also trigger withholding for state income taxes (see "Certain Tax Considerations"). With respect to the restrictions on withdrawals set forth above, the Company is relying upon a no-action letter dated November 28, 1988 from the staff of the Securities and Exchange Commission to the American Council of Life Insurance with respect to annuities issued under Section 403(b) of the Code, the requirements of which have been complied with by the Company.

         Pricing of Transfers and Distributions: We "price" transfers and distributions on the dates indicated below.

         (1) We price "scheduled" transfers and distributions as of the date such transactions are so scheduled. "Scheduled" transactions include transfers under a dollar cost averaging program, Systematic Withdrawals, Minimum Distributions, transfers previously scheduled with us at our Office pursuant to any ongoing asset allocation or similar program, and annuity payments.

         (2) We price "unscheduled" transfers, partial withdrawals and free withdrawals as of the date we receive In Writing at our Office the request for such transactions. "Unscheduled" transfers include any transfers processed in conjunction with any market timing program, or transfers not previously scheduled with us at our Office pursuant to any asset allocation or similar program which you authorize to be employed on your behalf. "Unscheduled" transfers received pursuant to an authorization to accept transfers, using voice or data transmission over the phone are priced as of the Valuation Period we receive the request at our Office for such transactions.

         (3) We price surrenders, medically-related surrenders and death benefits as of the date we receive at our Office all materials we require for such transactions and such materials are satisfactory to us (see "Surrenders", "Medically-related Surrenders" and "Death Benefits").

The pricing of transfers and distributions involving Sub-accounts includes the determination of the applicable Unit Price for the Units transferred or distributed. The pricing of transfers and distributions involving Fixed Allocations includes the determination of any applicable MVA. Any applicable MVA alters the amount available when all the Account Value in a Fixed Allocation is being transferred or distributed. Any applicable MVA alters the amount of Interim Value needed when only a portion of the Account Value is being transferred or distributed. Unit Prices may change each Valuation Period to reflect the investment performance of the Sub-accounts. The MVA applicable to each Fixed Allocation changes once each month and also each time we declare a different rate for new Fixed Allocations. Payment is subject to our right to defer transactions for a limited period (see "Deferral of Transactions").

         Voting Rights: You have voting rights in relation to Account Value maintained in the Sub-accounts. You do not have voting rights in relation to Account Value maintained in any Fixed Allocations or in relation to fixed or adjustable annuity payments.

We will vote shares of the underlying mutual funds or portfolios in which the Sub-accounts invest in the manner directed by Participants. Participants give instructions equal to the number of shares represented by the Sub-account Units attributable to their Annuity.

We will vote the shares attributable to assets held in the Sub-accounts solely for us rather than on behalf of Participants, or any share as to which we have not received instructions, in the same manner and proportion as the shares for which we have received instructions. We will do so separately for each Sub-account from various classes that may invest in the same underlying mutual fund portfolio.

The number of votes for an underlying mutual fund or portfolio will be determined as of the record date for such underlying mutual fund or portfolio as chosen by its board of trustees or board of directors, as applicable. We will furnish Participants with proper forms and proxies to enable them to instruct us how to vote.

You may instruct us how to vote on the following matters: (a) changes to the board of trustees or board of directors, as applicable; (b) changing the independent accountant; (c) approval of changes to the investment advisory agreement or adoption of a new investment advisory agreement; (d) any change in the fundamental investment policy; and (e) any other matter requiring a vote of the shareholders.

With respect to approval of changes to the investment advisory agreement, approval of a new investment advisory agreement or any change in fundamental investment policy, only Participants maintaining Account Value as of the record date in a Sub-account investing in the applicable underlying mutual fund portfolio will instruct us how to vote on the matter, pursuant to the requirements of Rule 18f-2 under the 1940 Act.

         Transfers, Assignments or Pledges: Generally, your rights in an Annuity may be transferred, assigned or pledged for loans at any time. However, these rights may be limited depending on your use of the Annuity. These transactions may be subject to income taxes and certain penalty taxes (see "Certain Tax Considerations"). You may transfer, assign or pledge your rights to another person at any time, prior to any death upon which the death benefit is payable. You must request a transfer or provide us a copy of the assignment In Writing. A transfer or assignment is subject to our acceptance. Prior to receipt of this notice, we will not be deemed to know of or be obligated under any assignment prior to our receipt and acceptance thereof. We assume no responsibility for the validity or sufficiency of any assignment. Transfer of all or a portion of ownership rights may affect the minimum death benefit (see "Death Benefits").

         Reports  to You: We mail to Owners,  at their last known
address of record, any statements and reports required by applicable law or regulation. Owners should therefore give us prompt notice of any address change. We send a confirmation statement to Owners each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. Quarterly statements are also mailed detailing the activity affecting your Annuity during the calendar quarter. You may request additional reports. We reserve the right to charge up to $50 for each such additional report. Instead of immediately confirming transactions made pursuant to some type of periodic transfer program (such as a dollar cost averaging program) or a periodic Purchase Payment program, such as a salary reduction arrangement, we may confirm such transactions in quarterly statements. You should review the information in these statements carefully. All errors or corrections must be reported to us at our Office as soon as possible and no later than the date below to assure proper accounting to your Annuity. For transactions for which we immediately send confirmations, we assume all transactions are accurate unless you notify us otherwise within 10 days from the date you receive the confirmation. For transactions that are only confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 10 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 10 day period. We may also send to Owners each year an annual report and a semi-annual report containing financial statements for the applicable Sub-accounts, as of December 31 and June 30, respectively.

SALE OF THE ANNUITIES: American Skandia Marketing, Incorporated ("ASM, Inc.") a wholly-owned subsidiary of American Skandia Investment Holding Corporation, acts as the principal underwriter of the Annuities. ASM Inc.'s principal business address is One Corporate Drive, Shelton, Connecticut 06484. ASM, Inc. is a member of the National Association of Securities Dealers, Inc. ("NASD").

         Distribution: ASM, Inc. will enter into distribution agreements with certain broker-dealers registered under the Securities and Exchange Act of 1934 or with entities which may otherwise offer the Annuities that are exempt from such registration. Under such distribution agreements such broker-dealers or entities may offer Annuities to persons who have established an account with the broker-dealer or entity. Such eligible persons also will be customers of one or more subsidiaries of Fleet Financial Group, Inc. Fleet Investment Advisors, Inc., one of the investment advisors of one of the underlying mutual funds, is a subsidiary of Fleet Financial Group, Inc. In certain cases, the broker-dealer may also be an affiliate of one of the investment advisors of one of the underlying mutual funds. In addition, ASM, Inc. may offer Annuities directly to potential purchasers. The maximum initial concession to be paid on premiums received is up to 4.5% and a portion of compensation may be paid from time to time based on all or a portion of Account Value.

         Advertising: We may advertise certain information regarding the performance of the investment options. Details on how we calculate performance measures for the Sub-accounts are found in the Statement of Additional Information. This performance information may help you review the performance of the investment options and provide a basis for comparison with other annuities. This information may be less useful when comparing the performance of the investment options with other savings or investment vehicles. Such other investments may not provide some of the benefits of annuities, or may not be designed for long-term investment purposes. Additionally other savings or investment vehicles may not be treated like annuities under the Code.

The information we may advertise regarding the Fixed Allocations may include the then current interest rates we are crediting to new Fixed Allocations. Information on Current Rates will be as of the date specified in such advertisement. Rates will be included in advertisements to the extent permitted by law. Given that the actual rates applicable to any Fixed Allocation are as of the date of any such Fixed Allocation's Guarantee Period begins, the rate credited to a Fixed Allocation may be more or less than those quoted in an advertisement.

Performance information on the Sub-accounts is based on past performance only and is no indication of future performance. Performance of the Sub-accounts should not be considered a representation of the performance of such Sub-accounts in the future. Performance of the Sub-accounts is not fixed. Actual performance will depend on the type, quality and, for some of the Sub-accounts, the maturities of the investments held by the underlying mutual funds or portfolios and upon prevailing market conditions and the response of the underlying mutual funds to such conditions. Actual performance will also depend on changes in the expenses of the underlying mutual funds or portfolios. Such changes are reflected, in turn, in the Sub-accounts which invest in such underlying mutual fund or portfolio. In addition, the amount of charges assessed against each Sub-account will affect performance.

Some of the underlying mutual fund portfolios existed prior to the inception of these Sub-accounts. Performance quoted in advertising regarding such Sub-accounts may indicate periods during which the Sub-accounts have been in existence but prior to the initial offering of the Annuities, or periods during which the underlying mutual fund portfolios have been in existence, but the Sub-accounts have not. Such hypothetical performance is calculated using the same assumptions employed in calculating actual performance since inception of the Sub-accounts.

As part of any advertisement of Standard Total Return, we may advertise the "Non-standard Total Return" of the Sub-accounts. Non-standard Total Return does not take into consideration the Annuity's contingent deferred sales charge and/or the Annual Maintenance Fee.

Advertisements   we  distribute   may  also  compare  the   performance  of  our
Sub-accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, the Shearson Lehman Bond Index, the Frank Russell non-U.S. Universal Mean, the Morgan Stanley Capital International Index of Europe, Asia and Far East Funds, and the Morgan Stanley Capital International World Index; and/or (b) other management investment companies with investment objectives similar to the mutual fund or portfolio underlying the Sub-accounts being compared. This may include the performance ranking assigned by various publications, including but not limited to the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today and statistical services, including but not limited to Lipper Analytical Services Mutual Funds Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, SEI, the Morningstar Mutual Fund Sourcebook and the Morningstar Variable Annuity/Life Sourcebook.

American Skandia Life Assurance Corporation may advertise its rankings and/or ratings by independent financial ratings services. Such rankings may help you in evaluating our ability to meet our obligations in relation to Fixed Allocations, pay minimum death benefits, pay annuity payments or administer Annuities. Such rankings and ratings do not reflect or relate to the performance of Separate Account B or Separate Account D.

CERTAIN TAX CONSIDERATIONS: The following is a brief summary of certain Federal income tax laws as they are currently interpreted. No one can be certain that the laws or interpretations will remain unchanged or that agencies or courts will always agree as to how the tax law or regulations are to be interpreted. This discussion is not intended as tax advice. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

         Our Tax Considerations:  We are taxed as a life insurance company under
Part I, subchapter L, of the Code.

         Tax Considerations Relating to Your Annuity: Section 72 of the Code governs the taxation of annuities in general. Taxation of an annuity is largely dependent upon: (a) whether it is used in a qualified pension or profit sharing plan or other retirement arrangement eligible for special treatment under the Code; and (b) the status of the beneficial owner as either a natural or non-natural person (when the annuity is not used in a retirement plan eligible for special tax treatment). Non-natural persons include corporations, trusts, and partnerships, except where these entities own an annuity as an agent or nominal owner for a natural person who is the beneficial owner. Natural persons are individuals.

         Non-natural Persons: Any increase during a tax year in the value of an annuity if not used in a retirement plan eligible for special treatment under the Code is currently includible in the gross income of a non-natural person that is the contractholder. There are exceptions if an annuity is held by: (a) a structured settlement company; (b) an employer with respect to a terminated pension plan; (c) entities other than employers, such as a trust, holding an annuity as an agent for a natural person; or (d) a decedent's estate by reason of the death of the decedent.

         Natural Persons: Increases in the value of an annuity when the contractholder is a natural person generally are not taxed until distribution occurs. Distribution can be in a lump sum payment or in annuity payments under the annuity option elected. Certain other transactions may be deemed to be a distribution. The provisions of Section 72 of the Code concerning these distributions are summarized briefly below.

         Distributions: Generally, distributions received before the annuity payments begin are treated as being derived first from "income on the contract" and includible in gross income. The amount of the distribution exceeding "income on the contract" is not included in gross income. "Income on the contract" for an annuity is computed by subtracting from the value of all "related contracts" (our term, discussed below) the taxpayer's "investment in the contract": an amount equal to total purchase payments for all "related contracts" less any previous distributions or portions of such distributions from such "related contracts" not includible in gross income. "Investment in the contract" may be affected by whether an annuity or any "related contract" was purchased as part of a tax-free exchange of life insurance or annuity contracts under Section 1035 of the Code.

"Related contracts" may mean all annuity contracts or certificates evidencing participation in a group annuity contract for which the taxpayer is the policyholder and which are issued by the same insurer within the same calendar year, irrespective of the named annuitants. It is clear that "related contracts" include contracts prior to when annuity payments begin. However, there may be circumstances under which "related contracts" may include contracts recognized as immediate annuities under state insurance law or annuities for which annuity payments have begun. In a ruling addressing the applicability of a penalty on distributions, the Internal Revenue Service treated distributions from a contract recognized as an immediate annuity under state insurance law like distributions from a deferred annuity. The situation addressed by such ruling included the fact that: (a) the immediate annuity was obtained pursuant to an exchange of contracts; and (b) the purchase payments for the exchanged contract were contributed more than one year prior to the first annuity payment payable under the immediate annuity. This ruling also may or may not imply that annuity payments from a deferred annuity on or after its annuity date may be treated the same as distributions prior to the annuity date if such deferred annuity was:
(a) obtained pursuant to an exchange of contracts; and (b) the purchase payments for the exchanged contract were made or may be deemed to have been made more than one year prior to the first annuity payment.

If "related contracts" include immediate annuities or annuities for which annuity payments have begun, then "related contracts" would have to be taken into consideration in determining the taxable portion of each annuity payment (as outlined in the "Annuity Payments" subsection below) as well as in determining the taxable portion of distributions from an annuity or any "related contracts" before annuity payments have begun. We cannot guarantee that immediate annuities or annuities for which annuity payments have begun could not be deemed to be "related contracts". You are particularly cautioned to seek advice from your own tax advisor on this matter.

Amounts received under a contract on its complete surrender, redemption, or maturity are includible in gross income to the extent that they exceed the cost of the contract, i.e., they exceed the total premiums or other consideration paid for the contract minus amounts received under the contract that were not reportable as gross income.


                  Loans, Assignments and Pledges: Any amount received directly or indirectly as a loan from, or any assignment or pledge of any portion of the value of an annuity before annuity payments have begun are treated as a distribution subject to taxation under the distribution rules set forth above. Any gain in an annuity subsequent to the assignment or pledge of an entire annuity while such assignment or pledge remains in effect is treated as "income on the contract" in the year in which it is earned. For annuities not issued for use as qualified plans (see "Tax Considerations When Using Annuities in Conjunction with Qualified Plans"), the cost basis of the annuity is increased by the amount of any assignment or pledge includible in gross income. The cost basis is not affected by any repayment of any loan for which the annuity is collateral or by payment of any interest thereon.

                  Gifts: The gift of an annuity to other than the spouse of the contract holder (or former spouse incident to a divorce) is treated for income tax purposes as a distribution.

                  Penalty on Distributions: Subject to certain exceptions, any distribution from an annuity no used in conjunction with qualified plans is subject to a penalty equal to 10% of the amount includible in gross income. This penalty does not apply to certain distributions, including: (a) distributions made on or after the taxpayer's age 59 1/2; (b) distributions made on or after the death of the holder of the contract, or, where the holder of the contract is not a natural person, the death of the annuitant; (c) distributions attributable to the taxpayer's becoming disabled; (d) distributions which are part of a scheduled series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer (or the joint lives of the taxpayer and the taxpayer's Beneficiary); (e) distributions of amounts which are allocable to "investments in the contract" made prior to August 14, 1982; (f) payments under an immediate annuity as defined in the Code; (g) distributions under a qualified funding asset under Code Section 130(d); or (h) distributions from an annuity purchased by an employer on the termination of a qualified pension plan that is held by the employer until the employee separates from service.

Any modification, other than by reason of death or disability, of distributions which are part of a scheduled series of substantially equal periodic payments as noted in (d), above, that occur before the taxpayer's age 59 1/2 or within 5 years of the first of such scheduled payments will result in the requirement to pay the taxes that would have been due had the payments been treated as subject to tax in the years received, plus interest for the deferral period. It is our understanding that the Internal Revenue Service does not consider a scheduled series of distributions to qualify under (d), above, if the holder of the annuity retains the right to modify such distributions at will, even if such right is not exercised, or, for a variable annuity, if the distributions are not based on a substantially equal number of Units, rather than a substantially equal dollar amount.

The Internal Revenue Service has ruled that the exception to the 10% penalty described above for "non-qualified" immediate annuities as defined under the Code may not apply to annuity payments under a contract recognized as an immediate annuity under state insurance law obtained pursuant to an exchange of contracts if: (a) purchase payments for the exchanged contract were contributed or deemed to be contributed more than one year prior to the first annuity payment payable under the immediate annuity; and (b) the annuity payments under the immediate annuity do not meet the requirements of any other exception to the 10% penalty. This ruling may or may not imply that the exception to the 10% penalty may not apply to annuity payments paid pursuant to a deferred annuity obtained pursuant to an exchange of contract if: (a) purchase payments for the exchanged contract were contributed or may be deemed to be contributed more than one year prior to the first annuity payment pursuant to the deferred annuity contract; or (b) the annuity payments pursuant to the deferred annuity do not meet the requirements of any other exception to the 10% penalty.

                  Annuity Payments: The taxable portion of each payment received as an annuity on or after the annuity start date is determined by a formula which establishes the ratio that "investment in the contract" bears to the total value of annuity payments to be made. However, the total amount excluded under this ratio is limited to the "investment in the contract". The formula differs between fixed and variable annuity payments. Where the annuity payments cease because of the death of the person upon whose life payments are based and, as of the date of death, the amount of annuity payments excluded from taxable income by the exclusion ratio does not exceed the investment in the contract, then the remaining portion of unrecovered investment is allowed as a deduction in the tax year of such death.

                  Tax Free Exchanges: Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. If an annuity is obtained by a tax-free exchange of a life insurance, annuity or endowment contract purchased prior to August 14, 1982, then any distributions other than as annuity payments which do not exceed the portion of the "investment in the contract" (purchase payments made into the other contract, less prior distributions) prior to August 14, 1982, are not included in taxable income. In all other respects, the general provisions of the Code apply to distributions from annuities obtained as part of such an exchange.

                  Transfers Between Investment Options: Transfers between investment options are not subject to taxation. The Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. Such guidelines may or may not address the number of investment options or the number of transfers between investment options offered under a variable annuity. It is not known whether such guidelines, if in fact promulgated, would have retroactive effect. It is also not known what effect, if any, such guidelines may have on transfers between the investment options of the Annuity offered pursuant to this Prospectus. We will take any action, including modifications to your Annuity or the Sub-accounts, required to comply with such guidelines if promulgated.

                  Estate  and  Gift  Tax   Considerations:   You  should  obtain
competent tax advice with respect to possible federal and state gift tax consequences flowing from the ownership and transfer of annuities.

                  Generation-Skipping Transfers: Under the Code certain taxes may be due when all or part of an annuity is transferred to or a death benefit is paid to an individual two or more generations younger than the contract holder. These taxes tend to apply to transfers of significantly large dollar amounts. We may be required to determine whether a transaction must be treated as a direct skip as defined in the Code and the amount of the resulting tax. If so required, we will deduct from your Annuity or from any applicable payment to be treated as a direct skip any amount we are required to pay as a result of the transaction.

                  Diversification: Section 817(h) of the Code provides that a variable annuity contract, in order to qualify as an annuity, must have an "adequately diversified" segregated asset account (including investments in a mutual fund by the segregated asset account of insurance companies). The Treasury Department's regulations prescribe the diversification requirements for variable annuity contracts. We believe the underlying mutual fund portfolios should comply with the terms of these regulations.

                  Federal Income Tax Withholding: Section 3405 of the Code provides for Federal income tax withholding on the portion of a distribution which is includible in the gross income of the recipient. Amounts to be withheld depend upon the nature of the distribution. However, under most circumstances a recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by filing a completed election form with us.

Certain distributions, including rollovers, from most retirement plans, may be subject to automatic 20% withholding for Federal income taxes. This will not apply to: (a) any portion of a distribution paid as Minimum Distributions; (b) direct transfers to the trustee of another retirement plan; (c) distributions from an individual retirement account or individual retirement annuity; (d) distributions made as substantially equal periodic payments for the life or life expectancy of the participant in the retirement plan or the life or life expectancy of such participant and his or her designated beneficiary under such plan; and (e) certain other distributions where automatic 20% withholding may not apply.

         Tax  Considerations  When Using Annuities in Conjunction with Qualified
Plans: There are various types of qualified plans for which an annuity may be suitable. Benefits under a qualified plan may be subject to that plan's terms and conditions irrespective of the terms and conditions of any annuity used to fund such benefits ("qualified contract"). We have provided below general descriptions of the types of qualified plans in conjunction with which we may issue an Annuity. These descriptions are not exhaustive and are for general informational purposes only. We are not obligated to make or continue to make new Annuities available for use with all the types of qualified plans shown below.

The tax rules regarding qualified plans are complex. The application of these rules depend on individual facts and circumstances. Before purchasing an Annuity for use in funding a qualified plan, you should obtain competent tax advice, both as to the tax treatment and suitability of such an investment.

Qualified contracts include special provisions changing or restricting certain rights and benefits otherwise available to non-qualified annuities. You should read your Annuity carefully to review any such changes or limitations. The changes and limitations may include, but may not be limited to, restrictions on ownership, transferability, assignability, contributions, distributions, as well as reductions to the minimum allowable purchase payment for an annuity and any subsequent annuity you may purchase for use as a qualified contract. Additionally, various penalty and excise taxes may apply to contributions or distributions made in violation of applicable limitations.

         Individual Retirement Programs: Eligible individuals may maintain an individual retirement account or individual retirement annuity ("IRA"). Subject to limitations, contributions of certain amounts may be deductible from gross income. Purchasers of IRAs are to receive a special disclosure document, which describes limitations on eligibility, contributions, transferability and distributions. It also describes the conditions under which distributions from IRAs and other qualified plans may be rolled over or transferred into an IRA on a tax-deferred basis. Eligible employers that meet specified criteria may establish savings incentive match plans for employees using the employees' IRAs. These arrangements are known as Simple-IRAs. Employer contributions that may be made to Simple-IRAs are larger than the amounts that may be contributed to other IRAs, and may be deductible to the employer.

                  Tax Sheltered Annuities: A tax sheltered annuity ("TSA") under
Section 403(b) of the Code is a contract into which contributions may be made for the benefit of their employees by certain qualifying employers: public schools and certain charitable, educational and scientific organizations. Such contributions are not taxable to the employee until distributions are made from the TSA. The Code imposes limits on contributions, transfers and distributions. Nondiscrimination requirements apply as well.

                  Corporate Pension and Profit-sharing  Plans:  Annuities may be used to fund employee benefits of various retirement plans established by corporate employers. Contributions to such plans are not taxable to the employee until distributions are made from the retirement plan. The Code imposes limitations on contributions and distributions. The tax treatment of distributions is subject to special provisions of the Code, and also depends on the design of the specific retirement plan. There are also special requirements as to participation, nondiscrimination, vesting and nonforfeitability of interests.

                  H.R. 10 Plans: Annuities may also be used to fund benefits of retirement plans established by self-employed individuals for themselves and their employees. These are commonly known as "H.R. 10 Plans" or "Keogh Plans".
These plans are subject to most of the same types of limitations and requirements as retirement plans established by corporations. However, the exact limitations and requirements may differ from those for corporate plans.

                  Tax Treatment of Distributions from Qualified Annuities: A 10% penalty tax applies to the taxable portion of a distribution from a qualified contract unless one of the following exceptions apply to such distribution: (a) it is part of a properly executed transfer to another IRA, an individual retirement account or another eligible qualified plan; (b) it occurs on or after the taxpayer's age 59 1/2; (c) it is subsequent to the death or disability of the taxpayer (for this purpose disability is as defined in Section 72(m)(7) of the Code); (d) it is part of substantially equal periodic payments to be paid not less frequently than annually for the taxpayer's life or life expectancy or for the joint lives or life expectancies of the taxpayer and a designated beneficiary; (e) it is subsequent to a separation from service after the taxpayer attains age 55; (f) it does not exceed the employee's allowable deduction in that tax year for medical care; and (g) it is made to an alternate payee pursuant to a qualified domestic relations order. The exceptions stated above in (e), (f) and (g) do not apply to IRAs.

                  Section 457 Plans: Under Section 457 of the Code, deferred compensation plans established by governmental and certain other tax exempt employers for their employees may invest in annuity contracts. The Code limits contributions and distributions, and imposes eligibility requirements as well. Contributions are not taxable to employees until distributed from the plan. However, plan assets remain the property of the employer and are subject to the claims of the employer's general creditors until such assets are made available to participants or their beneficiaries.

OTHER MATTERS: Outlined below are certain miscellaneous matters you should know before investing in an Annuity.

         Deferral of Transactions: We may defer any distribution or transfer from a Fixed Allocation or an annuity payout for a period not to exceed the lesser of 6 months or the period permitted by law. If we defer a distribution or transfer from any Fixed Allocation or any annuity payout for more than thirty days, or less where required by law, we pay interest at the minimum rate required by law but not less than 3%, or at least 4% if required by your contract, per year on the amount deferred. We may defer payment of proceeds of any distribution from any Sub-account or any transfer from a Sub-account for a period not to exceed 7 calendar days from the date the transaction is effected. Any deferral period begins on the date such distribution or transfer would otherwise have been transacted (see "Pricing of Transfers and Distributions").

All procedures, including payment, based on the valuation of the Sub-accounts may be postponed during the period: (1) the New York Stock Exchange is closed (other than customary holidays or weekends) or trading on the New York Stock Exchange is restricted as determined by the SEC; (2) the SEC permits postponement and so orders; or (3) the SEC determines that an emergency exists making valuation or disposal of securities not reasonably practical.

         Resolving Material Conflicts: Underlying mutual funds or portfolios may be available to registered separate accounts offering either or both life and annuity contracts of insurance companies not affiliated with us. We also may offer life insurance and/or annuity contracts that offer different variable investment options from those offered under this Annuity, but which invest in the same underlying mutual funds or portfolios. It is possible that differences might arise between our Separate Account B and one or more accounts of other insurance companies which participate in a portfolio. It is also possible that differences might arise between a Sub-account offered under this Annuity and variable investment options offered under different life insurance policies or annuities we offer, even though such different variable investment options invest in the same underlying mutual fund or portfolio. In some cases, it is possible that the differences could be considered "material conflicts". Such a "material conflict" could also arise due to changes in the law (such as state insurance law or Federal tax law) which affect either these different life and annuity separate accounts or differing life insurance policies and annuities. It could also arise by reason of differences in voting instructions of persons with voting rights under our policies and/or annuities and those of other companies, persons with voting rights under annuities and those with rights under life policies, or persons with voting rights under one of our life policies or annuities with those under other life policies or annuities we offer. It could also arise for other reasons. We will monitor events so we can identify how to respond to such conflicts. If such a conflict occurs, we will take the necessary action to protect persons with voting rights under our life policies or annuities vis-a-vis those with rights under life policies or annuities offered by other insurance companies. We will also take the necessary action to treat equitably persons with voting rights under this Annuity and any persons with voting rights under any other life policy or annuity we offer.

         Modification: We reserve the right to any or all of the following: (a) combine a Sub-account with other Sub-accounts; (b) combine Separate Account B or a portion thereof with other "unitized" separate accounts; (c) terminate offering certain Guarantee Periods for new or renewing Fixed Allocations; (d) combine Separate Account D with other "non-unitized" separate accounts; (e) deregister Separate Account B under the 1940 Act; (f) operate Separate Account B as a management investment company under the 1940 Act or in any other form permitted by law; (g) make changes required by any change in the Securities Act of 1933, the Exchange Act of 1934 or the 1940 Act; (h) make changes that are necessary to maintain the tax status of your Annuity under the Code; (i) make changes required by any change in other Federal or state laws relating to retirement annuities or annuity contracts; and (j) discontinue offering any variable investment option at any time.

Also, from time to time, we may make additional Sub-accounts available to you. These Sub-accounts will invest in underlying mutual funds or portfolios of underlying mutual funds we believe to be suitable for the Annuity. We may or may not make a new Sub-account available to invest in any new portfolio of one of the current underlying mutual funds should such a portfolio be made available to Separate Account B.

We may eliminate Sub-accounts, combine two or more Sub-accounts or substitute one or more new underlying mutual funds or portfolios for the one in which a Sub-account is invested. Substitutions may be necessary if we believe an underlying mutual fund or portfolio no longer suits the purpose of the Annuity. This may happen due to a change in laws or regulations, or a change in the investment objectives or restrictions of an underlying mutual fund or portfolio, or because the underlying mutual fund or portfolio is no longer available for investment, or for some other reason. We would obtain prior approval from the insurance department of our state of domicile, if so required by law, before making such a substitution, deletion or addition. We also would obtain prior approval from the SEC so long as required by law, and any other required approvals before making such a substitution, deletion or addition.

We reserve the right to transfer assets of Separate Account B, which we determine to be associated with the class of contracts to which your Annuity belongs, to another "unitized" separate account. We also reserve the right to transfer assets of Separate Account D which we determine to be associated with the class of contracts to which your annuity belongs, to another "non-unitized" separate account. We notify you (and/or any payee during the payout phase) of any modification to your Annuity. We may endorse your Annuity to reflect the change.

         Misstatement of Age or Sex: If there has been a misstatement of the age and/or sex of any person upon whose life annuity payments or the minimum death benefit are based, we make adjustments to conform to the facts. As to annuity payments: (a) any underpayments by us will be remedied on the next payment following correction; and (b) any overpayments by us will be charged against future amounts payable by us under your Annuity.

         Ending the Offer: We may limit or discontinue offering Annuities. Existing Annuities will not be affected by any such action.

         Indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Legal Proceedings: As of the date of this Prospectus, neither we nor ASM, Inc. were involved in any litigation outside of the ordinary course of business, and know of no material claims.

THE COMPANY: American Skandia Life Assurance Corporation (ASLAC) is a stock insurance company domiciled in Connecticut with licenses in all 50 states. It is a wholly-owned subsidiary of American Skandia Investment Holding Corporation (ASIHC), whose ultimate parent is Skandia Insurance Company Ltd., a Swedish company. The Company markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, the Company markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.


During 1995, Skandia Vida, S.A. de C.V. was formed by the ultimate parent Skandia Insurance Company Ltd. The Company owns 99.9% ownership in Skandia Vida, S.A. de C.V. which is a life insurance company domiciled in Mexico. This Mexican life insurer is a start up company with expectations of selling long term savings products within Mexico. The Company's investment in Skandia Vida, S.A. de C.V. is $1,398,285 at December 31,1996.

         Lines of Business: The Company is in the business of issuing annuity policies, and has been so since its business inception in 1988. The Company currently offers the following annuity products: a) certain deferred annuities that are registered with the Securities and Exchange Commission, including variable annuities and fixed interest rate annuities that include a market value adjustment feature; b) certain other fixed deferred annuities that are not registered with the Securities and Exchange Commission; and c) fixed and adjustable immediate annuities.

         Selected Financial Data: The following selected financial data are qualified by reference to, and should be read in conjunction with, the financial statements, including related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The selected financial data as of and for each of the years ended December 31, 1996, 1995, 1994, 1993 and 1992 has not been audited. The selected financial data has been derived from the full financial statements for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 which were presented in conformity with generally accepted accounting principles and which were audited by Deloitte & Touche LLP, independent auditors, whose report on the Company's consolidated financial statements as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, is included herein.

                                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                 1996             1995           1994            1993           1992
                                                 ----             ----           ----            ----           ----
               Income Statement Data:
               Revenues:
               Annuity charges and fees*  $  69,779,522 $     38,837,358 $   24,779,785   $   11,752,984 $   4,846,134
               Fee income                    16,419,690        6,205,719      2,111,801          938,336       125,179
               Net investment income          1,585,819        1,600,674      1,300,217          692,758       892,053
               Annuity premium income           125,000                0         70,000          101,643     1,304,629
               Net realized capital
                gains/(losses)                  134,463           36,774         (1,942)         330,024       195,848
               Other income                      34,154           64,882         24,550            1,269        15,119
                                    ---------------------------------------- ------------------ -----------------------
               Total revenues          $     88,078,648 $     46,745,407 $   28,284,411   $   13,817,014 $   7,378,962
                                       ================ ================ ==============   ============== =============
               Benefits and Expenses:
               Annuity benefits                 613,594          555,421        369,652         383,515        276,997
               Increase/(decrease) in annuity
                 policy reserves                634,540       (6,778,756)     5,766,003       1,208,454      1,331,278
               Cost of minimum death benefit
                 reinsurance                  2,866,835        2,056,606              0               0              0
               Return credited
                 to contractowners              672,635       10,612,858       (516,730)        252,132        560,243
               Underwriting, acquisition and
                 other insurance expenses    49,915,661       35,970,524     18,942,720       9,547,951     11,338,765
               Interest expense              10,790,716        6,499,414      3,615,845         187,156              0
                                       ----------------------------------- ----------------- ----------------- ---------
               Total benefits and expenses$  65,493,981 $     48,916,067  $  28,177,490  $   11,579,208 $   13,507,283
                                          ================================  =============== ============== =============
               Income tax (benefit) expense$ (4,038,357)$        397,360  $     247,429  $      182,965 $            0
                                           =================================== ================= ========================

               Net income (loss)        $    26,623,024 $     (2,568,020) $    (140,508) $    2,054,841 $    (6,128,321)
                                        ================================= ================= =============================
               Balance Sheet Data:
               Total Assets             $ 8,334,662,876 $  5,021,012,890 $2,864,416,329  $1,558,548,537 $   552,345,206
                                          ==============  ============== ==============   ==============  ===============
               Future fees payable
                 to parent              $    47,111,936 $              0 $            0  $            0 $             0
                                        =============== ================ =============== =============== ===============

               Surplus Notes             $   213,000,000 $   103,000,000 $   69,000,000  $   20,000,000 $             0
                                         =============== =============== ================ ==============================
               Shareholder's  Equity     $   126,345,031 $    59,713,000 $     52,205,524 $  52,387,687  $   46,332,846
                                         =============== =============== ================ ================= ===========




*On   annuity   sales   of   $2,795,114,000,   $1,628,486,000,   $1,372,874,000,
$890,640,000  and  $287,596,000  during the years ended December 31, 1996, 1995,
1994, 1993, and 1992, respectively, with contractowner assets under management of $7,764,891,000, $4,704,044,000, $2,661,161,000, $1,437,554,000 and
$495,176,000 as of December 31, 1996, 1995, 1994, 1993 and 1992, respectively.

The above selected financial data should be read in conjunction with the financial statements and the notes thereto.

         Management's Discussion and Analysis of Financial Condition and Results of Operations

         Results of Operations: The Company's long term business plan was developed reflecting the current sales and marketing approach. Annuity sales increased 72%, 19% and 54% in 1996, 1995 and 1994, respectively. The Company continues to show significant growth in sales volume and increased market share within the variable annuity industry. This growth is a result of innovative product development activities, expansion of distribution channels and a focused effort on customer orientation.

The Company primarily offers and sells a wide range of deferred annuities through three focused marketing, sales and service teams, each of which specializes in addressing one of the Company's primary distribution channels:
(a) financial planning firms; (b) broker-dealers that generally are members of the New York Stock Exchange, including "wirehouse" and regional broker-dealer firms; and (c) broker-dealers affiliated with banks or which specialize in marketing to customers of banks. Starting in 1994, the Company expanded these teams, adding more field marketing and internal sales support personnel. The Company also offers a number of specialized products distributed by select, large distributors. In 1995 and 1996 the Company restructured its internal support operations to support the specialized marketing, sales and service needs of the primary distribution channels and of the select distributors of specialized products. There has been continued growth and success in expanding the number of selling agreements in the primary distribution channels. There has also been increased success in enhancing the relationships with the registered representative/insurance agents of all the selling firms.

Total assets grew 66%, 75% and 84% in 1996, 1995 and 1994, respectively. These increases were a direct result of the substantial sales volume increasing separate account assets and deferred acquisition costs. Liabilities grew 65%, 76%, and 87% in 1996, 1995 and 1994, respectively, as a result of the reserves required for the increased sales activity along with borrowing during 1996, 1995 and 1994. The borrowing is needed to fund the acquisition costs of the Company's variable annuity business.

The Company experienced a net gain after tax in 1996 and a net loss after tax in 1995 and 1994. The 1996 result was related to the strong sales volume, favorable market climate, expense savings relative to sales volume and recognition of certain tax benefits.

The 1995 result was related to higher than anticipated expense levels and additional reserving requirements on our market value adjusted annuities. The increase in expenses was primarily attributable to improving our service infrastructure and marketing related costs, which was in part responsible for this strong sales and financial performance in 1996.

The 1994 loss is a result of additional reserving of approximately $4.6 million to cover the minimum death benefit exposure in the Company's annuity contracts along with higher than expected general expenses relative to sales volume. The additional reserve may be required from time to time, within the variable annuity market place, and is a result of volatility in the financial markets as it relates to the underlying separate account investments.

Increasing volume of annuity sales results in higher assets under management. The fees realized on assets under management have resulted in annuity charges and fees increasing 80%, 57% and 111% in 1996, 1995 and 1994, respectively.

Net investment income decreased 1% in 1996 and increased 23% and 88% in 1995 and 1994 respectively. The level net investment income in 1996 is a result of the consistent investment holdings throughout most of the year. The increase in 1995 and 1994 was a result of a higher average level of Company bonds and short-term investments.

Fee income has increased 165%, 194% and 125% in 1996, 1995 and 1994, respectively, as a result of income from transfer agency type activities.

Annuity benefits represent payments on annuity contracts with mortality risks, this being the immediate annuity with life contingencies and supplementary contracts with life contingencies.

Increase/(decrease) in annuity policy reserves represents change in reserves for the immediate annuity with life contingencies, supplementary contracts with life contingencies and minimum death benefit. During 1995 the Company entered into an agreement to reinsure the guaranteed minimum death benefit exposure on most of the variable annuity contracts. The costs associated with reinsuring the minimum death benefit reserve approximates the change in the minimum death benefit reserve during 1996 and 1995, thereby having no significant effect on the statement of operations. The significant increase in 1994 reflects the required increase in the minimum death benefit reserve on variable annuity contracts. This increase covers the escalating death benefit in one of the Company's products which was further enhanced as a result of poor market conditions which resulted in lower returns in performance of the underlying mutual funds within the variable annuity contract.

Return credited to contractowners represents revenues on the variable and market value adjusted annuities offset by the benefit payments and change in reserves required on this business. Also included are the benefit payments and change in reserves on immediate annuity contracts without significant mortality risks. The 1996 return credited to contractowners in the amount of $0.7 million represents a favorable investment return on the market value adjusted contracts relating to the benefits and required reserves, offset by the effect of bond market fluctuations on December 31, 1996 in the amount of $1.8 million. While the assets relating to the market value adjusted contracts reflect the market interest rate fluctuations which occurred on December 31, 1996, the liabilities are based on the interest rates set for new contracts which are generally based on the prior day's interest rates. During the first week of January 1997 interest rates were established for new contracts, thereby bringing the liabilities relating to the market value adjusted contracts in line with the related assets.

In 1995, the Company earned a lower than anticipated separate account investment return on the market value adjusted contracts in support of the benefits and required reserves. In addition, the 1995 result includes an increase in the required reserves associated with this product. The result for 1994 was better than anticipated due to separate account investment return on the market value adjusted contracts being in excess of the benefits and required reserves.

Underwriting, acquisition and other insurance expenses for 1996 is made up of $133.9 million of commissions and $19.8 million of general expenses offset by the net capitalization of deferred acquisition costs totaling $153.9 million. This compares to the same period last year of $62.8 million of commissions and $42.2 million of general expenses offset by the net capitalization of deferred acquisition costs totaling $69.2 million.

Underwriting, acquisition and other insurance expenses in 1994 were made up of $46.2 million of commissions and $26.2 million of general expenses offset by the net capitalization of deferred acquisition costs totaling $53.7 million.

Interest expense increased $4.3 million, $2.9 million and $3.4 million in 1996, 1995 and 1994, respectively, as a result of Surplus Notes totaling $213 million, $103 million and $69 million, at December 31, 1996, 1995 and 1994, respectively.

Income tax reflected a benefit of $4,038,357 for the year ended December 31, 1996, compared with expense of $397,360 and $247,429 for the years ended December 31, 1995 and 1994, respectively. The 1996 benefit is related to management's release of the deferred tax valuation allowance of $9,324,853 established at December 31, 1995. Management believes that based on the taxable income produced in the current year and the continued growth in annuity products, the Company will produce sufficient taxable income in the future to realize its deferred tax assets. Income tax expense in 1995 and 1994 relates principally to increases in the deferred tax valuation allowance of $1,680,339 and $365,288 for the years ended December 31, 1995 and 1994, respectively, as well as the Company being in an Alternative Minimum Tax position for both years.

         Liquidity and Capital Resources: The liquidity requirement of ASLAC was met by cash from insurance operations, investment activities and borrowings from its parent.

As previously stated, the Company had significant growth during 1996. The sales volume of $2.795 billion was primarily (approximately 96%) variable annuities which carry a contingent deferred sales charge. This type of product causes a temporary cash strain in that 100% of the proceeds are invested in separate accounts supporting the product leaving a cash (but not capital) strain caused by the acquisition cost for the new business. This cash strain required the Company to look beyond the insurance operations and investments of the Company. During 1996, the Company borrowed an additional $110 million from its parent in the form of Surplus Notes and extended its reinsurance agreements (which were initiated in 1993, 1994 and 1995). The reinsurance agreements are modified coinsurance arrangements where the reinsurer shares in the experience of a specific book of business. The income and expense items presented above are net of reinsurance.

In addition, on December 17, 1996 the company sold to its Parent, effective September 1, 1996, certain rights to receive future fees and charges expected to be realized on the variable portion of a designated block of deferred annuity contracts issued during the period January 1, 1994 through June 30, 1996. In connection with this transaction the Parent issued collateralized notes through a trust in a private placement which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the Purchase Agreement, the rights sold provide for the Parent to receive 80% of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally, 6.5 years). The company did not sell the right to receive future fees and charges after the expiration of the surrender charge period.

The proceeds from the sale have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The present value at September 1, 1996 (discounted at 7.5%) of future fees and charges expected to be realized on the designated contracts was $50,221,438.

The Company expects to use borrowing, reinsurance and the sale of future fee revenues to fund the cash strain anticipated from the acquisition costs on the coming years' sales volume.

The tremendous growth of this young organization has depended on capital support from its parent. On December 19, 1996, the company received $39 million from its parent to support the capital needs of its anticipated 1997 growth in business.

As of December 31, 1996 and December 31, 1995, shareholder's equity was $126,345,031 and $59,713,000 respectively, which includes the carrying value of state insurance licenses in the amount of $4,712,500 and $4,862,500, respectively.

ASLAC has long term surplus notes with its parent and a short term borrowing with an affiliate. No dividends have been paid to its parent company.

         Segment Information: As of the date of this Prospectus, we offered only variable and fixed deferred annuities and immediate annuities.

         Reinsurance: The Company cedes reinsurance under modified co-insurance arrangements. The reinsurance arrangements provides additional capacity for growth in supporting the cash flow strain from the Company's variable annuity business. The reinsurance is effected under quota share contracts.

The Company reinsures certain mortality risks. These risks result from the guaranteed minimum death benefit feature in the variable annuity products.

The effect of the reinsurance agreements on the Company's operations was to reduce annuity charges and fee income, death benefit expense and policy reserves.

Such ceded reinsurance does not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreements.

         Future Fees Payable to Parent: On December 17, 1996 the Company sold to its Parent, effective September 1, 1996, certain rights to receive future fees and charges expected to be realized on the variable portion of a designated block of deferred annuity contracts issued during the period January 1, 1994 through June 30, 1996. In connection with this transaction, the Parent issued collateralized notes in a private placement which are secured by the rights to receive future fees and charges purchased from the Company.

Under the terms of the Purchase Agreement, the rights sold provide for the Parent to receive 80% of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally, 6.5 years). The Company did not sell the right to receive future fees and charges after the expiration of the surrender charge period.

The proceeds from the sale have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The present value at September 1, 1996 (discounted at 7.5%), of future fees and charges expected to be realized on the designated contracts was $50,221,438. Payments representing fees and charges realized during the period September 1, 1996 through December 31, 1996 in the aggregate amount of $3,109,502, were made by the Company to the Parent. Interest expense of $42,260 has been included in the statement of operations.

         Surplus Notes: The Company has issued surplus notes to its Parent in exchange for cash. Surplus notes outstanding as of December 31, 1996 were as follows:

              Issue
                                                                  Interest
                                                Amount
              Date                                                 Rate

             December 29, 1993               $  20,000,000         6.84%
             February 18, 1994                  10,000,000         7.28%
             March 28, 1994                     10,000,000         7.90%
             September 30, 1994                 15,000,000         9.13%
             December 28, 1994                  14,000,000         9.78%
             December 19, 1995                  10,000,000         7.52%
             December 20, 1995                  15,000,000         7.49%
             December 22, 1995                   9,000,000         7.47%
             June 28, 1996                      40,000,000         8.41%
             December 30, 1996                  70,000,000         8.03%
                                          ----  ----------

             Total                            $213,000,000

Payment of interest and repayment of principal for these notes is subject to certain conditions and requires approval by the Insurance Commissioner of the State of Connecticut.

Interest expense on surplus notes was $10,087,347, $5,789,893 and $3,016,905 for the years ended December 31, 1996, 1995 and 1994, respectively. Interest approved and paid during 1996 was $6,438,867. Interest accrued at December 31, 1996 amounted to $3,648,480, of which $2,080,680 has been approved and paid in 1997. The remaining $1,567,800 was not approved for payment. The 1995 and 1994 amounts were approved at December 31, 1995 with stipulation that they be funded through a capital contribution from the parent.

         Reserves: We are obligated to carry on our statutory books, as liabilities, actuarial reserves to meet our obligations on outstanding annuity or life insurance contracts. This is required by the life insurance laws and regulations in the jurisdictions in which we do business. Such reserves are based on mortality and/or morbidity tables in general use in the United States. In general, reserves are computed amounts that, with additions from premiums to be received, and with interest on such reserves compounded at certain assumed rates, are expected to be sufficient to meet our policy obligations at their maturities if death occurs in accordance with the mortality tables employed. In the accompanying Financial Statements these reserves for policy obligations are determined in accordance with generally accepted accounting principles and are included in the liabilities of our separate accounts and the general account liabilities for future benefits of annuity or life insurance contracts we issue.

         Competition: We are engaged in a business that is highly competitive due to the large number of insurance companies and other entities competing in the marketing and sale of insurance products. There are approximately 2300 stock, mutual and other types of insurers in the life insurance business in the United States.

         Employees: As of December 31, 1996, we had 310 direct salaried employees. An affiliate, American Skandia Information Services and Technology Corporation, which provides services almost exclusively to us, had 54 direct salaried employees.

         Regulation: We are organized as a Connecticut stock life insurance company, and are subject to Connecticut law governing insurance companies. We are regulated and supervised by the Connecticut Commissioner of Insurance. By March 1 of every year, we must prepare and file an annual statement, in a form prescribed by the Connecticut Insurance Department, which covers our operations for the preceding calendar year, and must prepare and file our statement of financial condition as of December 31 of such year. The Commissioner and his or her agents have the right at all times to review or examine our books and assets. A full examination of our operations will be conducted periodically according to the rules and practices of the National Association of Insurance Commissioners ("NAIC"). We are subject to the insurance laws and various federal and state securities laws and regulations and to regulatory agencies, such as the Securities and Exchange Commission (the "SEC") and the Connecticut Banking Department, which administer those laws and regulations.

We can be assessed up to prescribed limits for policyholder losses incurred by insolvent insurers under the insurance guaranty fund laws of most states. We cannot predict or estimate the amount any such future assessments we may have to pay. However, the insurance guaranty laws of most states provide for deferring payment or exempting a company from paying such an assessment if it would threaten such insurer's financial strength.

Several states, including Connecticut, regulate insurers and their affiliates under insurance holding company laws and regulations. This applies to us and our affiliates. Under such laws, inter-company transactions, such as dividend payments to parent companies and transfers of assets, may be subject to prior notice and approval, depending on factors such as the size of the transaction in relation to the financial position of the companies.

Currently, the federal government does not directly regulate the business of insurance. However, federal legislative, regulatory and judicial decisions and initiatives often have significant effects on our business. Types of changes that are most likely to affect our business include changes to: (a) the taxation of life insurance companies; (b) the tax treatment of insurance products; (c) the securities laws, particularly as they relate to insurance and annuity products; (d) the "business of insurance" exemption from many of the provisions of the anti-trust laws; (e) the barriers preventing most banks from selling or underwriting insurance: and (f) any initiatives directed toward improving the solvency of insurance companies. We would also be affected by federal initiatives that have impact on the ownership of or investment in United States companies by foreign companies or investors.


Executive Officers and Directors:

Our executive officers, directors and certain significant employees, their ages, positions with us and principal occupations are indicated below. The immediately preceding work experience is provided for officers that have not been employed by us or an affiliate for at least five years as of the date of this Prospectus.


Name/                                                         Position with American Skandia
Age                                                           Life Assurance Corporation                        Principal Occupation

Gordon C. Boronow*                                            President                                                President and
44                                                            and Chief                                     Chief Operating Officer:
                                                              Operating Officer,                               American Skandia Life
                                                              Director (since July, 1991)                      Assurance Corporation

Nancy F. Brunetti                                             Senior Vice President,                Senior Vice President, Customer
35                                                            Customer Service and                  Service and Business Operations:
                                                              Business Operations                              American Skandia Life
                                                              Director (since February, 1996)                  Assurance Corporation

Ms.  Brunetti  joined us in 1992.  She  previously  held the  position of Senior
Business Analyst at Monarch Life Insurance Company.

Malcolm M. Campbell                                           Director (since April, 1991)                   Director of Operations,
41                                                                                                           Assurance and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Jan R. Carendi*                                               Chief Executive                           Executive Vice President and
52                                                            Officer and                      Member of Corporate Management Group:
                                                              Chairman of the                         Skandia Insurance Company Ltd.
                                                              Board of Directors
                                                              Director (since May, 1988)

Cindy C. Ciccarello                                           Vice President,                                        Vice President,
38                                                            Customer Service                                     Customer Service:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Ms.  Ciccarello joined us in 1997. She previously held the position of Assistant
Vice  President  at Phoenix  Duff & Phelps  from 1996 to 1997 and  positions  of
Director and Operations Manager at Phoenix Equity Planning Corporation from 1989 to 1996.

Lincoln R. Collins                                            Senior Vice President,                         Senior Vice President,
36                                                            Product Management                                 Product Management:
                                                              Director (since February, 1996)                  American Skandia Life
                                                                                                               Assurance Corporation

William F. Cordner, Jr.                                       Vice President,                                        Vice President,
50                                                            Customer Focus Teams                             Customer Focus Teams:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Cordner joined us in 1996. He previously held the position of Vice President at United Healthcare from 1993 to 1996 and Vice President at The Travelers
Insurance Company from 1990 to 1993.

Henrik Danckwardt                                             Director (since July, 1991)                        Director of Finance
43                                                                                                               and Administration,
                                                                                                             Assurance and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

Wade A. Dokken                                                Director (since July, 1991)                                  Director:
37                                                            and Employee                                     American Skandia Life
                                                                                                              Assurance Corporation;
                                                                                                  President, Chief Operating Officer
                                                                                                        and Chief Marketing Officer:
                                                                                            American Skandia Marketing, Incorporated

Teresa Grove                                                  Vice President,                                        Vice President,
41                                                            Customer Service                                     Customer Service:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Ms. Grove joined us in 1996. She previously held positions of Operations Manager at Twentieth Century/Benham from January, 1992 to September, 1996 and Operations
Manager at Lateef Management Association from January, 1989 to June, 1991.


Brian L. Hirst                                                Vice President,                                        Vice President,
49                                                            Corporate Actuary                                   Corporate Actuary:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Hirst joined us in 1996. He previously held the positions of Vice President from 1993 to 1996 and Second Vice President from 1987 to 1992 at Allmerica
Financial.

N. David Kuperstock                                           Vice President,                                        Vice President,
45                                                            Product Development                               Product Development:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Thomas M. Mazzaferro                                          Executive Vice President and              Executive Vice President and
44                                                            Chief Financial Officer,                      Chief Financial Officer:
                                                              Director (since October, 1994)                   American Skandia Life
                                                                                                               Assurance Corporation

Gunnar J. Moberg                                              Director (since November, 1994)        Director - Marketing and Sales,
42                                                                                                          Assurances and Financial
                                                                                                                  Services Division:
                                                                                                      Skandia Insurance Company Ltd.

David R. Monroe                                               Vice President and                                  Vice President and
35                                                            Controller                                                 Controller:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Monroe joined us in 1996. He  previously  held  positions of Assistant  Vice
President and Director at Allmerica  Financial from August,  1994 to July,  1996 and Senior Manager at KPMG Peat Marwick from July, 1983 to July, 1994.

Polly Rae                                                     Vice President,                                        Vice President,
34                                                            Service Development                               Service Development:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Rodney D. Runestad                                            Vice President                                         Vice President:
47                                                                                                             American Skandia Life
                                                                                                               Assurance Corporation

Anders O. Soderstrom                                          Director (since October, 1994)                           President and
37                                                                                                          Chief Operating Officer:
                                                                                                        American Skandia Information
                                                                                                 Services and Technology Corporation

Amanda C. Sutyak                                              Executive Vice President                      Executive Vice President
39                                                            and Deputy Chief                                      and Deputy Chief
                                                              Operating Officer,                                  Operating Officer:
                                                              Director (since July, 1991)                      American Skandia Life
                                                                                                               Assurance Corporation

C. Ake Svensson                                               Treasurer,                                   Vice President, Treasurer
46                                                            Director (since December, 1994)              and Corporate Controller:
                                                                                                         American Skandia Investment
                                                                                                                 Holding Corporation

Mr.  Svensson  joined us in 1994. He previously held the position of Senior Vice
President with Nordenbanken.

Bayard F. Tracy                                               Director (since October, 1994)                   Senior Vice President
49                                                                                                       and National Sales Manager:
                                                                                                                    American Skandia
                                                                                                             Marketing, Incorporated

Jeffrey M. Ulness                                             Vice President,                                        Vice President,
36                                                            Product Management                                 Product Management:
                                                                                                               American Skandia Life
                                                                                                               Assurance Corporation

Mr. Ulness  joined us in 1994.  He  previously  held the positions of Counsel at
North American  Security Life Insurance  Company from March,  1991 to July, 1994 and Associate at LeBoeuf,  Lamb, Leiby,  Green and MacRae from January,  1990 to
March 1991.
--------
* Trustees of American  Skandia  Trust,  one of the  underlying  mutual funds in which the Sub-accounts offered pursuant to this Prospectus invest.


CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION: The following are the contents of the Statement of Additional Information:


         (1) General Information Regarding American Skandia Life Assurance Corporation

         (2) Principal Underwriter

         (3) Calculation of Performance Data

         (4) Unit Price Determinations

         (5) Calculating the Market Value Adjustment

         (6) Independent Auditors

         (7) Legal Experts

         (8) Appendix A - Financial Statements for Separate Account B (Class 3 Sub-accounts)

FINANCIAL STATEMENTS: The consolidated financial statements which follow in Appendix A are those of American Skandia Life Assurance Corporation as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996. Financial statements for the Class 3 Sub-accounts of Separate Account B are found in the Statement of Additional Information.

                                   APPENDIXES


                  APPENDIX A FINANCIAL STATEMENTS FOR AMERICAN
                       SKANDIA LIFE ASSURANCE CORPORATION




         APPENDIX B SHORT DESCRIPTIONS OF THE UNDERLYING MUTUAL FUNDS'
                  PORTFOLIO INVESTMENT OBJECTIVES AND POLICIES

                                   APPENDIX A

      FINANCIAL STATEMENTS FOR AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Shareholder of
     American Skandia Life Assurance Corporation
Shelton, Connecticut


We have audited the accompanying consolidated statements of financial condition of American Skandia Life Assurance Corporation and subsidiary (a wholly-owned subsidiary of Skandia Insurance Company Ltd.) as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of American Skandia Life Assurance Corporation and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche, LLP
New York, New York


March 10, 1997

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
          (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                            AS OF DECEMBER 31,
                                                                         1996                  1995

ASSETS

Investments:
   Fixed maturities - at amortized cost                         $     10,090,369      $     10,112,705
   Fixed maturities - at market value                                 87,369,724                     0
   Investment in mutual funds - at market value                        2,637,731             1,728,875
   Short-term investments - at amortized cost                         18,100,000            15,700,000

Total investments                                                    118,197,824            27,541,580

Cash and cash equivalents                                             14,199,412            13,146,384
Accrued investment income                                              1,958,546               194,074
Fixed assets                                                             229,780                82,434
Deferred acquisition costs                                           438,640,918           270,222,383
Reinsurance receivable                                                 2,167,818             1,988,042
Receivable from affiliates                                               691,532               860,991
Income tax receivable - current                                                0               563,850
Income tax receivable - deferred                                      17,217,582                     0
State insurance licenses                                               4,712,500             4,862,500
Other assets                                                           2,207,171             1,589,006
Separate account assets                                            7,734,439,793         4,699,961,646

                    Total Assets                                $  8,334,662,876      $  5,021,012,890

LIABILITIES AND SHAREHOLDER'S EQUITY

LIABILITIES:
Reserve for future contractowner benefits                       $     36,245,936      $     30,493,018
Annuity policy reserves                                               21,238,749            19,386,490
Income tax payable                                                     1,124,151                     0
Accounts payable and accrued expenses                                 65,198,965            32,816,517
Payable to affiliates                                                    685,724               314,699
Future fees payable to parent                                         47,111,936                     0
Payable to reinsurer                                                  79,000,262            64,995,470
Short-term borrowing-affiliate                                        10,000,000            10,000,000
Surplus notes                                                        213,000,000           103,000,000
Deferred contract charges                                                272,329               332,050
Separate account liabilities                                       7,734,439,793         4,699,961,646

                  Total Liabilities                                8,208,317,845         4,961,299,890

SHAREHOLDER'S EQUITY:
Common stock, $80 par, 25,000 shares
  authorized, issued and outstanding                                   2,000,000             2,000,000
Additional paid-in capital                                           122,250,117            81,874,666
Unrealized investment gains and losses, net                             (319,631)              111,359
Foreign currency translation, net                                       (263,706)             (328,252)
Retained earnings (deficit)                                            2,678,251           (23,944,773)

                   Total Shareholder's Equity                        126,345,031            59,713,000

                   Total Liabilities and Shareholder's Equity   $  8,334,662,876      $  5,021,012,890

                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
          (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                                        1996                1995               1994
                                                                    ------------       ------------       ------------

REVENUES:
Annuity charges and fees                                           $  69,779,522      $  38,837,358      $  24,779,785
Fee income                                                            16,419,690          6,205,719          2,111,801
Net investment income                                                  1,585,819          1,600,674          1,300,217
Annuity premium income                                                   125,000                  0             70,000
Net realized capital gains/(losses)                                      134,463             36,774             (1,942)
Other                                                                     34,154             64,882             24,550
                                                                    ------------       ------------       ------------
     Total Revenues                                                   88,078,648         46,745,407         28,284,411
                                                                    ------------       ------------       ------------

BENEFITS AND EXPENSES:
Benefits:
  Annuity benefits                                                       613,594            555,421            369,652
  Increase/(decrease) in annuity policy reserves                         634,540         (6,778,756)         5,766,003
  Cost of minimum death benefit reinsurance                            2,866,835          2,056,606                  0
  Return credited to contractowners                                      672,635         10,612,858           (516,730)
                                                                    ------------       ------------       ------------
                                                                       4,787,604          6,446,129          5,618,925
                                                                    ------------       ------------       ------------
Expenses:
  Underwriting, acquisition and other insurance expenses              49,765,661         35,820,524         18,792,720
  Amortization of state insurance licenses                               150,000            150,000            150,000
  Interest expense                                                    10,790,716          6,499,414          3,615,845
                                                                    ------------       ------------       ------------

                                                                      60,706,377         42,469,938         22,558,565
                                                                    ------------       ------------       ------------

     Total Benefits and Expenses                                      65,493,981         48,916,067         28,177,490
                                                                    ------------       ------------       ------------

Income (loss) from operations before federal income taxes             22,584,667         (2,170,660)           106,921

     Income tax (benefit) expense                                     (4,038,357)           397,360            247,429
                                                                    ------------       ------------       ------------

Net income (loss)                                                  $  26,623,024       $ (2,568,020)      $   (140,508)
                                                                    ============        ===========        ===========


                 See notes to consolidated financial statements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
          (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY




                                                                             FOR THE YEAR ENDED DECEMBER 31,
                                                                         1996               1995               1994

Common stock, balance at beginning and end of year                  $  2,000,000       $  2,000,000       $  2,000,000
                                                                     -----------        -----------        -----------

Additional paid-in capital:
  Balance at beginning of year                                        81,874,666         71,623,932         71,623,932
  Additional contributions                                            40,375,451         10,250,734                  0
                                                                     -----------        -----------        -----------

  Balance at end of year                                             122,250,117         81,874,666         71,623,932
                                                                     -----------        -----------        -----------

Unrealized investment gains and losses:
  Balance at beginning of year                                           111,359            (41,655)                 0
  Change in unrealized investment gains and losses, net                 (430,990)           153,014            (41,655)
                                                                     -----------        -----------        -----------

  Balance at end of year                                                (319,631)           111,359            (41,655)

Foreign currency translation:
  Balance at beginning of year                                          (328,252)                 0                  0
  Change in foreign currency translation, net                             64,546           (328,252)                 0
                                                                     -----------        -----------        -----------

  Balance at end of year                                                (263,706)          (328,252)                 0
                                                                     -----------        -----------        -----------

Retained earnings (deficit):
  Balance at beginning of year                                       (23,944,773)       (21,376,753)       (21,236,245)
  Net income (loss)                                                   26,623,024         (2,568,020)          (140,508)
                                                                     -----------        -----------        -----------

  Balance at end of year                                               2,678,251        (23,944,773)       (21,376,753)
                                                                     -----------        -----------        -----------


      TOTAL SHAREHOLDER'S EQUITY                                   $ 126,345,031      $  59,713,000      $  52,205,524
                                                                    ============       ============       ============


                 See notes to consolidated financial statements.


                                            AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                                           (a wholly-owned subsidiary of Skandia Insurance Company Ltd.)

                                                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                                                1996                  1995                 1994
                                                                           ---------------       ---------------     ---------------
CASH FLOW FROM OPERATING ACTIVITIES:

  Net income (loss)                                                        $    26,623,024       $   (2,568,020)     $     (140,508)
  Adjustments to reconcile net income (loss) to net cash used in operating activities:
       Increase/decrease) in annuity policy reserves                             1,852,259           (4,667,765)          6,004,603
       Increase/(decrease) in policy contract claims
      Amortization of bond discount                                                 27,340               23,449              21,964
      Amortization of state insurance licenses                                     150,000              150,000             150,000
      Change in due to/from affiliates                                             540,484             (347,884)            256,779
      Change in income tax payable/receivable                                    1,688,001             (600,849)             36,999
      Increase in other assets                                                    (765,511)            (409,927)           (742,041)
      Increase in accrued investment income                                     (1,764,472)             (20,420)            (44,847)
      Increase in reinsurance receivable                                          (179,776)          (1,988,042)                  0
      Increase in accounts payables and accrued expenses                        32,382,448            1,063,137          13,396,502
      Increase in deferred acquisition costs                                  (168,418,535)         (96,212,774)        (83,986,073)
      Decrease in deferred contract charges                                        (59,721)            (117,654)            (71,117)
      Increase in foreign currency translation, net                                (77,450)            (328,252)                  0
      Deferred income taxes                                                    (16,903,477)                   0                   0
      Realized (gain)/loss on sale of investments                                 (134,463)             (36,774)              1,942
                                                                             -------------        --------------       -------------

  Net cash used in operating activities                                       (125,039,849)        (106,061,775)        (65,115,797)
                                                                             -------------        -------------        -------------

CASH FLOW FROM INVESTING ACTIVITIES:

  Purchase of fixed maturities                                                 (96,812,903)            (614,289)         (1,989,120)
  Proceeds from sales and maturities of available-for-sale fixed maturities      8,732,390                    0                   0
  Proceeds from maturities of held-to-maturity fixed maturities                    215,000              100,000           2,010,000
  Purchase of shares in mutual funds                                            (2,160,347)          (1,566,194)           (922,822)
  Proceeds from sale of shares in mutual funds                                   1,273,640              867,744              38,588
  Net sale (purchase) of short-term investments                                 (2,400,000)           8,300,000          (4,600,000)
  Investments in separate accounts                                          (2,789,361,685)      (1,609,415,439)     (1,365,775,177)
                                                                             -------------        -------------       -------------

  Net cash used in investing activities                                     (2,880,513,905)      (1,602,328,178)     (1,371,238,531)
                                                                             -------------        -------------       -------------

CASH FLOW FROM FINANCING ACTIVITIES:

   Capital contributions from parent                                            40,375,451           10,250,734                   0
   Surplus notes                                                               110,000,000           34,000,000          49,000,000
   Increase in future fees payable to parent                                    47,111,936                    0                   0
   Short-term borrowing
   Increase in payable to reinsurer                                             14,004,792           24,890,064          28,555,190
   Proceeds from annuity sales                                               2,795,114,603        1,628,486,076       1,372,873,747
                                                                             -------------        -------------       -------------

  Net cash provided by financing activities                                  3,006,606,782        1,697,626,874       1,450,428,937
                                                                             -------------        -------------       -------------

Net increase/(decrease) in cash and cash equivalents                             1,053,028          (10,763,079)         14,074,609

Cash and cash equivalents at beginning of year                                  13,146,384           23,909,463           9,834,854
                                                                             -------------        -------------       -------------

Cash and cash equivalents at end of year                                   $    14,199,412       $   13,146,384      $   23,909,463
                                                                             =============        =============       =============

SUPPLEMENTAL CASH FLOW DISCLOSURE:
Income taxes paid                                                          $    11,177,120       $      995,496      $      161,398
                                                                             =============        =============       =============

Interest paid                                                              $     7,094,767       $      540,319      $      557,639
                                                                             =============        =============       =============


                                                      See notes to consolidated financial statements.


                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

                   Notes to Consolidated Financial Statements




1.       BUSINESS OPERATIONS

         American Skandia Life Assurance Corporation (the "Company") is a wholly-owned subsidiary of American Skandia Investment Holding Corporation (the "Parent"), which in turn is a wholly-owned subsidiary of Skandia Insurance Company Ltd., a Swedish corporation.

         The Company develops annuity products and issues its products through its affiliated broker/dealer company, American Skandia Marketing, Incorporated. The Company currently issues variable, fixed, market value adjusted and immediate annuities.

         The Company's consolidated financial statements include the accounts of Skandia Vida, S.A. de C.V. ("Skandia Vida"), a life insurance company domiciled in Mexico, which was formed in 1995 by the ultimate parent Skandia Insurance Company Ltd. The Company has a 99.9% ownership interest in Skandia Vida, which is a start up company with expectations of selling long term savings products within Mexico.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         A.       Basis of Reporting

                  The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles. Intercompany transactions and balances have been eliminated in consolidation.

         B.       Investments

                  The Company has classified its fixed maturity investments as either held-to-maturity or available-for-sale. Investments classified as held-to-maturity are investments that the Company has the ability and intent to hold to maturity. Such investments are carried at amortized cost. Those investments which are classified as available-for-sale are carried at market value and changes in unrealized gains and losses are reported as a component of shareholder's equity.

                  The Company has classified its mutual fund investments as available-for-sale. Such investments are carried at market value and changes in unrealized gains and losses are reported as a component of shareholder's equity.

                  Short-term investments are reported at cost which approximates market value.

                  Realized gains and losses on disposal of investments are determined by the specific identification method and are included in revenues.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)



         C.       Cash Equivalents

                  The  Company   considers   all  highly  liquid  time  deposits
                  purchased with a maturity of three months or less to be cash equivalents.

         D.       State Insurance Licenses

                  Licenses to do business in all states have been capitalized and reflected at the purchase price of $6 million less accumulated amortization. The cost of the licenses is being amortized over 40 years.

         E.       Fixed Assets

                  Fixed Assets consisting of furniture, equipment and leasehold improvements are carried at cost and depreciated on a straight line basis over a period of three to five years. Accumulated depreciation amounted to $32,641 and $3,749 at December 31, 1996 and 1995, respectively. Depreciation expense for the years ended December 31, 1996 and 1995 was $28,892 and $3,749 respectively.

         F.       Recognition of Revenue and Contract Benefits

                  Annuity contracts without significant mortality risk, as defined by Financial Accounting Standard No. 97, are classified as investment contracts (variable, market value adjusted and certain immediate annuities) and those with mortality risk (immediate annuities) as insurance products. The policy of revenue and contract benefit recognition is described below.

                  Revenues for variable annuity contracts consist of charges against contractowner account values for mortality and expense risks and administration fees and an annual maintenance fee per contract. Benefit reserves for variable annuity contracts represent the account value of the contracts and are included in the separate account liabilities.

                  Revenues for market value adjusted annuity contracts consist of separate account investment income reduced by benefit payments and change in reserves in support of contractowner obligations, all of which is included in return credited to contractowners. Benefit reserves for these contracts represent the account value of the contracts, and are included in the general account liability for future contractowner benefits to the extent in excess of the separate account liabilities.

                  Revenues for immediate annuity contracts without life contingencies consist of net investment income. Revenues for immediate annuity contracts with life contingencies consist of single premium payments recognized as annuity considerations when received. Benefit reserves for these contracts are based on the Society of Actuaries 1983 Table-a with assumed interest rates that vary by issue year. Assumed interest rates ranged from 6.5% to 8.25% at both December 31, 1996 and 1995.

                  Annuity   sales  were   $2,795,114,000,   $1,628,486,000   and
                  $1,372,874,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Annuity contract assets under management were $7,764,891,000, $4,704,044,000 and $2,661,161,000 at
                  December 31, 1996, 1995 and 1994, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)




         G.       Deferred Acquisition Costs

                  The costs of acquiring new business, which vary with and are primarily related to the production of new business, are being deferred and amortized in relation to the present value of estimated gross profits. These costs include commissions, cost of contract issuance, and certain selling expenses that vary with production. Details of the deferred acquisition costs for the years ended December 31 follow:


                                                                 1996                   1995                 1994
                                                                 ----                   ----                 ----

                  Balance at beginning of year               $270,222,383          $174,009,609         $ 90,023,536

                  Acquisition costs deferred
                  during the year                             190,995,588           106,063,698           85,801,180

                  Acquisition costs amortized
                  during the year                              22,577,053             9,850,924            1,815,107
                                                             ------------          ------------         ------------

                  Balance at end of year                     $438,640,918          $270,222,383         $174,009,609
                                                             ============          ============         ============


         H.       Deferred Contract Charges

                  Certain contracts are assessed a front-end fee at the time of issue. These fees are deferred and recognized in income in relation to the present value of estimated gross profits of the related contracts. Details of the deferred contract charges for the years ended December 31 follow:

                                                                 1996                   1995                  1994
                                                                 ----                   ----                 ----

                  Balance at beginning of year                 $332,050               $449,704             $520,821

                  Contract charges deferred
                  during the year                                42,740                 21,513               87,114

                  Contract charges amortized
                  during the year                               102,461                139,167              158,231
                                                               --------               --------             --------

                  Balance at end of year                       $272,329               $332,050             $449,704
                                                               ========               ========             ========


                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


         I.       Separate Accounts

                  Assets and liabilities in Separate Account are shown as separate captions in the consolidated statement of financial condition. Separate Account assets consist of long-term bonds, investments in mutual funds and short-term securities, all of which are carried at market value.

                  Included in Separate Account liabilities is $644,233,883 and $586,233,752 at December 31, 1996 and 1995, respectively, relating to annuity contracts for which the contractholder is guaranteed a fixed rate of return. Separate Account assets of $644,233,883 and $588,835,051 at December 31, 1996 and 1995,
                  respectively, consisting of long term bonds, short term securities, transfers due from general account and cash are in support of these annuity contracts, as pursuant to state regulation.

         J.       Income taxes

                  The Company is included in the consolidated federal income tax return with all Skandia Insurance Company Ltd. subsidiaries in the U.S. The federal and state income tax provision is computed on a separate return basis as adjusted for consolidated items such as net operating losses which are utilized in the consolidated federal income tax return in accordance with the provisions of the Internal Revenue Code, as amended. Prior to 1995, the Company filed a separate income tax return.

         K.       Translation of Foreign Currency

                  The financial position and results of operations of the Company's foreign operations are measured using local currency as the functional currency. Assets and liabilities of the operations are translated at the exchange rate in effect at each year-end. Statements of operations and shareholder's equity accounts are translated at the average rate prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in shareholder's equity.

         L.       Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates and assumptions are related to deferred acquisition costs and involve policy lapses, investment return and maintenance expenses. Actual results could differ from those estimates.

         M.       Reinsurance

                  The Company cedes reinsurance under modified co-insurance arrangements. The reinsurance arrangements provides additional capacity for growth in supporting the cash flow strain from the Company's variable annuity business. The reinsurance is effected under quota share contracts.

                  The Company reinsures certain mortality risks. These risks result from the guaranteed minimum death benefit feature in the variable annuity products.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)




3.       INVESTMENTS

         The amortized cost, gross unrealized gains (losses) and estimated market value of available-for-sale and held-to-maturity fixed maturities and equity securities by category as of December 31, 1996 and 1995 are shown below. All securities held at December 31, 1996 are publicly traded.

         Investments in fixed maturities as of December 31, 1996 consist of the following:

                                                            Held-to-Maturity

                                                                Gross               Gross
                                       Amortized             Unrealized          Unrealized            Market
                                         Cost                   Gains              Losses               Value

         U.S. Government
         Obligations                  $ 4,299,803             $88,268             $22,937           $ 4,365,134

         Obligations of
         State and Political
         Subdivisions                     250,119                 229                   0               250,348

         Corporate
         Securities                     5,540,447                   0              62,660             5,477,787
                                      -----------             -------             -------           -----------

         Totals                       $10,090,369             $88,497             $85,597           $10,093,269
                                      ===========             =======             =======           ===========


                                                    Available-for-Sale

                                           Gross               Gross
                                         Amortized           Unrealized          Unrealized           Market
                                           Cost                 Gains              Losses              Value
         U.S. Government
         Obligations                    $14,508,780                  0           $ 79,745           $14,429,035

         Obligations of
         State and Political
         Subdivisions                       202,516                 26                  0               202,542

         Other Government
         Obligations                      5,047,790                  0              7,440             5,040,350

         Corporate
         Securities                      68,101,413             83,312            486,928            67,697,797
                                        -----------            -------           --------           -----------

         Totals                         $87,860,499            $83,338           $574,113           $87,369,724
                                        ===========            =======           ========           ===========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)



         The amortized cost and market value of fixed maturities, by contractual maturity, at December 31, 1996 are shown below.

                                                        Held-to-Maturity                  Available-for-Sale

                                                    Amortized          Market          Amortized          Market
                                                      Cost              Value            Cost              Value

         Due in one year or less                   $   697,626       $   699,861      $ 5,047,790       $ 5,040,350

         Due after one through five years            9,138,036         9,143,290       29,864,609        29,756,002

         Due after five through ten years              254,707           250,118       52,948,100        52,573,372
                                                   -----------       -----------      -----------       -----------

                          Total                    $10,090,369       $10,093,269      $87,860,499       $87,369,724
                                                   ===========       ===========      ===========       ===========


         Investments in fixed maturities as of December 31, 1995 consist of the following:

                                              Held-to-Maturity

                                                               Gross               Gross
                                       Amortized            Unrealized          Unrealized               Market
                                         Cost                  Gains              Losses                  Value

         U.S. Government
         Obligations                   $ 4,304,731             $183,201           $1,778              $  4,486,154

         Obligations of
         State and Political
         Subdivisions                      256,095                    0            3,165                   252,930

         Corporate
         Securities                      5,551,879               13,252              346                 5,564,785
                                       -----------             --------           ------               -----------

         Totals                        $10,112,705             $196,453           $5,289               $10,303,869
                                       ===========             ========           ======               ===========


         Proceeds from sales and maturities of fixed maturity investments during
         1996,  1995  and  1994,  were  $8,947,390,   $100,000  and  $2,010,000,
         respectively.

         There were no gross gains and losses realized during the years ended December 31, 1996, 1995 and 1994.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)



         The  cost,   gross  unrealized  gains  (losses)  and  market  value  of investments in mutual funds at December 31, 1996 and 1995 are shown below:


                                                            Gross                Gross
                                                         Unrealized           Unrealized           Market
                                       Cost                 Gains               Losses              Value

         1996                        $2,638,695            $ 59,278             $60,242           $2,637,731
                                     ==========            ========             =======           ==========

         1995                        $1,617,516            $111,686             $   327           $1,728,875
                                     ==========            ========             =======           ==========


         Proceeds from sales of investments in mutual funds during 1996, 1995 and 1994 were $1,273,640, $867,744 and $38,588, respectively.


         Mutual fund gross realized gains and losses were as follows:


                                        Gross               Gross
                                        Gains              Losses

         1996                          $139,814            $ 5,351
                                       ========            =======

         1995                          $ 65,236            $28,462
                                       ========            =======

         1994                          $    510            $ 2,452
                                       ========            =======


4.       NET INVESTMENT INCOME

         Additional information with respect to net investment income for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                                           1996                  1995                 1994
                                                           ----                  ----                 ----

         Fixed maturities                              $  836,591            $  629,743           $  616,987
         Mutual funds                                     143,737                59,895               12,049
         Short-term investments                            92,987               256,351              142,421
         Cash and cash equivalents                        591,666               730,581              633,298
         Interest on policy loans                           5,274                 4,025                1,275
                                                       ----------            ----------           ----------

         Total investment income                        1,670,255             1,680,595            1,406,030

         Investment expenses                               84,436                79,921              105,813
                                                       ----------            ----------           ----------

         Net investment income                         $1,585,819            $1,600,674           $1,300,217
                                                       ==========            ==========           ==========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)

5.       INCOME TAXES

         The significant components of income tax expense are as follows:

                                                                   1996                1995                1994
                                                                   ----                ----                ----

         Current tax expense                                   $12,865,120            $397,360            $247,429

         Deferred tax (benefit) expense                        (16,903,477)                  0                   0
                                                              -------------           --------            --------

         Total income tax (benefit) expense                   ($ 4,038,357)           $397,360            $247,429
                                                              =============           ========            ========


         Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company's deferred tax balance as of December 31, 1996 and 1995, are as follows:

                                                                        1996                       1995
                                                                        ----                       ----
         Deferred Tax (Liabilities):
             Deferred acquisition costs                            ($103,072,477)               ($57,399,960)
             Payable to reinsurer                                    (23,025,326)                (19,802,861)
             Policy Fees                                                (491,640)                   (308,304)
             Unrealized investment gains                                       0                     (38,976)
                                                                    ------------                 -----------

             Total                                                  (126,589,443)                (77,550,101)
                                                                    ------------                 -----------

         Deferred Tax Assets:
             Net separate account liabilities                        121,092,798                  72,024,094
             Reserve for future contractowner benefits                12,686,078                  10,672,556
             Other reserve differences                                 4,527,886                   1,492,044
             Deferred compensation                                     4,392,526                   2,169,060
             Surplus notes blocked interest                              548,730                           0
             Unrealized investment losses                                172,109                           0
             Foreign exchange translation                                141,996                     114,888
             Deferred contract charge                                     95,315                     116,218
             AMT credit carryforward                                           0                     286,094
             Other                                                       149,587                           0
                                                                    ------------                 -----------

             Total                                                   143,807,025                  86,874,954
                                                                    ------------                 -----------


             Net before valuation allowance                           17,217,582                   9,324,853

             Valuation allowance                                               0                  (9,324,853)
                                                                    ------------                 -----------

             Net deferred tax balance                               $ 17,217,582                 $         0
                                                                    ============                 ===========

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)



         Management believes that based on the taxable income produced in the current year and the continued growth in annuity products, the Company will produce sufficient taxable income in the furture to realize its deferred tax assets. As such, the Company released the deferred tax valuation allowance of $9,324,853 established as of December 31, 1995.

         The income tax expense was different from the amount computed by applying the federal statutory tax rate of 35% to pre-tax income from continuing operations as follows:

                                                                  1996                1995                 1994
                                                                  ----                ----                 ----

         Income (loss) before taxes                           $22,584,667         ($2,170,660)           $106,921
             Income tax rate                                           35%                 35%                 35%
                                                              -----------          -----------           ---------

         Tax expense at federal
             statutory income tax rate                          7,904,633            (759,731)              37,422

         Tax effect of:

             Change in valuation allowance                     (9,324,853)          1,680,339              365,288

             Dividend received deduction                       (2,266,051)           (477,139)                   0

             Other                                               (352,086)            (46,109)            (155,281)
                                                              -----------          ----------             --------

         Income tax (benefit) expense                        ($ 4,038,357)         $  397,360             $247,429
                                                              ============         ==========             ========


6.       RELATED PARTY TRANSACTIONS

         Certain operating costs (including personnel, rental of office space, furniture, and equipment) have been charged to the Company at cost by American Skandia Information Services and Technology Corporation, an affiliated company; and likewise, the Company has charged operating costs to American Skandia Investment Services, Incorporated, an affiliated company. Operating costs for these items was $11,581,114, $12,687,337 and $8,524,840 for the years ended December 31, 1996, 1995 and 1994, respectively. Income received for these items was $1,148,364, $396,573 and $248,799 for the years ended December 31, 1996, 1995 and 1994, respectively. Amounts receivable from affiliates under this arrangement were $548,792 and $857,156 as of December 31, 1996 and 1995, respectively. Amounts payable to affiliates under this arrangement were $619,089 and $304,525 as of December 31, 1996 and 1995, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)



7.       FUTURE FEES PAYABLE TO PARENT

         On December 17, 1996 the Company sold to its Parent, effective September 1, 1996, certain rights to receive future fees and charges expected to be realized on the variable portion of a designated block of deferred annuity contracts issued during the period January 1, 1994 through June 30, 1996. In connection with this transaction, the Parent issued collateralized notes in a private placement which are secured by the rights to receive future fees and charges purchased from the Company.

         Under the terms of the Purchase Agreement, the rights sold provide for the Parent to receive 80% of future mortality and expense charges and contingent deferred sales charges, after reinsurance, expected to be realized over the remaining surrender charge period of the designated contracts (generally, 6.5 years). The Company did not sell the right to receive future fees and charges after the expiration of the surrender charge period.

         The proceeds from the sale have been recorded as a liability and are being amortized over the remaining surrender charge period of the designated contracts using the interest method. The present value at September 1, 1996 (discounted at 7.5%), of future fees and charges expected to be realized on the designated contracts was $50,221,438. Payments representing fees and charges realized during the period September 1, 1996 through December 31, 1996 in the aggregate amount of $3,109,502, were made by the Company to the Parent. Interest expense of $42,260 has been included in the statement of operations.

         Expected payments of future fees payable to Parent are as follows:

                        Year Ending
                        December 31,                         Amount

                           1997                            $ 9,308,527
                           1998                              9,782,558
                           1999                             10,002,274
                           2000                             10,061,058
                           2001                              6,412,114
                           2002                              1,392,003
                           2003                                153,402
                                                           -----------

                          Total                            $47,111,936


         The Commissioner of the State of Connecticut has approved the sale of future fees and charges; however, in the event that the Company becomes subject to an order of liquidation or rehabilitation, the Commissioner has the ability to stop the payments due to the Parent under the Purchase Agreement, subject to certain terms and conditions.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)



8.       LEASES

         The Company leases office space under a lease agreement established in 1989 with American Skandia Information Services and Technology Corporation. The lease expense for 1996, 1995 and 1994 was $1,583,391, $1,218,806 and $961,080, respectively. Future minimum lease payments per year and in aggregate as of December 31, 1996 are as follows:

                      1997                                      1,413,180
                      1998                                      1,571,400
                      1999                                      1,571,400
                      2000                                      1,740,750
                      2001 and thereafter                       6,527,813
                                                              -----------

                      Total                                   $12,824,543


9.       RESTRICTED ASSETS

         In order to comply with certain state insurance departments' requirements, the Company maintains cash, bonds and notes on deposit with various states. The carrying value of these deposits amounted to $3,766,564 and $3,267,357 as of December 31, 1996, and 1995,
         respectively. These deposits are required to be maintained for the protection of contractowners within the individual states.


10.      RETAINED EARNINGS AND DIVIDEND RESTRICTIONS

         Statutory basis shareholder's equity was $275,835,076, $132,493,899 and $95,001,971 at December 31, 1996, 1995 and 1994, respectively.

         The statutory basis net loss was $5,405,179,  $7,183,003 and $9,789,297 for the years ended December 31, 1996, 1995 and 1994, respectively.

         Under state insurance laws, the maximum amount of dividends that can be paid shareholders without prior approval of the state insurance departments is subject to restrictions relating to statutory surplus and net gain from operations. At December 31, 1996, no amounts may be distributed without prior approval.


11.      EMPLOYEE BENEFITS

         In 1989, the Company established a 401(k) plan for which substantially all employees are eligible. Company contributions to this plan on behalf of the participants were $850,111, $627,161 and $431,559 for the years ended December 31, 1996, 1995 and 1994, respectively.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)




         The Company and it's affiliate cooperatively have a long-term incentive plan where units are awarded to executive officers and other personnel. The program consists of multiple plans. A new plan is instituted each year. Generally, participants must remain employed by the Company or its affiliates at the time such units are payable in order to receive any payments under the plan. The accrued liability representing the value of these units is $9,212,369 and $4,600,831 as of December 31, 1996 and 1995, respectively. Payments under this plan were $601,603 for the year ended December 31, 1996.

         In 1994, the Company established a deferred compensation plan which is available to the internal field marketing staff and certain officers. Company contributions to this plan on behalf of the participants were $244,601 in 1996 and $139,209 in 1995.


12.      REINSURANCE

         The effect of the reinsurance agreements on the Company's operations was to reduce annuity charges and fee income, death benefit expense and policy reserves. The effect of reinsurance for the years ended December 31, 1996, 1995 and 1994 are as follows:


                                                        1996
                           ------------------------------------------------------------------
                                Annuity            Change in Annuity         Return Credited
                           Charges and Fees         Policy Reserves         to Contractowners

         Gross                $87,369,693              $814,306                  $779,070
         Ceded                 17,590,171               179,766                   106,435
                              -----------              --------                  --------
         Net                  $69,779,522              $634,540                  $672,635
                              ===========              ========                  ========


                                                          1995                                                   1994
                           ------------------------------------------------------------------              ----------------
                                Annuity            Change in Annuity         Return Credited                    Annuity
                           Charges and Fees         Policy Reserves         to Contractowners              Charges and Fees

         Gross                $50,334,280            ($4,790,714)              $10,945,831                    $30,116,166
         Ceded                 11,496,922              1,988,042                   332,973                      5,336,381
                              -----------             ----------               -----------                    -----------
         Net                  $38,837,358            ($6,778,756)              $10,612,858                    $24,779,785
                              ===========             ===========              ===========                    ===========


         Such ceded reinsurance does not relieve the Company from its obligations to policyholders. The Company remains liable to its policyholders for the portion reinsured to the extent that any reinsurer does not meet the obligations assumed under the reinsurance agreements.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)


13.      SURPLUS NOTES

         The Company has issued surplus notes to its Parent in exchange for cash. Surplus notes outstanding as of December 31, 1996 were as follows:

                   Issue                                         Interest
                   Date                           Amount           Rate

             December 29, 1993               $  20,000,000         6.84%
             February 18, 1994                  10,000,000         7.28%
             March 28, 1994                     10,000,000         7.90%
             September 30, 1994                 15,000,000         9.13%
             December 28, 1994                  14,000,000         9.78%
             December 19, 1995                  10,000,000         7.52%
             December 20, 1995                  15,000,000         7.49%
             December 22, 1995                   9,000,000         7.47%
             June 28, 1996                      40,000,000         8.41%
             December 30, 1996                  70,000,000         8.03%
                                              ------------

             Total                            $213,000,000


         Payment of interest and repayment of principal for these notes is subject to certain conditions and requires approval by the Insurance Commissioner of the State of Connecticut.

         Interest expense on surplus notes was $10,087,347, $5,789,893 and $3,016,905 for the years ended December 31, 1996, 1995 and 1994, respectively. Interest approved and paid during 1996 was $6,438,867. Interest accrued at December 31, 1996 amounted to $3,648,480, of which $2,080,680 has been approved and paid in 1997. The remaining $1,567,800 was not approved for payment. The 1995 and 1994 amounts were approved at December 31, 1995 with stipulation that they be funded through a capital contribution from the parent.


14.      SHORT-TERM BORROWING

         During 1993, the Company received a $10 million loan from Skandia AB, a Swedish affiliate. Upon renewal during 1995 the loan became payable to the Parent rather than Skandia AB. The loan matures on March 10, 1997 and bears interest at 6.46%. The total interest expense to the Company was $642,886, $709,521 and $569,618 and for the years ended December 31, 1996, 1995 and 1994, respectively, of which $206,361 and $219,375 was payable as of December 31, 1996 and 1995, respectively.


15.      CONTRACT WITHDRAWAL PROVISIONS

         Approximately 98% of the Company's separate account liabilities are subject to discretionary withdrawal with market value adjustment by contractholders. Separate account assets which are carried at market value are adequate to pay such withdrawals which are generally subject to surrender charges ranging from 8.5% to 1% for contracts held less than 8 years.

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION
                          (a wholly-owned subsidiary of
                         Skandia Insurance Company Ltd.)

             Notes to Consolidated Financial Statements (continued)



16.      QUARTERLY FINANCIAL DATA (UNAUDITED)

         The  following  table  summarizes   information  with  respect  to  the
         operations of the Company on a quarterly basis:

                                                                            Three Months Ended
                1996                                  March 31            June 30          September 30       December 31
                ----                                 -----------        -----------        ------------       -----------

         Premiums and other insurance
            revenues                                 $16,605,765        $20,452,733         $22,366,166       $26,933,702
         Net investment income                           455,022            282,926             270,092           577,779
         Net realized capital gains                       92,072             13,106               5,606            23,679
                                                     -----------        -----------         -----------       -----------
         Total revenues                              $17,152,859        $20,748,765         $22,641,864       $27,535,160
                                                     ===========        ===========         ===========       ===========

         Benefits and expenses                       $12,725,411        $ 9,429,735         $17,007,137       $25,191,857
                                                     ===========        ===========         ===========       ===========

         Net income                                  $ 2,658,941        $ 7,695,490         $ 2,538,513       $14,470,976
                                                     ===========        ===========        ============       ===========


                                                                              Three Months Ended
                1995                                  March 31            June 30          September 30       December 31
                ----                                -----------         -----------        ------------       -----------

         Premiums and other insurance
            revenues                                $ 8,891,903         $10,066,478         $11,960,530       $14,189,048
         Net investment income                          551,690             434,273             293,335           321,376
         Net realized capital gains (losses)            (16,082)               (370)             44,644             8,582
                                                    -----------         -----------         -----------       -----------
         Total revenues                             $ 9,427,511         $10,500,381         $12,298,509       $14,519,006
                                                    ===========         ===========         ===========       ===========

         Benefits and expenses                      $11,438,798         $ 9,968,595         $11,600,587       $15,908,087
                                                    ===========         ===========         ===========       ===========

         Net income (loss)                         ($ 2,026,688)        $   531,486         $   678,312      ($ 1,751,130)
                                                    ===========         ===========         ===========       ===========


                                                                              Three Months Ended
                1994                                  March 31            June 30          September 30       December 31
                ----                                -----------         -----------        ------------       -----------

         Premiums and other insurance
            revenues                                $ 5,594,065         $ 6,348,777         $ 7,411,686       $ 7,631,608
         Net investment income                          252,914             336,149             264,605           446,549
         Net realized capital gains (losses)                  0             (30,829)             25,914             2,973
                                                    -----------         -----------         -----------       -----------
         Total revenues                             $ 5,846,979         $ 6,654,097         $ 7,702,205       $ 8,081,130
                                                    ===========         ===========         ===========       ===========

         Benefits and expenses                      $ 5,701,460         $ 7,883,829         $ 8,157,535       $ 6,434,666
                                                    ===========         ===========         ===========       ===========

         Net income (loss)                          $   104,636        ($ 1,257,768)       ($   503,793)      $ 1,516,417
                                                    ===========         ===========         ===========       ===========

         As described in Note 5, the valuation allowance relating to deferred income taxes was released during the three months ended December 31, 1996.


                                  APPENDIX B

                            SHORT DESCRIPTIONS OF THE
      UNDERLYING MUTUAL FUNDS' PORTFOLIO INVESTMENT OBJECTIVES AND POLICIES

The investment objectives for the portfolio of each underlying mutual fund are in bold face. Please refer to the prospectuses of each underlying mutual fund for more complete details and risk factors applicable to certain portfolios.

                                 Galaxy VIP Fund

GAL Money Market Fund: The Money Market Fund's investment objective is to seek as high a level of current income as is consistent with liquidity and stability of principal. The Fund seeks to achieve its objective by investing in "money market" instruments that are determined by the investment adviser to present minimal credit risk and meet certain rating criteria. Instruments that may be purchased by the Money Market Fund include obligations of domestic and foreign banks (including negotiable certificates of deposit, non-negotiable time deposits, savings deposits, and bankers' acceptances); commercial paper (including variable and floating rate notes); obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and repurchase agreements issued by financial institutions such as banks and broker/dealers. These instruments have remaining maturities of thirteen months or less (except for certain variable and floating rate notes and securities underlying certain repurchase agreements).

In accordance with a rule promulgated by the Securities and Exchange Commission, the Money Market Fund will purchase only those instruments which meet the applicable quality requirements described below. The Money Market Fund will not purchase a security (other than a U.S. Government security) unless the security or the issuer with respect to comparable securities (i) is rated by at least two nationally recognized statistical rating organizations ("Rating Organizations") (such as S&P, Moody's or Fitch Investor Services, L.P.) in the highest category for short-term debt securities, (ii) is rated by the only Rating Organization that has issued a rating with respect to such security or issuer in such Rating Organization's highest category for short-term debt, or (iii) if not rated, the security is determined to be of comparable quality. These rating categories are determined without regard to sub-categories and gradations. The investment adviser will follow applicable regulations in determining whether a security rated by more than one Rating Agency can be treated as being in the highest short-term rating category. Determinations of comparable quality will be made in accordance with procedures established by the Board of Trustees. Generally, if a security has not been rated by a Rating Agency, the Fund may acquire the security if the investment adviser determines that the security is of comparable quality to securities that have received the requisite ratings. The investment adviser also considers other relevant information in its evaluation of unrated short-term securities.

The Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less in an effort to maintain a stable net asset value per share of $1.00. The value of the Fund's portfolio securities will generally vary inversely with changes in prevailing interest rates.

GAL Equity Fund: The Equity Fund's investment objective is to seek long-term growth by investing in companies that the Fund's investment adviser believes have above-average earnings potential. The Fund seeks to achieve its investment objective by investing, under normal market and economic conditions, at least 75% of its total assets in a broadly diversified portfolio of equity securities such as common stock, preferred stock, common stock warrants and securities convertible into common stock of companies that the investment adviser believes will increase future earnings to a level above the average earnings of similar issuers. Such companies often retain their earnings to finance current and future growth and, for this reason, generally pay little or no dividends. Equity securities in which the Fund invests are selected based on analyses of trends in industries and companies, earning power, growth features, quality and depth of management, marketing and manufacturing skills, financial conditions and other investment criteria. By investing in convertible securities, the Fund will seek the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock into which the securities are convertible.

All debt obligations, including convertible bonds, purchased by the Fund will be rated at the time of purchase in one of the four highest rating categories by S&P (AAA, AA, A and BBB) or Moody's (Aaa, Aa, A and Baa) or, if not rated, will be determined to be of an equivalent quality by the investment adviser. Debt securities rated BBB by S&P or Baa by Moody's are generally considered to be investment grade securities although they may have speculative characteristics and changes in economic conditions or circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher grade debt obligations.

The Equity Fund may invest up to 20% of its total assets indirectly in foreign securities through the purchase of American Depository Receipts("ADRs") and European Depository Receipts ("EDRs"). In addition, the Fund may invest in securities issued by foreign branches of U.S. banks and foreign banks, Canadian commercial paper and Canadian securities listed on a national securities exchange, and Europaper (U.S. dollar-denominated commercial paper of foreign issuers). The Fund may also write covered call options.

As a temporary defensive measure, the Fund may invest without limitation in cash, "money market" instruments and obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities at such times and in such proportions as, in the opinion of the investment adviser, prevailing market or economic conditions warrant.

GAL Asset Allocation Fund: The investment objective of the Asset Allocation Fund is to seek a high total return by providing both a current level of income that is greater than that provided by the popular stock market averages as well as long-term growth in the value of the Fund's assets. The investment adviser interprets the objective to refer to the Dow Jones Industrial Averages (of 30 companies listed on the New York Stock Exchange) and the S&P 500. Due to the Fund's expenses, net income distributed to shareholders may be less than that of these averages. The Fund seeks to achieve its investment objective and at the same time reduce volatility by allocating its assets among short-term obligations, common stock, preferred stock and bonds. The proportion of the Fund's assets invested in each type of security will vary from time to time as a result of the investment adviser's interpretation of economic and market conditions. However, at least 25% of the Fund's total assets will at all times be invested in fixed-income senior securities, including debt securities and preferred stock. In selecting common stock for purchase by the Fund, the investment adviser will analyze the potential for changes in earnings and dividends for a foreseeable period. Debt securities purchased by the Fund will be rated at the time of purchase in one of the four highest rating categories by S&P (AAA, AA, A and BBB) or Moody's (Aaa, Aa, A and Baa) (or which, if unrated, are determined by the investment adviser to be of comparable quality).

The Asset Allocation Fund may also invest up to 20% of its total assets in foreign securities. Such foreign investments may be made directly, by purchasing securities issued or guaranteed by foreign corporations, banks, or governments or their political subdivisions or instrumentalities, or by supranational banks or other organizations, or indirectly by purchasing ADRs and EDRs. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction and development and international banking institutions and related governmental agencies. Examples of these include the International Bank for Reconstruction and Development ("World Bank"), the Asia Development Bank and the Inter American Development Bank. Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that those commitments will be undertaken or met in the future. The Fund may write covered call options, purchase asset-backed securities and mortgage-backed securities and enter into foreign currency exchange transactions.

As a temporary defensive measure, the Fund may invest without limitation in cash, "money market" instruments and obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities at such times and in such proportions as, in the opinion of the investment adviser, prevailing market and economic conditions warrant.

Investments in foreign securities involve higher costs for the Fund than investments in U.S. securities, including higher transaction costs as well as the imposition in some cases of additional taxes by foreign governments. For example, fixed commissions on foreign stock exchanges are generally higher than the negotiated commissions on U.S. exchanges and the Fund may be subject in some cases to withholding and/or transfer taxes. In addition, foreign investments may include additional risks associated with currency exchange rates, less complete financial information about the issuers, less market liquidity, and political instability. Future political and economic developments, the possible imposition of withholding taxes on interest income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls, or the adoption of other governmental restrictions, might adversely affect the payment of principal and interest on foreign obligations.

Although the Asset Allocation Fund may invest in securities denominated in foreign currencies, the Fund values its securities and other assets in U.S. dollars. As a result, the net asset value of the Fund's shares may fluctuate with U.S. dollar exchange rates as well as with price changes of the Fund's securities in the various local markets and currencies. Thus, an increase in the value of the U.S. dollar compared to the currencies in which the Fund makes its investments could reduce the effect of increases and magnify the effect of decreases in the price of the Fund's securities in their local markets. Conversely, a decrease in the value of the U.S. dollar will have the opposite effect of magnifying the effect of increases and reducing the effect of decreases in the prices of the Fund's securities in their local markets. In addition to favorable and unfavorable currency exchange-rate developments, the Fund is subject to the possible imposition of exchange control regulations or freezes on convertibility of currency.

GAL High Quality Bond Fund: The High Quality Bond Fund's investment objective is to seek a high level of current income consistent with prudent risk of capital. The Fund invests its assets in corporate debt obligations such as bonds, debentures, obligations convertible into common stock, "money market" instruments such as bank obligations and commercial paper, in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and in asset-backed and mortgage-backed securities.

Under normal market and economic conditions, the Fund will invest at least 80% of its assets in high quality debt obligations that are rated, at the time of purchase, within the three highest rating categories assigned by S&P (AAA and AA) or Moody's (Aaa and Aa) (or which, if unrated, are determined by the investment adviser to be of comparable quality) and in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and other "money market" instruments. Unrated securities will be determined to be of comparable quality to high quality debt obligations if, among other things, other outstanding obligations of the issuers of such securities are rated better. When, in the opinion of the investment adviser, a defensive investment posture is warranted, the Fund may invest temporarily and without limitation in high quality, short-term "money market" instruments.

The Fund may also invest from time to time, in obligations issued by state and local governmental issuers ("municipal securities"). The purchase of municipal securities may be advantageous when, as a result of prevailing economic, regulatory or other circumstances, the performance of such securities, on a pretax bases, is comparable to that of corporate or U.S. debt obligations. The High Quality Bond Fund may enter into interest rate futures contracts to hedge against changes in market values of fixed-income instruments that the Fund holds or intends to purchase. At least 65% of the Fund's total assets will be invested in non-convertible bonds. Any common stock received through the conversion of convertible debt obligations will be sold in an orderly manner as soon as possible. In addition, the Fund may acquire high quality obligations issued by Canadian Provincial Governments which are similar to U.S. Municipal Securities except that the income derived therefrom is fully subject to U.S. Federal taxation. These instruments are denominated in either Canadian or U.S. dollars and have an established over-the-counter market in the United States. The Fund may also invest in debt obligations of supranational entities. See the GAL Asset Allocation Fund discussion above. The Fund may also invest in dollar-denominated high quality debt obligations of U.S.
corporations issued outside the United States.

The Fund seeks to provide a current yield greater than that generally available from a portfolio of high quality short-term obligations. The High Quality Bond Fund's average weighted maturity will vary from time to time depending on, among other things, current market and economic conditions and the comparative yields on instruments with different maturities. The Fund adjusts its average weighted maturity and its holdings of corporate and U.S. Government debt securities in a manner consistent with the investment adviser's assessment of prospective changes in interest rates. The success of this strategy depends upon the investment adviser's ability to predict changes in interest rates.

The value of the Fund's portfolio securities will generally vary inversely with changes in prevailing interest rates. The high quality credit criteria applied to the selection of portfolio securities are intended to reduce adverse price changes due to credit considerations.


                             American Skandia Trust

Founders Capital Appreciation Portfolio: The investment objective of Founders Capital Appreciation Portfolio is capital appreciation. The Portfolio will normally invest at least 65% of its total assets in common stocks of U.S. companies with market capitalizations of $1.5 billion or less. These stocks normally will be traded in the over-the-counter market. The Portfolio may engage in short-term trading and therefore normally will have annual portfolio turnover rates which are considered to be high. Investment in such companies may involve greater risk than is associated with more established companies. The Portfolio may invest in convertible securities, preferred stocks, bonds, debentures, and other corporate obligations, when these investments offer opportunities for capital appreciation.

INVESCO Equity Income Portfolio: The investment objective of the INVESCO Equity Income Portfolio is to seek high current income while following sound investment practices. Capital growth potential is an additional, but secondary, consideration in the selection of portfolio securities. The Portfolio seeks to achieve its objective by investing in securities which will provide a relatively high-yield and stable return and which, over a period of years, may also provide capital appreciation. The Portfolio normally will invest at least 65% of its assets in dividend-paying, marketable common stocks of domestic and foreign industrial issuers. The Portfolio also will invest in convertible bonds, preferred stocks and debt securities. The Portfolio may depart from the basic investment objective and assume a defensive position with a large portion of its assets temporarily invested in high quality corporate bonds, or notes and government issues, or held in cash. The Portfolio's investments in common stocks may decline in value. To minimize the risk this presents, the Portfolio only invests in dividend-paying common stocks of domestic and foreign industrial issuers which are marketable, and will not invest more than 5% of the Portfolio's assets in the securities of any one company or more than 25% of the Portfolio's assets in any one industry. There are no fixed-limitations regarding portfolio turnover. The rate of portfolio turnover may fluctuate as a result of constantly changing economic conditions and market circumstances. Securities initially satisfying the Portfolio's basic objectives and policies may be disposed of when they are no longer suitable. As a result, it is anticipated that the Portfolio's annual portfolio turnover rate may be higher than that of other investment companies seeking current income with capital growth as a secondary consideration.

T. Rowe Price International Equity Portfolio: The investment objective of the T. Rowe Price International Equity Portfolio is to seek a total return on its assets from long-term growth of capital and income, principally through investments in common stocks of established, non-U.S. companies. Investments may be made solely for capital appreciation or solely for income or any combination of both for the purpose of achieving a higher overall return. Total return consists of capital appreciation or depreciation, dividend income, and currency gains or losses. The Portfolio intends to diversify investments broadly among countries and to normally have at least three different countries represented in the Portfolio. The Portfolio may invest in countries of the Far East and Western Europe as well as South Africa, Australia, Canada and other areas (including developing countries). Under unusual circumstances, the Portfolio may invest substantially all of its assets in one or two countries. The Portfolio may also invest in a variety of other equity-related securities, such as preferred stocks, warrants, and convertible securities, as well as corporate and governmental debt securities, when considered consistent with the Portfolio's investment objective and program.

T. Rowe Price International Bond Portfolio: The investment objective of the T. Rowe Price International Bond Portfolio is to provide high current income and capital appreciation by investing in high-quality, non dollar-denominated government and corporate bonds outside the United States. The Portfolio is intended for long-term investors who can accept the risks associated with investing in international bonds. Total return consists of income after expenses,  bond  price  gains (or  losses)  in terms of the local  currency  and currency gains (or losses). The value of the Portfolio will fluctuate in response to various economic factors, the most important of which are fluctuations in foreign currency exchange rates and interest rates. Because the Portfolio's investments are primarily denominated in foreign currencies, exchange rates are likely to have a significant impact on total Portfolio performance. Investors should be aware that exchange rate movements can be significant and endure for long periods of time.

The Portfolio will invest at least 65% of its assets in high-quality, non dollar-denominated government and corporate bonds outside the United States. The Portfolio may also invest up to 20% of its assets in below investment-grade, high-risk bonds, including bonds in default or those with the lowest rating. Defaulted bonds are acquired only if the Sub-advisor foresees the potential for significant capital appreciation. Securities rated below investment-grade are commonly referred to as "junk bonds" and involve greater price volatility and higher degrees of speculation with respect to the payment of principal and interest than higher quality fixed-income securities.

The Portfolio may also invest more than 5% of its assets in the fixed-income securities of individual foreign governments. The Portfolio generally will not invest more than 5% of its assets in any individual corporate issuer. Since, as a nondiversified investment company, the Portfolio is permitted to invest a greater proportion of its assets in the securities of a smaller number of issuers, the Portfolio may be subject to greater credit risk with respect to its portfolio securities than an investment company that is more broadly diversified.

Because of the Portfolio's long-term investment objective, investors should not rely on an investment in the Portfolio for their short-term financial needs and should not view the Portfolio as a vehicle for playing short-term swings in the international bond and foreign exchange markets. Shares of the Portfolio alone should not be regarded as a complete investment program. Also, investors should be aware that investing in international bonds may involve a higher degree of risk than investing in U.S. bonds.

This prospectus contains a short description of the contents of the Statement of Additional Information. You have the right to receive from us such Statement of Additional Information. To do so, please complete the following, detach it and forward it to us at:

                   American Skandia Life Assurance Corporation
                   Attention: Galaxy Annuity Customer Service


                              For Written Requests:

                                  P.O. Box 883
                           Shelton, Connecticut 06484

                            For Electronic Requests:

                           customerservice@Skandia.com

                             For Requests by Phone:

                                1-(800)-752-6342


================================================================================
PLEASE SEND ME A STATEMENT OF ADDITIONAL INFORMATION THAT CONTAINS FURTHER DETAILS ABOUT THE AMERICAN SKANDIA ANNUITY DESCRIBED IN PROSPECTUS GA3-PROS (05/97).
================================================================================

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



ADDITIONAL   INFORMATION:   Inquiries   will  be   answered   by  calling   your
representative or by writing to:

                   AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

                                       at

                                  P.O. Box 883
                           Shelton, Connecticut 06484

                                       or

                           customerservice@Skandia.com


Issued by:                                                          Serviced by:

AMERICAN SKANDIA LIFE                                      AMERICAN SKANDIA LIFE
ASSURANCE CORPORATION                                      ASSURANCE CORPORATION
One Corporate Drive                                                 P.O. Box 883
Shelton, Connecticut 064                              Shelton, Connecticut 06484
Telephone: 1-800-444-397                              Telephone:  1-800-444-3970

http://www.AmericanSkandia.com                    http://www.AmericanSkandia.com

                                 Distributed by:

                    AMERICAN SKANDIA MARKETING, INCORPORATED
                               One Corporate Drive
                           Shelton, Connecticut 06484
                            Telephone: (203) 926-1888

                         http://www.AmericanSkandia.com